As filed with the Securities and Exchange Commission on April 25, 2012

Registration No. 333-175989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Dividend Capital Total Realty Trust Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Guy M. Arnold

President

Dividend Capital Total Realty Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED APRIL 25, 2012

$3,000,000,000 Maximum Offering of Class W, Class I and Class R Shares of Common Stock

$2,000 Minimum Purchase

Dividend Capital Total Realty Trust Inc. is an externally managed real estate investment trust, or REIT, that invests in a diverse portfolio of real properties and real estate-related debt and securities. We are managed by Dividend Capital Total Advisors LLC, or the “Advisor.” We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We are offering on a continuous basis up to $3,000,000,000 of shares of our common stock, consisting of up to $2,250,000,000 of shares in our primary offering and up to $750,000,000 of shares pursuant to our distribution reinvestment plan. We are offering to the public three new classes of shares of our common stock: Class W shares, Class I shares and Class R shares. The share classes have different selling commissions and ongoing fees and expenses. As of December 31, 2011, we had 182,331,424 shares of our unclassified common stock outstanding, which we refer to herein as “Class A” shares, held by a total of 32,424 stockholders, and no other classes of common stock outstanding.

We are offering to sell any combination of Class W, Class I and Class R shares with a dollar value up to the maximum offering amount. The per share purchase price will vary from day to day and will equal, for each class of common stock, our net asset value, or NAV, for such class, divided by the number of shares of that class outstanding as of the end of business each day after giving effect to any share purchases or redemptions to be effected on such day, plus, for Class W shares sold in the primary offering only, applicable selling commissions. We reserve the right to reallocate the offering amount between the primary offering and our distribution reinvestment plan. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. Shares will be issued in book-entry form only. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the “Dealer Manager,” an entity related to the Advisor and the underwriter of this offering, will use its best efforts but is not required to sell any specific amount of shares.

We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a limited share redemption program whereby stockholders may request that we redeem all or any portion of their shares. The redemption price per share for each class of common stock will be equal to the NAV per share for such class on the date of redemption. Subject to limited exceptions, Class W, Class I, or Class R shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

We expect to use the net proceeds of this offering primarily to invest in real properties and real estate-related debt and securities, to potentially pay down existing debt financings, to repurchase shares of our common stock under our share redemption program and for general corporate purposes. The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20. These risks include, among others:

•

There is no public trading market for shares of our common stock, and we do not expect that there will ever be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares.

•

With respect to each class of our common stock, our share redemption program generally imposes a quarterly cap on net redemptions of up to 5% of the NAV of such class as of the last day of the previous quarter. We may also amend, suspend or terminate our share redemption program at any time. As a result, our shares have only limited liquidity and may become illiquid.

•

A portion of the proceeds received in this offering of Class W, Class I and Class R shares is intended to be used to redeem Class A shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may reduce our liquidity and profitability.

•

The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Our NAV will not represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day.

•

Some of our executive officers and our Chairman of the Board and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our property manager and/or other entities related to the Advisor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees the Advisor will receive for services rendered to us will be based on our NAV, the procedures for which the Advisor will assist our board of directors in developing, overseeing, implementing and coordinating.

•	If we fail to maintain our status as a REIT, it would adversely affect our results of operations and our ability to make distributions to our stockholders.

•

The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. The use of these sources for distributions would decrease the amount of cash we have available for new investments, repayment of debt, share redemptions and other corporate purposes, and could reduce your overall return.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	Per Share(1)	Total Maximum Primary Offering(2)	Total Maximum Distribution Reinvestment Plan(2)	Total Maximum
Gross offering proceeds(3)		$2,250,000,000	$750,000,000	$3,000,000,000
Public offering price, Class W shares	$
Public offering price, Class I shares	$
Public offering price, Class R shares	$
Selling commissions(3)	$	$21,844,660	—	$21,844,660
Proceeds to us, before expenses	$	$2,228,155,340	$750,000,000	$2,978,155,340

(1)

The price per share presented is based on the NAV as of the last business day preceding the date of this prospectus. The actual per share offering price will vary from day to day and will equal, for each class of common stock, our net asset value, or NAV, for such class, divided by the number of shares of that class outstanding as of the end of business each day after giving effect to any share purchases or redemptions to be effected on such day, plus, for Class W shares sold in the primary offering only, applicable selling commissions. The actual per share selling commission for Class W shares, and the actual per share proceeds to us, will similarly vary from day to day. On each business day, our NAV per share for each class will be (1) posted on our website, www.totalrealtytrust.com, and (2) made available on our toll-free, automated telephone line,                     .

(2)	We reserve the right to reallocate the offering amount between the primary offering and our distribution reinvestment plan.
(3)

Table assumes that 1/3 of primary offering gross proceeds come from sales of Class W shares, 1/3 of primary offering gross proceeds come from sales of Class I shares and 1/3 of primary offering gross proceeds come from sales of Class R shares. We will pay selling commissions on Class W shares sold in the primary offering of up to 3.0% of the NAV per share, which may be higher or lower due to rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission percentage to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers. We will not pay selling commissions on Class I shares, Class R shares or on shares sold under our distribution reinvestment plan. We will pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class W shares and Class I shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class R shares for each day, and (3) for Class W shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class W shares for each day. We will continue paying such dealer manager fees and distribution fee with respect to shares sold in this offering until the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding. See “Plan of Distribution.” The Dealer Manager is an entity related to the Advisor. The Dealer Manager is not required to sell any specific number or dollar amount of shares of our common stock but will use its best efforts to sell the shares offered hereby in the primary offering.

Through this and potential subsequent offerings of Class W, Class I and Class R shares, we presently intend to conduct a continuous offering of Class W, Class I and Class R shares that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the Securities and Exchange Commission and applicable state laws. We presently intend but are under no obligation to file a new registration statement to register additional Class W, Class I and Class R shares of common stock with the Securities and Exchange Commission prior to the end of each three-year period following the commencement of this offering described in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, so that we may continuously offer shares of common stock over an unlimited time period. In certain states, the offering may continue for only one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

The date of this prospectus is                     , 2012.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below, for the suitability standards. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the applicable subscription agreement. Specimen copies of the subscription agreements, including instructions for completing it, are included in this prospectus as Appendix A.

•

Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Your check should be made payable, or wire transfer directed, to “Dividend Capital Total Realty Trust Inc.” and the completed subscription agreement, along with the check or wire transfer, should be delivered to Dividend Capital Total Realty Trust Inc., PO Box 219079, Kansas City, Missouri 64121-9079 or sent overnight to Dividend Capital Total Realty Trust Inc., c/o DST Systems, Inc., 430 West 7th Street, Suite 219079, Kansas City, Missouri 64105. After you have satisfied the applicable minimum purchase requirement of $2,000, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this final prospectus. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

i

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only for a person of adequate financial means, who desires a long-term investment and who will not need immediate liquidity from their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

The sponsor, the Dealer Manager and each participating broker dealer shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000.

The minimum purchase amount is $2,000, except as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

The minimum purchase for New York residents is $2,500, except for IRAs which must purchase a minimum of $2,000. The minimum purchase for North Dakota and Tennessee investors is also $2,500.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama—In addition to our suitability requirements, Alabama investors must represent that they have a liquid net worth of at least ten times their investment in us.

Kansas—In addition to our suitability requirements, the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts.

Kentucky—In addition to our suitability requirements, Kentucky investors may not invest more than 10% of their liquid net worth in this offering.

Maine—In addition to our suitability requirements, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Pennsylvania—In addition to our suitability requirements, Pennsylvania investors may not invest more than 10% of their net worth (exclusive of home, furnishings, and automobiles) in us.

Oregon— In addition to our suitability requirements, Oregon investors must have a net worth of at least 10 times their investment in us and other Dividend Capital real estate programs.

Tennessee—Tennessee investors must have either (i) a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $500,000 or (ii) a gross annual income of at least $100,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $100,000.

For the purposes of these suitability standards, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

The Massachusetts Securities Division recommends that Massachusetts investors note that our cash from operations has not been sufficient to fund all of our distributions, and that we have funded part of our distributions with borrowings.

In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

Determination of Suitability

In determining suitability, the sponsor, the Dealer Manager and participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the tax consequences of an investment in the shares; and

•	the background of the Advisor.

Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “Commission,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described below under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

On each business day, our NAV per share for each class will be (1) posted on our website, www.totalrealtytrust.com, and (2) made available on our toll-free, automated telephone line,             . In addition, on at least a monthly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the Commission on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the Commission, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the Commission reviews any such amendment, until it is declared effective, if at all.

Prior to the commencement of this offering, we intend to amend our share redemption program, distribution reinvestment plan, and agreements with the Advisor and its affiliates, such as our advisory agreement. In this preliminary prospectus, we describe our governing documents and the agreements with the Advisor and its affiliates as we expect them to be prior to the commencement of this offering.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included or incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate, capital and debt markets specifically;

•	business opportunities that may be presented to and pursued by us;

•	supply and demand for properties in our current and any proposed market areas;

•	tenant and mortgage loan delinquencies, defaults and tenant bankruptcies;

•	availability and creditworthiness of prospective tenants;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of debt and equity capital;

•	interest rates; and

•	changes to U.S. Generally Accepted Accounting Principles.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included or incorporated by reference in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section.

Dividend Capital Total Realty Trust Inc.

We invest in a diverse portfolio of real properties and real estate-related debt and securities. We primarily invest in real property, consisting of office, industrial, and retail, primarily located in the United States. We also may invest in multifamily, hospitality and other properties, primarily located in the United States. Additionally, we also have invested in real estate-related debt investments, including originating and participating in mortgage loans secured by real estate, junior portions of first mortgages on commercial properties (“B-notes”), mezzanine debt and other related investments and real estate-related securities, including commercial mortgage-backed securities (“CMBS”), commercial real estate collateralized debt obligations (“CRE-CDO”) and preferred equity securities. Although we may invest in certain real estate securities in the future, including debt and equity issued by public and private real estate companies, primarily to provide liquidity to our portfolio in support of our share redemption program, we do not presently intend to make any further investment in CMBS and CRE-CDO securities.

We were formed as a Maryland corporation on April 11, 2005. We commenced a “best efforts” initial public offering on January 27, 2006 for up to $2,000,000,000 in shares of our common stock. Following the termination of our initial public offering on January 21, 2008, we commenced a follow-on “best efforts” public offering of up to $2,000,000,000 in shares of our common stock. The follow-on public offering terminated on September 30, 2009. On October 23, 2009, we filed a registration statement for the sale of up to $237,500,000 in shares of our common stock pursuant to our distribution reinvestment plan. This distribution reinvestment plan offering is ongoing. As of December 31, 2011, we had 182,331,424 shares of our common stock outstanding held by a total of 32,424 stockholders. Although all of these shares are unclassified, we refer to these shares herein as “Class A” shares in order to more easily distinguish them from the Class W, Class I and Class R shares offered in this offering.

As of December 31, 2011, we owned a total of 96 operating real properties located in 30 geographic markets throughout the United States at a total gross investment amount1 of approximately $2.8 billion (before accumulated depreciation and amortization of approximately $361.4 million) comprising approximately 18.2 million net rentable square feet. As of December 31, 2011, we had debt related investments with a total net investment amount of approximately $92.2 million.

We believe we have operated in such a manner to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes, commencing with the taxable year ended December 31, 2006, when we first elected REIT status. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202 and our main telephone number is (303) 228-2200.

Class W, Class I and Class R Shares of Common Stock

In this offering, we are offering to the public three classes of shares of our common stock: Class W shares, Class I shares and Class R shares. The table below summarizes the fees payable to the Dealer Manager with respect to the Class W, Class I and Class R shares and does not include the other fees and expenses payable to the Advisor and its affiliates, some of which are allocable based on the respective NAV of our classes. The selling commission is a percentage of the NAV per Class W share and the dealer manager and distribution fees accrue daily in an amount equal to 1/365th of the percentage of our NAV per such share for such day set forth below on a continuous basis.

	Class W	Class I	Class R
Selling Commission	3.00%	None	None
Dealer Manager Fee	0.60%	0.60%	0.10%
Distribution Fee	0.50%	None	None

The fees listed above will be allocated on a class-specific basis and will differ for each class, even when the NAV of each class is the same. In addition, the performance component of the advisory fee will be allocated on a class-specific basis and will differ for each class, even when the NAV of each class is the same, because it is based on the performance of each specific class. As a result of the different ongoing fees and expenses allocable to each share class, each share class, including the Class A shares, may have a different NAV per share. This may also result in different amounts of distributions being paid with respect to each class of shares. If the NAV of our classes are different, then certain changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation—NAV and NAV Per Share Calculation” and “Description of Capital Stock—Distributions” for more information.

[1]	“Gross Investment Amount” as used here and throughout this document represents the investment amount reported for GAAP purposes before accumulated depreciation and amortization.

Our four classes of common stock also have different rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of Class A shares, Class W shares, Class I shares and Class R shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then holders of our Class A, Class W, Class I and Class R shares will be treated the same, with each such holder receiving the same per share distribution of any such excess.

Other than the differing allocable fees and expenses, the differing NAVs per share and the differing liquidation rights described above, Class A shares, Class W shares, Class I shares and Class R shares have identical rights and privileges, such as identical voting rights. See “Description of Capital Stock—Common Stock” for more details regarding our classes of common stock.

Net Asset Value Calculation and Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these procedures is to produce a NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. One fundamental element of the valuation process, the valuation of our real property portfolio, will be managed by Altus Group U.S., Inc., an independent valuation firm (“the Independent Valuation Firm”) approved by our board of directors, including a majority of our independent directors. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 60 offices in 14 countries worldwide, including Canada, the U.K., Australia, the United States and the Middle East. Altus Group is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or the Advisor.

The real property portfolio valuation, which is the largest, but not sole, component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. The foundation for this valuation will be periodic appraisals. Our consolidated real properties will be appraised approximately once every 12 calendar months, and in no event will more than 12 full calendar months pass between appraisals of our consolidated real properties. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. However, on a daily basis, the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value.

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

While the methodologies contained in the valuation procedures will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. We may suspend the offering and the redemption program if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets. See “Net Asset Value Calculation—Valuation Procedures” for more details regarding our valuation procedures.

NAV and NAV Per Share Calculation

We are offering to the public three classes of shares of our common stock, Class W shares, Class I shares and Class R shares. Our NAV will be calculated for each of these classes and our Class A shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading by a third-party firm (the “NAV Accountant”) approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace the NAV Accountant with another party, including our Advisor, if it is deemed appropriate to do so.

At the end of each such trading day, before taking into consideration additional issuances of shares of common stock, redemptions, accrued dividends or class-specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’ relative percentage of the previous aggregate NAV. Changes in our daily aggregate NAV will reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio and real estate related assets, and accruals for income and liabilities. Our most significant source of net income is property income. The property income will be calculated and accrued on the basis of (1) property level budgets which in turn are based on expected and actual realized income and expenses and (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, broker leasing fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when such events are recognized and the relevant information is available. For the first month following a property acquisition, we will calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. On an ongoing basis, the NAV Accountant, based on information provided by the Advisor, will adjust the accruals based on information derived from actual operating results. For the purpose of calculating our NAV, all organization and offering costs will be recognized as expenses when incurred.

The NAV Accountant will include the value of our liabilities as part of our NAV calculation. We expect that our liabilities will include, without limitation, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities.

Following the calculation and allocation of changes in aggregate NAV as described above, NAV for each class will be adjusted for additional issuances of shares of common stock, redemptions, accrued dividends and class-specific expense accruals, such as the distribution fee, dealer manager fee and all fees and expenses related to the management of our assets, to determine the current day’s NAV. Selling commissions, which are paid by purchasers of Class W shares in the primary offering at the time of purchase in addition to the NAV per Class W share, will have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’ NAV at the end of each trading day by the number of shares outstanding for that class on such day. See “Net Asset Value Calculation—NAV and NAV Per Share Calculation” for more details regarding our NAV per share calculations.

Estimated Use of Proceeds

After paying selling commissions and organization and offering expenses, and assuming that we sell the maximum offering, we estimate net proceeds from this offering in an amount equal to $2,961,330,740, or approximately 98.71% of the gross proceeds from this offering, to be available to us. We expect to use the net proceeds of this offering to invest in real properties and real estate-related debt and securities, to potentially reduce our leverage on our existing investments, to provide liquidity to our stockholders through our share redemption program and for general corporate purposes. We may also use the proceeds of this offering to fund stockholder distributions, although we do not currently intend to do so. The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time.

Investment Strategy and Objectives

The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of real estate-related investments. Real property investments have and will generally focus on real properties in multiple sectors and geographies primarily in the United States, consisting primarily of office, industrial, and retail, although we may also invest in multifamily, hospitality and other real property types. To provide diversification to our portfolio, we have and may continue to invest in real estate-related debt, which will generally include originating and participating in mortgage loans secured by real estate, mezzanine debt and other related investments. Any investments in real estate-related securities will generally focus on debt and equity issued by public and private real estate companies and certain other securities, with the primary goal of such investments being the preservation of liquidity in support of our share redemption program.

Our primary investment objectives include the following:

•	providing current income to our stockholders in the form of quarterly cash distributions;

•	preserving and protecting our stockholders’ capital investments;

•	achieving appreciation of our NAV; and

•	enabling stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.

There is no assurance that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

There is no public trading market for our shares of common stock. On a limited basis, you may be able to redeem shares through our share redemption program. In addition, we do not intend to pursue a “Liquidity Event” with respect to our Class W, Class I or Class R shares within any period of time. A “Liquidity Event” includes, but is not limited to, (a) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (b) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; or (c) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Although we will not be precluded from pursuing a Liquidity Event (or series thereof) if our board of directors determines that is in the best interest of our stockholders, we intend to operate as a perpetual-life REIT.

The Advisor will actively monitor and manage our portfolio to achieve diversification across multiple dimensions including (i) real property and real estate-related debt and securities, (ii) equity and debt capital structures, (iii) real estate property sectors, (iv) geographic markets and (v) tenant profiles. To the extent required by applicable law, our Advisor intends to engage BCG TRT Advisors LLC, an entity related to the Advisor and a registered investment advisor, or another registered investment advisor, to advise with respect to the acquisition, holding and disposition of our assets constituting securities. Over the long term, we intend to invest a significant majority of our total assets in real properties and the remainder of our total assets in real estate-related debt and securities.

Leverage

We intend to use financial leverage to provide additional funds to support our investment activities. As of December 31, 2011, our leverage ratio is approximately 49% of the gross book value of our assets (before accumulated depreciation and amortization), inclusive of property and entity-level debt. Our current leverage target is between 50-60%, however if we sell all of the shares offered in this offering, we may lower our targeted leverage ratio to be approximately 35-45% of the gross book value of our assets (before accumulated depreciation and amortization), inclusive of property and entity-level debt, by paying down existing debt and/or purchasing unlevered assets with the net proceeds raised in this offering. However, only a portion of the proceeds from this offering will be used to pay down existing debt and/or to purchase unlevered assets. If we fail to raise sufficient proceeds from this offering, such leverage ratio may not be achieved, and even if we sell all of the shares offered in this offering, we may not reduce our leverage to our targeted range. Although we will work to achieve the targeted leverage ratio over time, we may change our targeted leverage ratio from time to time. Even if we reach a targeted leverage ratio, we may vary from it from time to time, and there are no assurances that we will achieve the targeted range disclosed above or any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See “General Portfolio Diversification Objectives—Borrowing Policies” for more details regarding our borrowing policies.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including among others:

•	There is no public trading market for shares of our common stock, and it will therefore be difficult for you to sell your shares.

•	There are limits on the ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock.

•

Generally, our share redemption program imposes a quarterly cap on net redemptions of each share class equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. In addition, the vast majority of our assets will consist of properties that cannot generally be liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not have sufficient resources to satisfy redemption requests. Our board of directors has the right to modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid. See “Description of Capital Stock—Share Redemption Program” for more information.

•

A portion of the proceeds received in this offering of Class W, Class I and Class R shares is intended to be used to redeem Class A shares. Prior to the commencement of this offering, our share redemption program for Class A shares imposed greater restrictions on the amount of Class A shares that could be redeemed in any given quarter, and as a result of such restrictions, coupled with high demand for redemptions, we have honored Class A share redemption requests on a pro rata basis since March 2009, being unable to satisfy all requests. There is significant pent up demand from Class A holders to redeem their shares under our current share redemption program, and we plan to use a portion of the proceeds from this offering to satisfy such redemption requests. As a result, we may have fewer offering proceeds available to retire debt or acquire additional properties, which may reduce our liquidity and profitability.

•

The purchase and redemption price for our Class W, Class I and Class R shares, and the redemption price for our Class A shares, will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class W shares and, subject to limited exceptions, a 2% discount for the redemption of Class W, Class I or Class R shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

•

Our NAV will not represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day. Further, it is possible that the annual appraisals of our properties may not be spread evenly throughout the year, and rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

•

Some of our executive officers and our Chairman of the Board and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our property manager and/or other entities related to with the Advisor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees the Advisor will receive for services rendered to us will be based on our NAV, the procedures for which the Advisor will assist our board of directors in developing, overseeing, implementing and coordinating.

•

We are subject to risks generally incident to the ownership of real estate-related assets, including changes in global, national, regional or local economic, demographic and real estate market conditions, as well as other factors particular to the locations of our investments. A prolonged recession, such as the one experienced over the past few years, and a prolonged recovery period could adversely impact our investments. To the extent that the general economic slowdown is further prolonged or becomes more severe or real estate fundamentals deteriorate further, it may have a significant and adverse impact on our revenues, results from operations, financial condition, liquidity, overall business prospects and ultimately our ability to make distributions to our stockholders.

•	Our use of leverage increases the risk of loss on our investments and places certain restrictions upon us which may limit us from realizing the most optimal value for such investments.

•	If we fail to maintain our status as a REIT, it would adversely affect our results of operations and our ability to make distributions to our stockholders.

•	You will not have the opportunity to evaluate future investments we will make with the proceeds raised in this offering prior to purchasing shares of our common stock.

•

The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. The use of these sources for distributions would decrease the amount of cash we have available for new investments, repayment of debt, share redemptions and other corporate purposes, and could potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock.

Compensation to the Advisor and its Affiliates

The Advisor and its affiliates receive compensation and fees and reimbursement for services related to this offering and for the investment of our assets, subject to review and approval of our independent directors. Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and distribution reinvestment plan. See “The Advisor and the Advisory Agreement—Management Compensation” for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates.

SUMMARY OF COMPENSATION TO THE ADVISOR AND ITS AFFILIATES

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Selling Commission—the Dealer Manager

We will pay the Dealer Manager selling commissions of up to 3.0% of the NAV per Class W share. The actual selling commission expressed as a percentage of the total price per Class W share may be higher or lower than 3.0% due to rounding. Selling commissions may be waived at the direction of the Dealer Manager and may be reduced for volume purchases. Substantially all of the sales commissions are expected to be reallowed to third-party broker-dealers participating in the offering.

We will not pay selling commissions with respect to purchases of Class I shares, Class R shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class W shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $65,533,981 if we sell the maximum offering, assuming that all shares sold are Class W shares, the maximum selling commission is paid for each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee—the Dealer Manager

We will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class W and Class I shares and an amount equal to 1/365th of 0.10% of our NAV per share for our Class R shares for such day on a continuous basis from year to year. We will cease paying the dealer manager fee with respect to shares sold in this offering on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding.

The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The dealer manager fee will be payable monthly in arrears. The dealer manager fee is payable with respect to all Class W, Class I and Class R shares, including Class W, Class I, and Class R shares issued under our distribution reinvestment plan. We will not pay a dealer manager fee with respect to Class A shares.

Actual amounts depend upon our daily NAV and when shares are purchased, and, therefore, cannot be determined at this time. The dealer manager fee will equal $18,000,000 per annum if we sell the maximum offering, assuming that all shares sold are Class I shares and that the NAV per Class I share remains the same as the NAV per Class I share at the commencement of this offering.

Distribution Fee—the Dealer Manager

We will pay the Dealer Manager a distribution fee with respect to our Class W shares only that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for the Class W shares for such day on a continuous basis from year to year. We will cease paying the distribution fee with respect to shares sold in

Actual amounts depend upon our daily NAV, the number of Class W shares purchased and when shares are purchased, and, therefore,

this offering on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding. The Dealer Manager may reallow the distribution fee to participating broker-dealers and servicing broker-dealers. The distribution fee will be payable monthly in arrears. The distribution fee is payable with respect to all Class W shares, including Class W shares issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class A shares, Class I shares or Class R shares.

cannot be determined at this time. The distribution fee will equal $14,672,330 per annum if we sell the maximum offering, assuming all shares sold are Class W shares, that the NAV per Class W share remains the same as the NAV per Class W share at the commencement of this offering and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Advisory Fees—the Advisor

In consideration for asset management services it provides on our behalf, we will pay the Advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of our NAV for each share class (Class A, Class W, Class I and Class R) for such day, which will be payable monthly in arrears and (2) a performance component calculated for each class (Class A, Class W, Class I and Class R) on the basis of the total return of that class in any calendar year, such that the Advisor will receive 25% of the total return in excess of 6% allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. However, the performance component will not be earned with respect to such class on any increase in NAV up to the higher of (a) the NAV of such class as of the end of the business day on which this offering commences or (b) the highest NAV of such class on the last business day of any prior calendar year following the commencement of this offering. The foregoing per share NAV thresholds for each class are subject to adjustment by our board of directors, provided that they are adjusted in the same manner for each class. For the partial calendar year in which this offering commences, the performance fee will be calculated based on the total return achieved with respect to our per share NAVs at the end of the business day on which this offering commences, and the 6% return requirement will be reduced pro rata by the number of days in the calendar year that precedes the commencement of this offering. See “The Advisor and the Advisory Agreement—Summary of Fees, Commissions and Reimbursements.”

We will also pay our Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any real property assets.

In addition, we will pay the Advisor a fee of 1.0% of the sales price of individual real property assets upon disposition of such assets.

Further, for a substantial amount of services in connection with the sale of a property, as determined by a majority of our independent directors, we will pay the Advisor up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Actual amounts depend upon our NAV, the distributions we pay, the changes in NAV of each class and future sales of assets and, therefore, cannot be calculated at this time.

Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	We will pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, distribution fees and non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee and distribution fees) that we incur exceed 15% of our gross proceeds from the applicable offering.	We estimate our organization and offering expenses to be approximately $16,824,600 if we sell the maximum offering amount.

Expense Reimbursement—the Advisor	Subject to certain limitations, we will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, without limitation, our allocable share of the Advisor’s overhead, which includes but is not limited to the Advisor’s rent, utilities and personnel costs; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, which services and fees are described in this table.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Property Management and Leasing Fees—the Property Manager

An amount equal to a market-based percentage of the annual gross revenues of each real property owned by us and managed by our property manager, Dividend Capital Property Management LLC (the “Property Manager”), which is an affiliate of our Advisor. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property.

Actual amounts are dependent upon actual gross revenues of each real property owned by us and managed by the Property Manager and, therefore, cannot be determined at this time.

In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in Class A, Class W, Class I or Class R shares of our common stock. Any such shares will be valued at the NAV per share applicable to such shares on the issue date and will not be eligible for redemption for six months.

Conflicts of Interest

The Advisor and certain of its affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

•	The directors, officers and other employees of the Advisor must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved.

•

The compensation payable by us to the Advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, the procedures for which the Advisor will assist our board of directors in developing, overseeing, implementing and coordinating.

•

We cannot guarantee that the terms of any joint venture proposed by the Advisor to be entered into with entities affiliated with the Advisor or entities sponsored or advised by affiliates of the Advisor will be equally beneficial to us as those that would result from arm’s-length negotiations.

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We may compete with certain entities affiliated the Advisor or entities sponsored or advised by affiliates of the Advisor for investments, including Industrial Income Trust Inc. (which we refer to herein as “IIT”), subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf. For example, in the event that an investment is equally suitable for IIT and us, IIT will have priority to acquire or invest industrial properties located in the United States or Mexico.

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees and reimbursements in connection with transactions involving the management and sale of our investments.

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The Property Manager and the Dealer Manager are affiliates of our Advisor. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager and (iii) you do not have the benefit of an independent third-party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated with our Advisor.

Our UPREIT Structure

An “Umbrella Partnership Real Estate Investment Trust,” which we refer to as an “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property or securities owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

We own all of our interests in our investments through our operating partnership, Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), or its subsidiaries. We are the sole general partner and a limited partner of the Operating Partnership and as of December 31, 2011, we had invested approximately $1.6 billion in the Operating Partnership in exchange for a 91.8% partnership interest. We refer to partnership units in the Operating Partnership as “OP Units.” The Advisor invested $200,000 in the Operating Partnership in exchange for 20,000 OP Units, which were subsequently exchanged for 20,000 shares of our common stock. The Advisor may not sell these 20,000 shares while it remains our advisor, but it may transfer the shares to one of its affiliates. Dividend Capital Total Advisors Group LLC, the parent of the Advisor, also invested $1,000 in the Operating Partnership and was issued a distinct class of OP Units which constitute the Special Units. Effective upon the commencement of this offering, the Special Units will be cancelled. Additionally, as of December 31, 2011, our Operating Partnership had outstanding OP Units held by third-party investors representing approximately a 8.2% limited partnership interest. These units were issued by the Operating Partnership in connection with its exercise of options to acquire certain tenancy-in-common interests sold to such investors pursuant to private placements previously conducted by the Operating Partnership. The holders of OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have four members on our board, three of whom are independent of us, the Advisor and our respective affiliates. Our directors are elected annually by the stockholders. Our board of directors has established an Audit Committee, an Investment Committee and a TRT-IIT Conflicts Resolution Committee.

The Advisor

Dividend Capital Total Advisors LLC, our Advisor, was formed as a Delaware limited liability company in April 2005. Subject to our board of directors oversight, we rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. In addition, subject to the oversight, review and approval of our board of directors, the Advisor undertakes to, among other things, research, identify, review and make investments in and dispositions of real property and real estate-related investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under an advisory agreement with us (the “Advisory Agreement”) as a fiduciary of ours and our stockholders. The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The current term of the Advisory Agreement expires on January 9, 2012. Our officers and our interested director are all employees of the Advisor. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

Our Dealer Manager

Dividend Capital Securities LLC, which we refer to as the Dealer Manager, is distributing the shares of our common stock offered hereby on a “best efforts” basis. The Dealer Manager is an entity related to the Advisor and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA. The Dealer Manager will coordinate our distribution effort and manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to marketing the offering.

Other Affiliates of the Advisor and Related Entities

In addition to our Advisor and our Dealer Manager, other affiliates of the Advisor are involved in this offering and our operations. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the “Exchange Facilitator,” has assisted us in the past and may in the future assist us in effecting transactions related to the Operating Partnership’s private placements of tenancy-in-common interests in real properties and beneficial interests in certain Delaware statutory trusts that own real properties.

The Advisor has entered into a strategic alliance with BCG TRT Advisors LLC, which we refer to as “BCG TRT Advisors,” in connection with securities investment management. BCG TRT Advisors is a registered investment advisor.

The Advisor has also entered into a strategic alliance with FundCore Finance Group LLC, which we refer to as “FundCore,” an entity formed by affiliates of Hudson River Partners Real Estate Investment Management L.P. and certain affiliates of the Advisor. FundCore performs acquisition and asset management services with respect to certain debt investments made and to be made by us. As of December 31, 2011, FundCore had originated and continued to manage a portfolio of four mortgage note debt related investments with a net investment amount of approximately $78.5 million.

We refer to the Advisor, the Dealer Manager, the Property Manager, the Exchange Facilitator, FundCore and other of our Advisor’s affiliates, each as a “Dividend Capital affiliated entity” and collectively, as “Dividend Capital affiliated entities.”

Our Joint Ventures

A component of our investment strategy includes entering into joint venture agreements with partners in connection with certain property acquisitions and debt related investments. With respect to these agreements, we may make varying levels of contributions in such ventures, including, without limitation, contributions of existing assets, and may take varying levels of management, control and decision rights. These agreements may allow us or our joint venture partners to be entitled to profit participation upon the sale of a property. With respect to any joint venture, we may enter into an advisory or sub-advisory agreement with an affiliate of the Advisor. We may also enter into arrangements with the Advisor in which the Advisor receives fees (directly or indirectly, including through a subsidiary of ours) from the joint venture entity or from the joint venture partner.

In certain circumstances, we may enter into a joint venture with a partner who is a product specialist with whom our Advisor has entered into a strategic alliances. Typically, such product partners are affiliated with the Advisor or third-party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate-related debt or securities and assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and other investment opportunities. The use of product specialists or other service providers does not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Advisory Agreement with the Advisor, we pay the Advisor certain fees. Where we may enter into a joint venture with a partner who is a product specialist of our Advisor, a portion of the Advisor’s fees are generally reallowed to the product specialists in exchange for services provided.

As of December 31, 2011, we had entered into joint venture agreements with the following joint venture partners and/or their affiliates:

Joint Venture Partner	Investment Type	Number of Investments	% of Gross Investment Amount (1)
DCT Industrial Trust (2)	Industrial properties	23	11.1%
Westcore Properties AC, LLC (2)	Office properties	5	5.3%
ProLogis	Office properties	1	1.6%
Alliance Commercial Properties LLC (2)	Office properties	2	1.5%
Amerimar Enterprises LLC (2)	Office properties	1	1.4%

		32	20.9%

(1)

Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities of approximately $120.3 million as of December 31, 2011 and (ii) excludes accumulated depreciation and amortization on assets of approximately $361.4 million as of December 31, 2011. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss of approximately $38.0 million as of December 31, 2011.

(2)	Joint venture partner additionally acts as a product specialist with regards to certain properties held in the joint venture. The role of product specialists is described above.

Our Subsidiaries

We primarily own interests in our real properties through DCTRT Real Estate Holdco LLC or wholly owned subsidiaries thereof, and all of our real estate-related debt and securities through DCTRT Securities Holdco LLC or wholly owned subsidiaries thereof. Both DCTRT Real Estate Holdco LLC and DCTRT Securities Holdco LLC are direct wholly owned subsidiaries of the Operating Partnership.

Structure Chart

The chart below shows the relationships among various Dividend Capital affiliated entities. Dividend Capital Total Advisors Group LLC and the Advisor are presently each directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates. The Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/or their affiliates. Dividend Capital Total Advisors Group LLC has issued and may in the future issue, equity interests or derivatives thereof to certain of their employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions has or is expected to result in a change in control of Dividend Capital Total Advisors Group LLC.

Distribution Policy

We currently are, and expect that in the future we will continue to be, organized and operate in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2006. In order to qualify as a REIT, we are required to distribute at least 90% of our annual taxable income to our stockholders. We intend to accrue distributions daily and make distributions on a quarterly basis and we began making such distributions following the first calendar quarter after the quarter in which the minimum offering requirements were met for our initial public offering. However, we reserve the right to adjust the periods during which distributions accrue and are paid. In connection with a distribution to our stockholders, our board of directors has historically authorized, and intends to continue to authorize, a quarterly distribution of a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates and your distributions will begin to accrue on the date and time that you become a record owner of our common stock, subject to our board of directors declaring a distribution for record owners as of such date and time. We will accrue the amount of declared distributions as our liability on a daily basis, and such liability will be accounted for in determining the NAV.

In the past four quarters, our board of directors authorized quarterly distributions for our stockholders equal to $0.15 per share for each of the first, second and third quarters of 2011, and a quarterly distribution equal to $0.125 per share for the fourth quarter of 2011. We paid the distributions for the first, second, third and fourth quarters of 2011 on April 15, 2011, July 15, 2011, October 17, 2011 and January 17, 2012, respectively.

The following table sets forth relationships between the amounts of distributions declared for such period and the amount reported as cash flow from operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the years ended December 31, 2011, 2010, 2009, 2008, 2007 and 2006 (dollar amounts in thousands) and for the past four quarters. Distributions funded with borrowings are reflected in the calculation of our NAV, which takes into account our liabilities.

	Distributions					Source of Distributions
For the Year Ended:	Paid in Cash	% Paid in Cash	Reinvested in Shares	% Reinvested in Shares	Total	Cash Flow from Operations (1)	% Funded with Cash Flow from Operations (1)	Borrowings (2)	% Funded with Borrowings (2)	Total
December 31, 2006	$1,757	43.0%	$2,333	57.0%	$4,090	$2,694	65.9%	$1,396	34.1%	$4,090
December 31, 2007	20,683	40.4%	30,492	59.6%	51,175	31,772	62.1%	19,403	37.9%	51,175
December 31, 2008	36,031	42.9%	47,992	57.1%	84,023	60,266	71.7%	23,757	28.3%	84,023
December 31, 2009	50,274	48.2%	54,092	51.8%	104,366	51,221	49.1%	53,145	50.9%	104,366
December 31, 2010	59,782	54.1%	50,648	45.9%	110,430	50,200	45.5%	60,230	54.5%	110,430
December 31, 2011	62,575	59.2%	43,129	40.8%	105,704	94,342	89.3%	11,362	10.7%	105,704

Total	$231,102	50.3%	$228,686	49.7%	$459,788	$290,495	63.2%	$169,293	36.8%	$459,788

For the Three Months Ended:
March 31, 2011	$15,940	57.9%	$11,606	42.1%	$27,546	$26,633	96.7%	$913	3.3%	$27,546
June 30, 2011	16,252	58.9%	11,340	41.1%	27,592	23,402	84.8%	4,190	15.2%	27,592
September 30, 2011	16,474	59.7%	11,137	40.3%	27,611	21,490	77.8%	6,121	22.2%	27,611
December 31, 2011	13,909	60.6%	9,046	39.4%	22,955	22,817	99.4%	138	0.6%	22,955

Total	$62,575	59.2%	$43,129	40.8%	$105,704	$94,342	89.3%	$11,362	10.7%	$105,704

(1)

Commencing on January 1, 2009, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings and as a deduction to our cash from operations. We incurred such acquisition-related expenses, net of other gains, of approximately $610,000, $18.2 million, and $4.9 million, respectively, during the years ended December 31, 2011, 2010 and 2009. In addition, we incurred such acquisition-related expenses, net of other gains, of approximately $455,000, $27,000, $125,000, and $2,000 respectively, during the three months ended March 31, 2011, June 30, 2011 September 30, 2011 and December 31, 2011, respectively. See “Selected Information Regarding Our Operations—How We Measure Our Performance” for a discussion of acquisition-related expenses, net of other gains, and its impact on our cash flow from operations.

(2)

For purposes of this table, we presented the amounts funded from borrowings by subtracting the amount reported for cash flow from operations in accordance with GAAP from the total amount of distributions declared for such period.

NAREIT-Defined FFO and Company-Defined FFO are operating metrics and should not be used as liquidity measures. However, management believes the relationship between NAREIT-Defined FFO and Company-Defined FFO and distributions may be meaningful for investors to better understand the sustainability of our operating performance compared to distributions made. During the years ended December 31, 2011, 2010, 2009, 2008, 2007 and 2006, NAREIT-Defined FFO was approximately 62%, 76%, 8%, 0%, 78% and 54%, respectively, of our total distributions. During the year ended December 31, 2008, we reported a negative amount for NAREIT-Defined FFO. For a discussion of NAREIT-Defined FFO and Company-Defined FFO and their inherent limitations, see “Selected Information Regarding Our Operations—How We Measure Our Performance.”

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a limited share redemption program, whereby stockholders may request that we redeem all or any portion of their shares. Although we expect that shares of our common stock will be eligible for redemption on a daily basis, our board of directors has the ability to change the periods during which redemptions may be made for each class of shares. In addition, because the Class W, Class I and Class R volume limitations described below are generally based entirely on the NAV of each class as of the last day of the quarter preceding the redemption request, we expect that no redemptions of Class W, Class I or Class R shares will be available during the first quarter of this offering, and the availability of redemptions in subsequent quarters will be dependent upon, among other things, the success of this offering.

Generally, our share redemption program imposes a quarterly cap on net redemptions of each share class equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. In addition, except for Class A redemption requests following the death or qualifying disability of a stockholder, or in the event that a Class A stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance, our share redemption program limits redemptions of Class A shares in any quarter to an amount equal to (i) funds received from the sale of Class A shares under our distribution reinvestment plan during the most recently completed calendar quarter, less (ii) funds used for redemptions of Class A shares following the death or qualifying disability of a stockholder during the most recently completed calendar quarter, plus (iii) 50% of the proceeds (net of sales commissions) received by us from the sale of Class W, Class I and Class R shares in this primary offering and under our distribution reinvestment plan during the quarter immediately preceding the most recently completed calendar quarter, less the dollar amount used to redeem Class W, Class I and Class R shares during the most recently completed calendar quarter. However, subject to the volume limitation described above that applies to all classes of our common stock, our board of directors may from time to time authorize funds for redemptions of Class A shares in excess of the additional Class A specific limit described above, in its sole discretion. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which will inure indirectly to the benefit of our remaining stockholders. See “Description of Capital Stock—Share Redemption Program” for more information.

Although the vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, we will maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities, liquid real estate-related securities and (ii) one or more borrowing facilities. In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to the above sources of liquidity (collectively, referred to as “liquid assets”): (1) 10% of the aggregate NAV of our outstanding Class W, Class I and Class R shares up to $1 billion of collective Class W, Class I and Class R share NAV and (2) 5% of the aggregate NAV of our outstanding Class W, Class I and Class R shares in excess of $1 billion of collective Class W, Class I and Class R share NAV. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares under the program. If a redemption request with respect to Class A, Class W, Class I or Class R shares is made and accepted, the redemption price per share will be equal to the NAV per share on the date of redemption of the class of shares being redeemed. Our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. Our board of directors will assess the overall level of liquidity available in our portfolio and the need for available funds prior to taking any action that will result in limiting our redemptions. See “Description of Capital Stock—Share Redemption Program—Redemption Limitations.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q:	WHAT IS A “REIT”?

A:	In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income for each year;

•

Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	WHAT IS YOUR RATIONALE FOR PURSUING A DIVERSIFIED REAL ESTATE PORTFOLIO?

A:	The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of real estate-related investments. We believe that a diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. Since we believe that most real estate markets are cyclical in nature, a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. Furthermore, we believe that an investment strategy that combines real property investments with other real estate-related investments may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

Q:	WHAT IS THE EXPERIENCE OF THE ADVISOR’S MANAGEMENT TEAM?

A:	The key members of the Advisor’s management team include, in alphabetical order, Guy M. Arnold, John A. Blumberg, Andrea L. Karp, Austin W. Lehr, Lainie P. Minnick, Gregory M. Moran, James R. Mulvihill, Gary M. Reiff, M. Kirk Scott, Joshua J. Widoff and Evan H. Zucker. The Advisor’s management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate, debt and other investments.

Certain affiliates of the Advisor, directly or indirectly through affiliated entities, have sponsored three public REITs including Keystone Property Trust (New York Stock Exchange (“NYSE”): KTR), (formerly known as American Real Estate Investment Corp.), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, DCT Industrial Trust Inc. (formerly known as Dividend Capital Trust Inc. and which we refer to herein as “DCT Industrial”) (NYSE: DCT) and IIT. Owners of the parent of the Advisor, directly or indirectly through affiliated entities, have also sponsored numerous private entities. Collectively, as of December 31, 2011, the public and private programs sponsored by certain members of the Advisor’s management team had purchased interests in real estate-related assets having combined acquisition and development costs of approximately $9.5 billion.

Q:	WHAT IS THE LIQUIDITY EVENT HISTORY OF OTHER PUBLIC PROGRAMS SPONSORED BY YOUR ADVISOR?

A:	Certain affiliates and principals of our Advisor directly or indirectly through affiliated entities, collectively or in various combinations, previously sponsored DCT Industrial and currently sponsor IIT. DCT Industrial initially sold shares of its common stock to investors from February 2003 through January 2006 at share prices that ranged from $10.00 to $10.50 per share in various public offerings. DCT Industrial intended to effect a liquidity event within ten years of its first sale of common stock, which occurred in February 2003. DCT Industrial’s liquidity event occurred in December 2006, when DCT Industrial completed a listing on the NYSE.

IIT commenced its initial public offering of up to $1,500,000,000 in shares of common stock at $10.00 per share in the primary offering, plus an additional $500,000,000 in shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan, in December 2009. IIT terminated offering activities with respect to its initial public offering on April 16, 2012 and commenced a follow-on public offering on April 17, 2012 for up to $1,800,000,000 in shares of common stock at $10.40 per share in the primary offering, plus an additional $600,000,000 in shares of common stock at $9.88 per share pursuant to its distribution reinvestment plan. IIT has stated that it targets a liquidity event within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by it.

Q:	WHO CHOOSES WHICH INVESTMENTS TO MAKE?

A:	The Advisor selects real properties, debt related investments and other investments, based on specific investment objectives and criteria, and is subject to the direction, oversight and investment approval of our board of directors.

Q:	WHAT IS A PERPETUAL-LIFE REIT?

A:	We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate properties and other real estate-related assets, the shares of common stock of which are generally intended to be sold and redeemed by the issuer on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other institutional investors have historically availed themselves of similarly structured perpetual-life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate.

Q:	HOW IS AN INVESTMENT IN SHARES OF OUR COMMON STOCK DIFFERENT FROM PUBLICLY TRADED REITs?

A:	While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with both the real estate market and with the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange and, as such, an investment in shares of our common stock generally differs from listed REITs in the following ways:

•

the daily NAV per share for each class of our common stock is based directly on the value of our assets and liabilities, while shares of listed REITs are priced by the public trading market, which generally causes a listed REIT’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, based on shifting preferences among various sectors of the economy as well as other market forces, and such stock price may deviate from the net asset value of such listed REIT;

•

most listed REITs focus on selected property types or geographic markets, which means that in order to allocate part of your investments to a well-diversified real property portfolio by owning shares of listed REITs, you would need to own shares of several listed REITs, whereas our investment strategy allows stockholders to obtain an allocation to a diversified portfolio of various property types in different geographic markets, in addition to complementary real estate-related assets, by owning our shares; and

•

industry benchmarks that track the value of direct investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds.

Questions and Answers Relating to this Offering

Q:	HOW DOES A “BEST EFFORTS” OFFERING WORK?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Q:	WHAT IS THE DIFFERENCE BETWEEN THE CLASS W, CLASS I AND CLASS R SHARES OF COMMON STOCK BEING OFFERED?

A:	We are offering to the public three classes of shares of our common stock, Class W shares, Class I shares and Class R shares. One difference between the share classes is that no selling commissions or distribution fees are paid with respect to Class I and Class R shares. The classes differ with respect to other ongoing fees and expenses as well, and they also have liquidation rights that are pro rata based on their specific NAVs. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class W, Class I and Class R shares.

Class W shares are available to the general public. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by endowments, foundations, pension funds and other institutional investors. Class R shares are available for purchase in this offering only (1) through bank-sponsored collective trusts and bank-sponsored common trusts, regardless of how much they invest, (2) by investors eligible to purchase Class I shares that purchase or have a bona fide intention to purchase at least $10,000,000 in shares, (3) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers or (4) any other categories of purchasers that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class W shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	WHAT IS THE PURCHASE PRICE FOR EACH SHARE?

A:	The per share purchase price for shares of our common stock will be the NAV per share for the applicable class, plus, for Class W shares sold in the primary offering only, applicable selling commissions. Each class of shares will have a different NAV per share because certain fees differ with respect to each class.

Q:	HOW WILL YOU COMMUNICATE THE DAILY NAV PER SHARE?

A:	As promptly as practicable following the close of business on each business day, we will (i) post our NAV per share for such day for each share class on our website, www.totalrealtytrust.com, and (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, . In addition, on at least a monthly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV.

Q:	WILL I BE CHARGED SELLING COMMISSIONS?

A:	If you purchase Class W shares in the primary offering, yes, subject to exceptions for certain categories of purchasers. Class W shares sold in the primary offering will generally be subject to selling commissions as part of the price per share. Selling commissions will equal 3.0% of the NAV per Class W share. The actual selling commission expressed as a percentage of the NAV per share may be higher or lower than 3.0% due to rounding. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution-Underwriting Compensation—Selling Commissions-Class W Shares.” Stockholders will not pay selling commissions on Class I shares or Class R shares sold in our primary offering, or when purchasing shares of any class pursuant to our distribution reinvestment plan.

Q:	WHAT IS THE TERM OR EXPECTED LIFE OF THIS OFFERING?

A:	We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the Commission and applicable state laws. We presently intend but are under no obligation to file a new registration statement to register additional Class W, Class I and Class R shares of common stock with the Commission prior to the end of each three-year period following the commencement of this offering described in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, so that we may continuously offer shares of common stock over an unlimited time period. In certain states, the offering may continue for only one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering for additional one-year periods (or longer, if permitted by the laws of each particular state).

Q:	HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A:	If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the applicable form attached to this prospectus as Appendix A for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. See “Plan of Distribution—Purchase of Shares.”

Q:	HOW DOES THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A:	We will pay to the Dealer Manager a dealer manager fee in connection with this offering, a portion of which the Dealer Manager may reallow to participating broker dealers that meet certain thresholds of our shares under management and certain other metrics. We will also pay distribution fees to the Dealer Manager with respect to the Class W shares, which the Dealer Manager may reallow to participating broker dealers. In addition, we will incur, or reimburse the Advisor for, our cumulative organizational and offering expenses. The payment of fees and expenses reduces the funds available to us for investment in real properties, debt related investments and other investments and therefore reduces our NAV. However, because we are not required to pay distribution fees with respect to the Class I or Class R shares, the NAV per Class I share and the NAV per Class R share will not be reduced by these distribution fees, unlike our Class W shares.

Q:	WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A:	Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof on a current basis, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	WILL I BE ABLE TO LIQUIDATE MY INVESTMENT IMMEDIATELY AT THE TIME OF MY CHOOSING?

A:	No. While stockholders may request that we redeem all or any portion of their shares pursuant to our share redemption program, our ability to fulfill redemption requests on a daily basis is subject to a number of limitations. As a result, share redemptions may not be available at all times. In addition, because the Class W, Class I and Class R volume limitations described below are generally based entirely on the NAV of the class in the quarter preceding the redemption request, we expect that no redemptions of Class W, Class I or Class R shares will be available during the first quarter of this offering, and the availability of redemptions in subsequent quarters will be dependent upon, among other things, the success of this offering. Generally, our share redemption program imposes a quarterly cap on net redemptions of each share class equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter.

In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to liquid assets: (1) 10% of the aggregate NAV of our outstanding Class W, Class I and Class R shares up to $1 billion of collective Class W, Class I and Class R share NAV and (2) 5% of the aggregate NAV of our outstanding Class W, Class I and Class R shares in excess of $1 billion of collective Class W, Class I and Class R share NAV. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or the sale of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares. The vast majority of our assets consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. Our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. See “Description of Capital Stock—Share Redemption Program” for more information.

Q:	WHAT IS THE REDEMPTION PRICE?

A:	The redemption price per share on any business day will be equal to our NAV per share of the class of shares being redeemed. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which will inure indirectly to the benefit of our remaining stockholders. See “Description of Capital Stock—Share Redemption Program.”

Q:	WHEN WILL I GET MY DETAILED TAX INFORMATION?

A:	Shareholder tax information is reported on Form 1099. We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A:	You may find updated information on our Internet website, www.totalrealtytrust.com. Information contained in our website does not constitute part of this prospectus. In addition, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” which requires us to file reports, proxy statements and other information with the Commission. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Charles Murray, President

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Risks Related to Investing in Shares of Our Common Stock

There is no public trading market for the shares of our common stock and we do not expect that there will ever be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no public market for the shares of our common stock and we currently have no obligation or plans to apply for listing on any public securities market. Therefore, redemption of Class W, Class I and Class R shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the NAV per share of the class of shares being redeemed on the date of redemption, and not based on the price at which you initially purchased your shares. We may redeem your shares if you fail to maintain a minimum balance of $2,000 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Subject to limited exceptions, shares of Class W shares, Class I or Class R shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which will inure indirectly to the benefit of our remaining stockholders. As a result, you may receive less than the price you paid for your shares upon redemption by us pursuant to our share redemption program. See “Description of Capital Stock—Share Redemption Program.”

Our ability to redeem your shares may be limited, and our board of directors may modify, suspend or terminate our share redemption program at any time.

Generally, our share redemption program imposes a quarterly cap on net redemptions of each share class equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter.

The vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Our board of directors may modify, suspend or terminate our share redemption program. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered as having only limited liquidity and at times may be illiquid. See “Description of Capital Stock—Share Redemption Program” for more information.

A portion of the proceeds raised in this offering may be used to redeem Class A shares, which are not being sold in this offering, and such portion of the proceeds may be substantial.

A portion of the proceeds received during any quarter from the sale of Class W, Class I and Class R shares in the primary offering and under our distribution reinvestment plan may be used to redeem Class A shares. Prior to the commencement of this offering, our share redemption program for Class A shares imposed greater restrictions on the amount of Class A shares that could be redeemed in any given quarter, and as a result of such restrictions, coupled with high demand for redemptions, we have honored Class A share redemption requests on a pro rata basis since March 2009, being unable to satisfy all requests. There is significant pent up demand from Class A holders to redeem their shares under our current share redemption program, and we plan to use a portion of the proceeds from this offering to satisfy such redemption requests. As a result, we may have fewer offering proceeds available to retire debt or acquire additional properties, which may reduce our liquidity and profitability.

You will not have the opportunity to evaluate future investments we will make with the proceeds raised in this offering prior to purchasing shares of our common stock.

We have not identified future investments that we will make with the proceeds of this offering. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments prior to purchasing shares of our common stock. You must rely on the Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate all of the investments we will make in advance of purchasing shares of our common stock, this additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering, and if we are unable to raise substantial funds, we may terminate this offering, suspend or modify our share redemption program, and pursue alternative business strategies, which may include terminating daily NAV determinations, restoring the terms of our prior advisory agreement, restoring our Advisor’s ownership of an incentive unit in the Operating Partnership and seeking to reclassify our Class W, I, and R shares as Class A shares.

This offering is being made on a “best efforts” basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, if we are unable to raise substantial funds in this offering, our board of directors may decide to terminate this offering, suspend or modify our share redemption program and pursue alternative business strategies, which may include, without limitation, terminating daily NAV determinations, restoring the terms of our prior advisory agreement with the Advisor (which provided for acquisition fees and other differing fee terms), restoring our Advisor’s ownership of an incentive unit in the Operating Partnership, seeking to reclassify our Class W, I, and R shares as Class A shares (which would be put to a vote of our stockholders voting as a single group rather than on a class-by-class basis) or to redeem Class W, I, and R shares through an issuer tender offer, and pursuing exit strategies to provide liquidity to our stockholders.

Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to terminate our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, borrowing policies, or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders if the tax rules applicable to REITs change such that we could do so without adverse tax consequences. Our board of directors may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. Holders of all classes of our common stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Valuations and appraisals of our properties and real estate-related assets are estimates of value and may not necessarily correspond to realizable value.

Within the parameters of our valuation procedures, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties and real estate-related assets will be only estimates of value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Firm and other parties that value our assets. Further, valuations do not necessarily represent the price at which an asset would sell, because market prices of assets can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV will also be made without consideration of the expenses that would be incurred in connection with disposing of assets. Therefore, the valuations of our properties and our investments in real estate-related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to the Advisor and the Dealer Manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for Class W, Class I or Class R shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption program are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

In order to disclose a daily NAV, we will be reliant on the parties that we engage for that purpose, in particular the Independent Valuation Firm and the appraisers that we hire to value and appraise our real estate portfolio.

In order to disclose a daily NAV, our board of directors, including a majority of our independent directors, has adopted valuation procedures and caused us to engage independent third parties such as the Independent Valuation Firm, to value our real estate portfolio on a daily basis, and independent appraisal firms, to provide periodic appraisals with respect to our properties. We will also engage a firm to act as the NAV Accountant and may engage other independent third parties or our Advisor to value other assets or liabilities. Although our board of directors, with the assistance of the Advisor, oversees all of these parties and the reasonableness of their work product, we will not independently verify our NAV or the components thereof, such as the appraised values of our properties. If the parties engaged by us to determine our daily NAV are unable or unwilling to perform their obligations to us, our NAV could be inaccurate or unavailable, and we could decide to suspend this offering and our share redemption program.

Our NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing our assets and liabilities.

Our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity (net assets) reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, we will be dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of our Advisor, such as whether the Independent Valuation Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you will be relying entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. See “Net Asset Value Calculation—Valuation Procedures” for more details regarding our valuation procedures.

Our NAV per share may suddenly change if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted.

It is possible that the annual appraisals of our properties may not be spread evenly throughout the year and may differ from the most recent daily valuation. As such, when these appraisals are reflected in our Independent Valuation Firm’s valuation of our real estate portfolio, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results may differ from what we originally budgeted, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on annual budgets. On a periodic basis, we will adjust the income and expense accruals we estimated to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for any adjustments. Therefore, because actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. Additionally, we will be dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation procedures. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

The purchase and redemption price for shares of our common stock will be determined at the end of each business day based on our NAV and will not be based on any established trading price. See “Net Asset Value Calculation and Valuation Procedures.” Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the purchase order is received in proper form and processed, plus, for Class W shares sold in the primary offering only, any applicable selling commissions. For example, if a purchase order is received in good order and processed on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class W shares, any applicable selling commissions. If a purchase order is received in good order and processed on a business day, but after the close of business on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class W shares sold in the primary offering only, any applicable selling commissions. See “Plan of Distribution—Purchase of Shares.” Similarly, received in good order and processed redemption requests will be effected at a redemption price equal to the next-determined NAV per share for the class of shares being redeemed (subject to a 2% short-term trading discount in limited circumstances). See “Description of Capital Stock—Share Redemption Program.” As a result of this process, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price per share at which your purchase order is executed could be higher than the NAV per share on the date you submitted your purchase order, and the redemption price per share at which your redemption request is executed could be lower than the NAV per share on the date you submitted your redemption request.

You will not have the benefit of an independent due diligence review in connection with this offering which increases the risk of your investment.

Because the Advisor and the Dealer Manager are related, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unrelated, independent underwriter in connection with a securities offering. In addition, DLA Piper LLP (US) has acted as counsel to us, the Advisor and the Dealer Manager in connection with this offering and, therefore, investors will not have the benefit of a due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, DLA Piper LLP (US) may be precluded from representing us due to a conflict of interest between us and the Dealer Manager. If any situation arises in which our interests are in conflict with those of the Dealer Manager or its related partners, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment.

Our investors may be at a greater risk of loss than the Advisor because the Advisor has a limited equity investment in us.

As of the date of this prospectus, the Advisor has only invested approximately $200,000 in us. Therefore, the Advisor has little exposure to loss. Our investors may be at a greater risk of loss because the Advisor does not have as much to lose from a decrease in the value of our shares.

The availability and timing of cash distributions to you is uncertain.

We currently make and expect to continue to make quarterly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to our stockholders or that the amount of distributions will not either decrease or fail to increase over time.

We may continue to have difficulty funding our distributions with funds provided by our operations.

To date, all of our distributions have been funded through a combination of both our operations and borrowings and we expect that over the near-term our distributions will be funded in the same manner. Our long-term strategy is to fund the payment of quarterly distributions to our stockholders entirely from our operations over time. However, if we are unsuccessful in investing the capital we raise in this offering on an effective and efficient basis, we may be required to continue to fund our quarterly distributions to our stockholders from a combination of our operations and financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for new investments, repayment of debt, share redemptions and other corporate purposes, and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on the Advisor to locate suitable investments for us at times when the management of the Advisor is simultaneously seeking to locate suitable investments for other entities sponsored or advised by affiliates of the Advisor could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to you and reduce your overall returns.

We are required to pay substantial compensation to the Advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Pursuant to our agreements with the Advisor and its affiliates, we are obligated to pay substantial compensation to the Advisor and its affiliates. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments that we are required to pay to the Advisor and its affiliates may increase or decrease during this offering or future offerings from those described in the “The Advisor and the Advisory Agreement—Management Compensation” section if such change is approved by a majority of our board of directors, including a majority of the independent directors. These payments to the Advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.

The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year, so it may differ among classes and it may not be consistent with the return on our shares over a longer or shorter time frame.

The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. However, the performance component will not be earned with respect to such class on any increase in NAV up to the higher of (a) the NAV of such class as of the end of the business day on which this offering commences or (b) the highest NAV of such class on the last business day of any prior calendar year following the commencement of this offering. The foregoing per share NAV thresholds for each class are subject to adjustment by our board of directors, provided that they are adjusted in the same manner for each class. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6%, and (4) is payable to the Advisor if our total return exceeds the 6% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum.

As a result, the Advisor may be entitled to receive the performance component with respect to one class of shares but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. The performance component may be payable to the Advisor even if the NAV at the end of the calendar year is below your purchase price, and the thresholds at which increases in NAV count towards the total return are the NAV of each class as of the end of the business day on which this offering commences, rather than your purchase price. Further, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the Advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock remains above certain threshold levels, the Advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years, and the Advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance. See “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Payment of fees and expenses to the Advisor, the Property Manager and the Dealer Manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

The Advisor, the Property Manager and the Dealer Manager will perform services for us in connection with this offering, among other things, the selection and acquisition of our investments, the management of our assets, dispositions of assets, financing of our assets and certain administrative services. We will pay the Advisor, the Property Manager and the Dealer Manager fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders.

We are dependent upon the Advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

We are dependent upon the Advisor and its affiliates to conduct our operations and this offering. Thus, adverse changes to our relationship with, or the financial health of, the Advisor and its affiliates, including changes arising from litigation, could hinder their ability to successfully manage our operations and our portfolio of investments.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by the Advisor. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire the Advisor or its respective assets, including its existing workforce. Any internalization transaction could result in significant payments to the owners of the Advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owner of our advisor. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by the Advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored by a Dividend Capital affiliated entity or otherwise, hires the employees of the Advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by the Advisor to manage our day-to-day operating and acquisition activities. If we were to effectuate an internalization of the Advisor, we may not be able to retain all of the employees of the Advisor or to maintain a relationships with other Dividend Capital affiliated entities. In addition, some of the employees of the Advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of the Advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the Advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment in shares of our common stock.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, could be accompanied by restrictive covenants, and generally make us subject to the risks associated with leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in our NAV and in the value of your investment in shares of our common stock.

Risks Related to Conflicts of Interest

Our Advisor will face a conflict of interest because the fees it will receive for services performed are based on our NAV, the procedures for which the Advisor will assist our board of directors in developing, overseeing, implementing and coordinating.

The Advisor will assist our board of directors in developing, overseeing, implementing and coordinating our NAV procedures. In addition, the Advisor may have some discretion with respect to valuations of certain assets and liabilities, which could affect our NAV. Because the Advisor will be paid fees for its services based on our NAV, the Advisor could be motivated to influence our NAV and NAV procedures such that they result in an NAV exceeding realizable value, due to the impact of higher valuations on the compensation to be received by the Advisor. Our Advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that would result from a distribution of the proceeds. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price.

Our Advisor’s product specialists may recommend that we enter into transactions with entities that have a relationship or affiliation with them, and our stockholders will not be able to assess our Advisor’s product specialists’ qualifications when deciding whether to make an investment in shares of our common stock.

Our Advisor utilizes third-party and affiliated product specialists to assist in fulfilling its responsibilities to us. The strategic alliances between our Advisor and the product specialists provide, in accordance with industry standards, that the product specialists must adhere to a standard of care of commercial reasonableness when performing services on our behalf. Our Advisor’s product specialists generally do not owe fiduciary duties to us and may have time constraints and other conflicts of interest due to relationships or affiliations they have with other entities. As a result, these product specialists may recommend that we enter into transactions with such entities, in which case we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Our stockholders will not be able to assess the qualifications of our Advisor’s product specialists when deciding whether to make an investment in shares of our common stock. Therefore, our stockholders may not be able to determine whether our Advisor’s product specialists are sufficiently qualified or otherwise desirable to work with.

Our Advisor’s management personnel and product specialists face conflicts of interest relating to time management and there can be no assurance that our Advisor’s management personnel and product specialists will devote adequate time to our business activities or that our Advisor will be able to hire adequate additional employees.

All of our Advisor’s management personnel, other employees, affiliates and related parties may also provide services to other affiliated entities of our Advisor, including, but not limited to, IIT, Fundcore Institutional Income Trust Inc. and one or more additional debt funds that an affiliate of our Advisor, Fundcore, may form and/or advise, the primary purpose of which will be to originate debt secured by commercial real estate (which, together with Fundcore Institutional Income Trust Inc., we refer to herein collectively as the “FundCore Funds”). We are not able to estimate the amount of time that such management personnel and product specialists will devote to our business. As a result, certain of our Advisor’s management personnel and product specialists may have conflicts of interest in allocating their time between our business and their other activities which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. There can be no assurance that our Advisor’s affiliates will devote adequate time to our business activities or that our Advisor will be able to hire adequate additional employees to perform the tasks currently being performed by our Advisor’s affiliates should the amount of time devoted to our business activities by such affiliates prove to be insufficient.

Our Advisor and its affiliates, including our officers and our Chairman of the Board of Directors, face conflicts of interest caused by compensation arrangements with us and other Dividend Capital affiliated entities, which could result in actions that are not in our stockholders’ best interests.

Some of our executive officers and our Chairman of the Board and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our Property Manager and/or other entities related to the Advisor. Our Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence our their advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement, the Property Management Agreement and the agreement with the Dealer Manager;

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recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, or the decision to adjust the value of certain of our assets or liabilities if the Advisor is responsible for valuing them;

•	public offerings of equity by us, which may result in increased advisory fees for the Advisor;

•	competition for tenants from entities sponsored or advised by affiliates of the Advisor that own properties in the same geographic area as us;

•	asset sales, which may allow the Advisor to earn disposition fees and commissions; and

•	investments in assets subject to product specialist agreements with affiliates of the Advisor.

Further, certain advisory fees paid to our Advisor and management and leasing fees paid to the Property Manager will be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. Our Advisor may also be entitled to a disposition fee and a commission upon a property sale, each equal to a percentage of the sales price. These fees and commissions may incentivize our Advisor to recommend the sale of an asset or assets that may not be in our best interests at the time. The premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held the asset. Moreover, our Advisor has considerable discretion with respect to the terms and timing of disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to compensation to our Advisor and its affiliates from us and other entities sponsored or advised by affiliates of our Advisor could result in decisions that are not in our stockholders’ best interests, which could hurt our ability to pay our stockholders distributions or result in a decline in the value of our stockholders’ investment. Conflicts of interest such as those described above have contributed to stockholder litigation against certain other externally managed REITs that are not affiliated with us or our Advisor.

When considering whether to recommend investments through a joint venture or other co-ownership arrangement, the fee arrangements between our Advisor and the proposed joint venture partner may incentivize our Advisor to recommend investing a greater proportion of our resources in joint venture investments than may be in our stockholders’ best interests.

When we invest in assets through joint ventures or other co-ownership arrangements, our Advisor may, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for the services our Advisor provides to them with respect to their proportionate interests. Fees received from these joint venture partners or co-owners and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement. Because the Advisor may receive fees from our joint venture partners and co-owners in connection with our joint venture or other co-ownership arrangements, the Advisor may be incentivized to recommend a higher level of investment through joint ventures than may otherwise be in the best interests of our stockholders.

The time and resources that Dividend Capital affiliated entities devote to us may be diverted and we may face additional competition due to the fact that Dividend Capital affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

Dividend Capital affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, our Dealer Manager is currently involved in other public offerings for other entities sponsored or advised by Dividend Capital affiliated entities including IIT. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our Advisor may have conflicting fiduciary obligations if we acquire properties with an entity sponsored or advised by one of its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our Advisor may cause us to acquire an interest in a property from, or in a joint venture with, an entity sponsored or advised by one of its affiliates or to dispose of an interest in a property to such an entity. In these circumstances, our Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to Dividend Capital affiliated entities in connection with our offerings of securities and in connection with the management of our investments were not determined on an arm’s length basis, and therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our Advisor, our Dealer Manager and other of our Advisor’s affiliates have earned and will continue to earn fees, commissions and expense reimbursements from us. The fees, commissions and expense reimbursements paid and to be paid to our Advisor, our Dealer Manager and other of our Advisor’s affiliates for services they provided us in connection with past offerings and in connection with this offering were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. See “Conflicts of Interest.”

We may compete with other Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities, including IIT and FundCore Funds, for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities, including IIT and FundCore Funds, for opportunities to acquire, finance or sell certain types of real properties. We may also buy, finance or sell real properties at the same time as other Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities, including IIT and FundCore Funds, are buying, financing or selling properties. In this regard, there is a risk that our Advisor will advise us to purchase a real property that provides lower returns to us than a real property purchased by another Dividend Capital affiliated entity or program sponsored or advised by an Dividend Capital affiliated entity, including IIT. Certain programs sponsored or advised by Dividend Capital affiliated entities own and/or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and/or managed by other programs sponsored or advised by Dividend Capital affiliated entities, including IIT. Our Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by programs sponsored or advised by Dividend Capital affiliated entities, including IIT, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Programs sponsored or advised by Dividend Capital affiliated entities may be given priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these programs, certain investment opportunities that would otherwise be available to us may not in fact be available. For example, in the event that an investment is equally suitable for IIT and us, IIT will have priority to acquire or invest in (a) industrial properties located in the United States or Mexico, or (b) debt investments related to industrial properties located in the United States or Mexico, if such debt is intended to provide IIT with the opportunity to acquire the equity ownership in the underlying industrial asset, and we will have priority for all other real estate or debt investment opportunities. One of our independent directors, Mr. Charles Duke, is also an independent director for IIT. If there are any transactions or policies affecting us and IIT, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

We may also compete with other Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities for opportunities to acquire, finance or sell certain types of debt related investments. FundCore acts as one of our Advisor’s product specialists with respect to our investments in certain debt related investments, and may independently or on behalf of itself or other funds originate or acquire debt related investments.

As a result of our potential competition with other Dividend Capital affiliated entities and programs sponsored or advised by Dividend Capital affiliated entities, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor. See “Conflicts of Interest.”

We have and may in the future purchase real estate assets from third parties who have existing or previous business relationships with affiliates or other related entities of our Advisor; as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our Advisor. DCT Industrial, a former program sponsored and advised by affiliates of our Advisor, the officers, directors or employees of such entities and the principals of our Advisor who also perform or have performed services for other Dividend Capital affiliated entities or DCT Industrial may have had or have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Risks Related to Adverse Changes in General Economic Conditions

Changes in global economic and capital market conditions, including periods of generally deteriorating real estate industry fundamentals, may significantly affect our results of operations and returns to our stockholders.

We are subject to risks generally incident to the ownership of real estate-related assets, including changes in global, national, regional or local economic, demographic and real estate market conditions, as well as other factors particular to the locations of our investments. A prolonged recession, such as the one experienced over the past few years, and a prolonged recovery period could adversely impact our investments as a result of, among other items, increased tenant defaults under our leases, lower demand for rentable space, as well as potential oversupply of rentable space, each of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. These conditions could also adversely impact the financial condition of the tenants that occupy our real properties and, as a result, their ability to pay us rents.

In addition, we believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by deteriorating fundamentals and declining values in the real estate industry. Because many of our debt related investments consist of mortgages secured by real property, these same conditions could also adversely affect the underlying borrowers and collateral of assets that we own. Declining values and deteriorating real estate fundamentals would also likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, additional properties. Furthermore, borrowers may not be able to pay principal and interest on our loans. Declining real estate values also significantly increases the likelihood that we will incur losses on our debt investments in the event of a default because the value of our collateral may be insufficient to cover some or all of our basis in the investment.

We have recorded impairments of our real properties, significant other-than-temporary impairment charges related to our real estate securities holdings, and provisions for losses on our debt related investments, as a result of such conditions. To the extent that the general economic slowdown is further prolonged or becomes more severe or real estate fundamentals deteriorate further, it may have a significant and adverse impact on our revenues, results from operations, financial condition, liquidity, overall business prospects and ultimately our ability to make distributions to our stockholders.

Recent market conditions and the risk of continued market deterioration have caused and may continue to cause the value of our debt related investments to be reduced.

The recent economic environment and credit market conditions have impacted the performance and value of the collateral securing our debt related investments. During 2011, we recognized provision losses of approximately $23.0 million related to two of our debt related investments due to our determination that there has been or it is probable that there will be a disruption of cash flows, in timing or amount and the resulting estimated discounted cash flows from our investments is less than our carrying value. If the economic or real estate environment were to worsen in the markets where the properties securing our debt related investments are located, we may see additional impairment of debt related investments as a result. Continued volatility in the fair value and operating performance of commercial real estate has made estimating cash flows from our debt related investments increasingly difficult, since such estimates are dependent upon our judgment regarding numerous factors, including, but not limited to, current and potential future refinancing availability, fluctuations in regional or local real estate values and fluctuations in regional or local rental or occupancy rates, real estate tax rates and other operating expenses.

We cannot assure our stockholders that we will not have to realize or record additional impairment charges, or experience disruptions in cash flows and/or permanent losses related to our debt related investments in future periods. In addition, to the extent that the recent volatile market conditions persist and/or deteriorate further, it would continue to adversely impact our ability to potentially sell these investments at a price and with terms acceptable to us or at all.

Continued uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, or at all, which could reduce the number of properties we may be able to acquire and the amount of cash distributions we can make to our stockholders.

The U.S. and global credit markets have experienced severe dislocations and liquidity disruptions over the past several years, which have caused volatility in the credit spreads on prospective debt financings and have constrained the availability of debt financing due to the reluctance of lenders to offer financing at high leverage ratios. The uncertainty in the credit markets may adversely impact our ability to access additional debt financing on reasonable terms or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt upon maturity, or of being unable to refinance on favorable terms. As of December 31, 2011, we had approximately $1.4 billion in aggregate outstanding mortgage notes, which had maturity dates ranging from February 2012 through December 2029. In 2012 and 2013, mortgage notes in the amount of approximately $343.8 million and $20.9 million, respectively, will mature unless we qualify and elect to exercise certain extension options related to $276.0 million and $20.9 million, respectively of the amounts maturing in 2012 and 2013. Subsequent to December 31, 2011, we renegotiated the terms of $21.3 million of the $67.8 million with no extension options that was due during 2012, and therefore that amount is no longer due prior to December 31, 2012.

If interest rates are higher or other financing terms, such as principal amortization, the need for a corporate guaranty, or other terms are not as favorable when we refinance debt or issue new debt, our income could be reduced. To the extent we are unable to refinance debt on reasonable terms, or at appropriate times or at all, we may be required to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or borrowing more money.

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. economy, such as the general negative performance of the investment real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share redemption program. Generally, our share redemption program imposes a quarterly cap on net redemptions of each share class equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected. See “Description of Capital Stock—Share Redemption Program” for more information.

Inflation or deflation may adversely affect our financial condition and results of operations.

Although neither inflation nor deflation has materially impacted our operations in the recent past, increased inflation could have an adverse impact on our floating rate mortgages and interest rates and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending which could impact our tenants’ sales and, in turn, our percentage rents, where applicable. Conversely, deflation could lead to downward pressure on rents and other sources of income.

The failure of any banking institution in which we deposit our funds could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

Currently, the Federal Deposit Insurance Corporation, or FDIC, generally, only insures amounts up to $250,000 per depositor per insured bank. Through its Transaction Account Guarantee Program, or TAGP, the FDIC also provides full deposit insurance coverage for non-interest bearing transaction accounts with participating institutions, regardless of dollar amount, through December 31, 2013.

A small proportion of our cash and cash equivalents, primarily those used to fund property-level working capital needs, are currently held in a combination of FDIC-insured and TAGP-insured bank accounts. The significant majority of our idle cash is currently invested in a combination of AAA-rated money market mutual funds, which in turn are primarily invested in short-term, high credit quality commercial paper, U.S. government funds and Treasury funds. If any of the financial institutions in which we have deposited funds ultimately fails, we would lose the amount of our deposits over the then current FDIC and TAGP insurance limits. The loss of our deposits could substantially reduce the amount of cash we have available to distribute or invest and would likely result in a decline in the value of your investment.

Risks Related to Our General Business Operations and Our Corporate Structure

We depend on our Advisor and its key personnel; if any of such key personnel were to cease employment with our Advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our Advisor in the acquisition, disposition and management of real properties, and debt related investments, the selection of tenants for our real properties, the determination of any financing arrangements and other factors. In addition, our success depends to a significant degree upon the continued contributions of certain of our Advisor’s key personnel, including Guy M. Arnold, John A. Blumberg, Andrea L. Karp, Austin W. Lehr, Lainie P. Minnick, Gregory M. Moran, James R. Mulvihill, Gary M. Reiff, M. Kirk Scott, Joshua J. Widoff, and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have, nor do we expect to obtain key man life insurance on any of our Advisor’s key personnel. If our Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our board of directors determines our major policies and operations, which increases the uncertainties faced by our stockholders.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face, especially if our board of directors and our stockholders disagree as to what course of action is in our stockholders’ best interests.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with our stockholders’ interests. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interests of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders believe is not in their best interests.

We currently own certain co-ownership interests in real property that are subject to certain co-ownership agreements, which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We currently own certain co-ownership interests, specifically in connection with our Operating Partnership’s private placements including tenancy-in-common interests in real property and beneficial interests in specific Delaware statutory trusts, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interests. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to our stockholders. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

The Operating Partnership’s private placements of tenancy-in-common interests in real properties and beneficial interests in specific Delaware statutory trusts could subject us to liabilities from litigation or otherwise.

The Operating Partnership, through DCTRT Leasing Corp., a wholly owned subsidiary, offered undivided tenancy-in-common interests in real properties and beneficial interests in specific Delaware statutory trusts (collectively referred to as “fractional interests”), to accredited investors in private placements exempt from registration under the Securities Act. These fractional interests may have served as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. All of the fractional interests sold to investors pursuant to such private placements are or were 100% master leased by the Operating Partnership or a wholly owned subsidiary thereof, as applicable. Additionally, the Operating Partnership was given a purchase option giving it the right, but not the obligation, to acquire these fractional interests from the investors at a later time in exchange for OP Units (under a prior program administered by the Operating Partnership, such options were granted in the lease itself, and the Operating Partnership continues to hold these options as well). Investors who acquired fractional interests pursuant to such private placements may have done so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

Cash redemptions to holders of OP Units will reduce cash available for distribution to our stockholders or to honor their redemption requests under our share redemption program.

The holders of OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. Our election to redeem OP Units for cash will reduce funds available to honor our stockholders’ redemption requests under our share redemption program.

Maryland law and our organizational documents limit our stockholders’ right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our independent directors and executive officers. As a result, we and our stockholders have more limited rights against these persons than might otherwise exist under common law. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our Advisor and its affiliates for any liability or loss suffered by them unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets and not from the stockholders.

Your interest will be diluted if we or the Operating Partnership issue additional securities.

Existing stockholders and new investors purchasing shares of common stock in this offering do not have preemptive rights to any shares issued by us in the future. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock, 400,000,000 of which are unclassified (however, we refer to them herein as Class A shares to more easily distinguish them from the shares offered hereby), 200,000,000 of which are classified as Class W shares, 200,000,000 of which are classified as Class I shares, 200,000,000 of which are classified as Class R shares and 200,000,000 shares are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. We intend to operate as a perpetual-life REIT, and investors purchasing shares in this offering will likely experience dilution of their equity investment in us as a result of this ongoing offering, including the distribution reinvestment plan, our ongoing Class A distribution reinvestment plan and future public offerings. Investors will also experience dilution if we issue securities in one or more private offerings, issue equity compensation pursuant to our Equity Incentive Plan, issue shares to the Advisor in lieu of cash payments or reimbursements under the Advisory Agreement, or redeem OP Units for shares of common stock. In addition, we may in the future cause the Operating Partnership to issue a substantial number of additional OP Units in order to raise capital, acquire properties, or consummate a merger, business combination or another significant transaction. OP Units may generally be converted into shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Ultimately, any additional issuance by us of equity securities or by the Operating Partnership of OP Units will dilute your indirect interest in the Operating Partnership, through which we own all of our interests in our investments.

We may issue preferred stock, which issuance could adversely affect those stockholders who purchased shares of our common stock in our public offerings.

If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease our stockholders’ ability to sell their shares of our common stock.

We depend on our relationships with lenders, joint venture partners, and property managers to conduct our business. If we fail to honor any of our contractual obligations, there could be a material and adverse impact on our ability to raise capital or manage our portfolio.

If we were viewed as developing underperforming properties, suffered sustained losses on our investments, defaulted on a significant level of loans or experienced significant foreclosure of our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, joint venture partners, tenants and third-party management clients, which could adversely affect our business, financial condition and results of operations.

Risks Related to Investments in Real Property

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. In addition, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may also be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All of these provisions would restrict our ability to sell a property.

We are dependent on tenants for revenue, and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

Our revenues from our real property investments are dependent on our ability to lease our real properties and the creditworthiness of our tenants and would be adversely affected by the loss of or default by one or more significant lessees. As of December 31, 2011, 50 of our 96 operating real properties, or approximately 60.0% of our total gross investment amount in real properties, were occupied by single tenants. Furthermore, certain of our assets may utilize leases with payments directly related to tenant sales, where the amount of rent that we charge a tenant is calculated as a percentage of such tenant’s revenues over a fixed period of time, and a reduction in sales can reduce the amount of the lease payments required to be made to us by tenants leasing space in such assets. The success of those real properties depends on the financial stability of the respective tenants. The financial results of our tenants can depend on several factors, including but not limited to the general business environment, interest rates, inflation, the availability of credit, taxation and overall consumer confidence. The recent economic downturn has, and may continue to, impact all of these factors, some to a greater degree than others.

In addition, our ability to increase our revenues and operating income partially depends on steady growth of demand for the products and services offered by the tenants located in the assets that we own and manage. A drop in demand, as a result of a slowdown in the U.S. and global economy or otherwise, could result in a reduction in tenant performance and consequently, adversely affect us. Inflation could also have an adverse effect on consumer spending which could impact our tenants’ sales and, in turn, our percentage rents, where applicable. Conversely, deflation could lead to downward pressure on rents and other sources of income.

If indicators of impairment exist in any of our real properties, for example, we experience negative operating trends such as prolonged vacancies or operating losses, we may not recover some or all of our investment. For example, during 2011, we recognized real property impairment losses of approximately $23.5 million on one of our real properties due to our determination that our estimate of undiscounted cash flows from our investment was less than our carrying value. There can be no assurance that any of this loss can be recovered, and we may record additional impairments in future periods.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to our stockholders and could force us to find an alternative source to make mortgage payments on any mortgage loans. In the event of a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

If the market for commercial real estate experiences increased vacancy rates, particularly in certain large metropolitan areas, it could result in lower revenues for us.

Over the past few years, the global economic downturn has negatively impacted the commercial real estate market in the U.S., particularly in certain large metropolitan areas, and has resulted in, among other things, increased tenant defaults under leases, generally lower demand for rentable space, and an oversupply of rentable space, all of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. We believe that the risks associated with our business could be more severe if the economy deteriorated further or if commercial real estate values continued to decline. Our revenues will decline and our ability to pay distributions will be negatively impacted if our commercial properties experience higher vacancy rates or decline in value.

A real property that incurs a vacancy could be difficult to sell or re-lease.

A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of the lease. In addition, certain of the real properties we acquire may have some vacancies at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and our real property may become vacant. Certain of our leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we would suffer reduced revenues, which could materially and adversely affect our liquidity and result in lower cash distributions to our stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

Adverse economic and other conditions in the regions where our assets are located may have a significant adverse impact on our financial results.

Our properties in California, Massachusetts, New Jersey, and Texas accounted for approximately 16%, 16%, 15%, and 11%, respectively, of our total gross investments of our real property portfolio as of December 31, 2011. A deterioration of general economic or other relevant conditions, changes in governmental laws and regulations, acts of nature, demographics or other factors in any of those states or the geographical region in which they are located could result in the loss of a tenant, a decrease in the demand for our properties and a decrease in our revenues from those markets, which in turn may have a disproportionate and material adverse effect on our results of operations and financial condition. In addition, some of these investments are located in areas that are more susceptible to natural disasters, and therefore, our tenants and properties are particularly susceptible to revenue loss, cost increase or damage caused by earthquakes or other severe weather conditions or natural disasters. Any significant loss due to a natural disaster may not be covered by insurance and may lead to an increase in the cost of insurance and expenses for our tenants, or could limit the future availability of such insurance, which could limit our tenants’ ability to satisfy their obligations to us.

In addition, our results of operations depend substantially on our ability to lease the areas available in the assets that we own as well as the price at which we lease such space. Adverse conditions in the regions and specific markets where we operate may reduce our ability to lease our properties, reduce occupancy levels, restrict our ability to increase lease prices and force us to lower lease prices and/or offer tenant incentives. Should our assets fail to generate sufficient revenues for us to meet our obligations, our financial condition and results of operations, as well as our ability to make distributions, could be adversely affected.

Properties that have significant vacancies, especially value-add or other types of discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties and the return on your investment.

Our investments in value-add properties or other types of discounted properties, may have significant vacancies at the time of acquisition. If vacancies continued for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues, resulting in less cash available for distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the return on your investment.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real property assets we seek to purchase or adversely affect the value of the real property assets that we own.

The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for the types of real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders. Likewise, a sharp increase in supply could adversely affect leasing rates and occupancy, which could lower operating results and overall returns to our stockholders.

Actions of our joint venture partners could adversely impact our performance.

We have entered into and may continue to enter into joint ventures with third parties, including entities that are affiliated with our Advisor or entities sponsored or advised by affiliates of our Advisor. We have purchased and developed and may also continue to purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner, co-tenant or partner in an investment might become bankrupt or otherwise is unable to meet its capital contribution obligations;

•	that such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	that such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that actions by such venture partner could adversely affect our reputation, negatively impacting our ability to conduct business.

Actions by a joint venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing our stockholders’ returns.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to our stockholders. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such a buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of our Advisor or an entity sponsored or advised by affiliates of our Advisor, certain conflicts of interest will exist. See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor or other Entities Advised by the Affiliates of the Advisor.”

We compete with numerous other parties or entities for real property investments and tenants, and we may not compete successfully.

We compete with numerous other persons or entities seeking to buy real property assets or to attract tenants to real properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire real property assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Similarly, the opening of new competing assets near the assets that we own may hinder our ability to renew our existing leases or to lease to new tenants, because the proximity of new competitors may divert existing or new tenants to such competitors. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to our stockholders.

Delays in the acquisition, development and construction of real properties may have adverse effects on portfolio diversification, results of operations and returns to our stockholders.

Delays we encounter in selecting, acquiring and developing additional real properties or debt investments could adversely affect our stockholders’ returns. The uncertain state of the real estate markets in recent years and the resulting incentives of lenders and sellers to retain their investments had previously led to generally lower transaction volume in the broader real estate market and for us, in part due to pricing and valuation uncertainties. It is possible that such disruptions and uncertainties may reoccur. Alternatively, increased competition for high quality investments may also limit our ability to make incremental accretive investments in real properties and debt investments. These factors may continue to have a negative effect on our stockholders’ returns, and may also hinder our ability to reach our portfolio diversification objectives.

In addition, where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, we may not receive any income from these properties, and distributions to our stockholders could suffer. Delays in the completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Our real properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

We are subject to litigation that could adversely affect our results of operations

We are a defendant from time to time in lawsuits and/or regulatory proceedings relating to our business. Unfavorable outcomes resulting from such lawsuits and/or regulatory proceeding could adversely impact our business, financial condition or results of operations.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect our returns.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we could be held liable for indemnifying possible victims of an accident. We cannot assure our stockholders that funding will be available to us for repair or reconstruction of damaged real property in the future or for liability payments to accident victims.

The real estate industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to, among other things, zoning, environmental protection and historical heritage, all of which may affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets.

In addition, on July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Various aspects of the legislation may have a significant impact on our business, including, without limitation, provisions of the legislation that increase regulation of and disclosure requirements related to investment advisors, swap transactions and hedging policies, corporate governance and executive compensation, investor protection and enforcement provisions, and asset-backed securities. We expect that the Dodd-Frank Act, together with the significant rulemaking that it requires, will create a new financial regulatory environment that may significantly increase our costs.

In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect our results from operations.

In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses, and revocation of authorizations, in addition to other civil and criminal penalties.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property and the operations conducted on the real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Third parties may also sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs resulting from the environmental contamination. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions, which may be enforced by government agencies or, in certain circumstances, private parties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to our stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

All of our properties are subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. We cannot give any assurance that an environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations taken as a whole, will not currently exist at the time of acquisition or may not arise in the future, with respect to any of our properties. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, there can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability; or the then current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available for distribution to our stockholders.

We may not have funding for future tenant improvements, which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We expect to invest the net proceeds from this offering in real estate-related investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds that may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure our stockholders that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to tenants, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: if we planned to vacate a given unit in order to change or adapt an asset’s mix of tenants, the tenant could remain in that unit by filing a lease renewal action and interfere with our strategy; and if we desired to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect our cash flow and our operating results.

Certain of our lease agreements may not be “triple net leases,” under which the lessee undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. We will be exposed to higher maintenance, taxes, and property management expenses with respect to all of our leases that are not “triple net.”

Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to our tenants, any such increases would cause our cash flow and our operating results to decrease.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

Risks Related to Investments in Real Estate-Related Debt and Securities

The mortgage loans in which we invest will be subject to the risk of delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations, results from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial adverse effect on our anticipated return on the foreclosed mortgage loan. In addition, if we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans and B-notes in which we invest involve greater risks of loss than senior loans secured by income-producing real properties.

We invest in mezzanine loans and B-notes that substantially take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan in whole or in part. In addition, there may be significant delays and costs associated with the process of foreclosing on collateral securing or supporting these investments. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal. Further, even if we are successful in foreclosing on the equity interests serving as collateral for our mezzanine loans, such foreclosure will result in us inheriting all of the liabilities of the underlying mortgage borrower, including the senior mortgage on the applicable property. This may result in both increased costs to us and a negative impact on our overall debt covenants and occupancy levels. In many cases a significant restructuring of the senior mortgage may be required in order for us to be willing to retain longer term ownership of the property. If we are unsuccessful in restructuring the underlying mortgage debt in these scenarios, the mortgage lender ultimately may foreclose on the property causing us to lose any remaining investment.

For example, during 2011, we recognized provision losses of approximately $23.0 million on two of our debt related investments due to our determination that there has been or it is probable that there will be a disruption of cash flows, in timing or amount, and the resulting estimated discounted cash flows from our investment was less than our carrying value. There can be no assurance that any of this loss can be recovered.

A portion of our debt related investments may be considered illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the debt related investments that we have purchased or may purchase in the future in connection with privately negotiated transactions are not or may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise effected in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be limited. The mezzanine, B-note and bridge loans that we have purchased or may purchase in the future are, or will be, particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. In addition, due to current credit market conditions, certain of our registered securities may not be as liquid as when originally purchased.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have an adverse affect on our results of operations and financial condition.

Interest rate and related risks may cause the value of our real estate securities investments to be reduced.

Interest rate risk is the risk that fixed-income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate securities investments.

Investments in real estate securities are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate-related common equity, preferred equity and debt securities of both publicly traded and private real estate companies. Investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related debt investments discussed in this prospectus.

Real estate-related securities may be unsecured and subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility, (iii) subordination to the prior claims of banks and other senior lenders to the issuer and preferred equity holders, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to pay dividends.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our real estate-related securities investments may be denominated in foreign currencies, and therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which may increase our business risks, and could hinder our ability to make distributions to our stockholders.

We have financed and may continue to finance a portion of the purchase price of certain of our investments in real estate-related debt and securities by borrowing funds. As of December 31, 2011, we had approximately $1.5 billion in aggregate outstanding borrowings. As of December 31, 2011, our leverage ratio is approximately 49% of the gross book value of our assets (before accumulated depreciation and amortization), inclusive of property and entity-level debt. Our current leverage target is between 50-60%, however if we sell all of the shares offered in this offering, we may lower our targeted leverage ratio to be approximately 35-45% of the gross book value of our assets (before accumulated depreciation and amortization), inclusive of property and entity-level debt, by paying down existing debt and/or purchasing unlevered assets with the net proceeds raised in this offering. However, only a portion of the proceeds from this offering will be used to pay down existing debt and/or to purchase unlevered assets. If we fail to raise sufficient proceeds from this offering, such leverage ratio may not be achieved, and even if we sell all of the shares offered in this offering, we may not reduce our leverage to our targeted range. Although we will work to achieve the targeted leverage ratio over time, we may change our targeted leverage ratio from time to time. Even if we reach a targeted leverage ratio, we may vary from it from time to time, and there are no assurances that we will achieve the targeted range disclosed above or any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of the value of our net assets unless approved by a majority of independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real property assets and debt related investments before non-cash reserves and depreciation. In addition, we have incurred and may continue to incur mortgage debt secured by some or all of our real properties to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow funds if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels would generally cause us to incur higher interest charges, and could result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure action. In that case, we could lose the property securing the loan that is in default or be forced to sell the property at an inopportune time, thus reducing the value of our investments. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We, and or our Operating Partnership, have historically given certain full, partial or limited guarantees, and may continue to give full, partial or limited guarantees in the future, to lenders of mortgage debt to the entities that own our properties. When we give a guarantee on behalf of an entity that owns one of our properties, we are responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our liquidity and ability to pay cash distributions to our stockholders will be adversely affected.

Increases in interest rates could increase the amount of our debt payments and therefore adversely impact our operating results.

As of December 31, 2011, we had approximately $401.3 million of variable rate debt outstanding, net of repayments, for which increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our real property or debt related investments at times, which may not permit realization of the maximum return on such investments.

Our derivative instruments used to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our investments.

We utilize derivative instruments to hedge exposure to changes in interest rates on certain of our loans secured by our real properties, but no hedging strategy can protect us completely. We may use derivative instruments, such as forward starting swaps, to hedge interest rate risks associated with debt incurrences that we anticipate may occur. However, if we fail to accurately forecast such debt incurrences we will be subject to interest rate risk without successfully hedging the underlying transaction. Furthermore, the use of derivative instruments may cause us to forgo the benefits of otherwise favorable fluctuations in interest rates, since derivative instruments may prevent us from realizing the full benefits of lower borrowing cost in an environment of declining interest rates.

In addition, derivative instruments may not mitigate all of the risk associated with fluctuations in borrowing costs. Derivative instruments are generally used to hedge fluctuations in benchmark interest rates, such as London Interbank Offered Rate (“LIBOR”) and U.S. treasury security-based interest rates. However, there are other components of borrowing costs that may comprise the “spread” that lenders apply to the benchmark interest rates. The “spread” that lenders apply to benchmark interest rates when making loans may fluctuate from time to time. Fluctuations in the “spread” may be attributable to volatility in the credit markets or borrower-specific credit risk. When we enter into derivative instruments in anticipation of certain debt incurrences, such derivative instruments do not mitigate the risks of fluctuations in “spread” which could exacerbate the risks described above.

We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset all of our risk related to interest rate volatility or that our hedging of these risks will not result in losses. These derivative instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

We have entered into loan agreements that contain restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender typically imposes restrictions on us that may affect our distribution and operating policies and our ability to incur additional debt. Our loan agreements include restrictions, covenants, customary market carve-outs and/or guarantees by us. Certain financial covenants include tests of our general liquidity and debt servicing capability as well as certain collateral specific performance and valuation ratios. Specifically, we are required by certain of our borrowing arrangements to maintain the following financial covenants: (i) an interest coverage ratio of 1.75 to 1.00 or higher, (ii) a fixed charge coverage ratio of 1.60 to 1.00 or higher, (iii) a leverage ratio not to exceed 65%, (iv) a minimum liquidity of $10.0 million, (v) a minimum tangible net worth of $950.0 million, and (vi) a debt yield ratio requiring 11% or higher yield on total indebtedness. In addition, our loan agreements may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace the Advisor as our advisor. Further, our loan agreements may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives and make distributions to our stockholders. There can be no assurance that we will be able to comply with these covenants in the future, or that if we violate a covenant the lender would be willing to provide a waiver of such covenant. Violation of these covenants could result in the acceleration of maturities under the default provisions of our loan agreements. As of December 31, 2011, we were in compliance with all financial covenants.

We have entered into, and may continue to enter into, financing arrangements involving balloon payment obligations, which may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to our stockholders.

Most of our current mortgage financing arrangements require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Risks Related to Our Taxation as a REIT

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We are organized and operate in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2006. Although we have not requested a ruling from the Internal Revenue Service (“IRS”) as to our overall REIT status, we will receive the opinion of our special U.S. federal income tax counsel, DLA Piper LLP (US) with respect to our qualification as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of DLA Piper LLP (US) will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. DLA Piper LLP (US) will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinions or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of DLA Piper LLP (US) and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that the Operating Partnership will continue to be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Operating Partnership was properly treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above.

To continue to qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To maintain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We are subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Additionally, it is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the debt instruments that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If such debt instrument turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable. Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate debt instruments at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The REIT gross income testing rules create a further risk if we acquire loans on the secondary market. Specifically, the interest apportionment rules applicable to REITs generally provide that, if such an acquired mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS recently issued Revenue Procedure 2011-16, which interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal.

If the IRS were to assert successfully any of our mortgage loans (or similar obligations) we have acquired on the secondary market were secured by property other than real estate, the interest apportionment rules applied for purposes of our REIT testing, and that the position taken in IRS Revenue Procedure 2011-16 should be applied to our portfolio, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we may fail to meet the 75% REIT gross income test discussed under “Federal Income Tax Considerations—Operational Requirements—Gross Income Tests.” If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty to the IRS.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income excluding capital gains. We will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our redemption program will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. If we were to attempt to structure a sale-leaseback transaction such that the lease would be characterized as a “true lease” that would allow us to be treated as the owner of the property for federal income tax purposes, we cannot assure our stockholders that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Our stockholders may have current tax liability on distributions if our stockholders elect to reinvest in shares of our common stock.

Even if our stockholders participate in our distribution reinvestment plan, our stockholders will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, our stockholders that are not tax-exempt entities may have to use funds from other sources to pay their tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Recent tax legislation generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We have received a private letter ruling from the IRS concluding that differences in the dividends distributed to holders of Class A shares, holders of Class W shares, and holders of Class I shares, as described in the ruling, will not cause such dividends to be preferential dividends. We have also issued class R shares in reliance on the rationale and tax authorities described in the ruling. We may change the way our fees and expenses are incurred and allocated to different classes of stockholders if the tax rules applicable to REITs change such that we could do so without adverse tax consequences.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.

We may be subject to taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including those described below.

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In order to qualify as a REIT, we are required to distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction or net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

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We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

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Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax unless the sale qualified for a statutory safe harbor that requires, among other things, a two year holding period.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interest to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

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part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

Our investments in real estate partnerships subject us to the tax risks associated with the tax status of such entities.

We are invested in real estate partnerships. Such investments are subject to the risk that any such partnership may fail to satisfy the requirements to qualify as a partnership, as the case may be, in any given taxable year. Such failure could subject such partnership to an entity-level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forgo otherwise attractive opportunities.

To maintain our status as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our status as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans, and mortgage-backed securities. The remainder of our investments in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% prior to July 30, 2008) of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

To maintain our status as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our common stock following the completion of our public offerings. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person who owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of syndicating and securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans that are held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to syndicate, dispose of, or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level and may limit the structures we utilize for our securitization transactions, even though the sales or structures otherwise might be beneficial to us.

In addition, the Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income), (ii) we must not have made aggregate expenditures includible in the basis of the property during the 2-year period preceding the date of sale that exceed 30% of the net selling price of the property, and (iii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all our assets as of the beginning of the taxable year. If the 7 sale limitation in (iii) above is not satisfied, substantially all of the marketing and development expenditures with respect to the property must be made through an independent contractor from whom we do not derive or receive any income. For sales on or prior to July 30, 2008, the 2-year periods referenced in (i) and (ii) above were 4 years, and the 10% fair market value test described in the alternative in (iii) above did not apply. We will endeavor to avoid engaging in prohibited transactions or we will attempt to comply with the safe harbor provisions. There is no assurance, however, that the REIT will not engage in prohibited transactions.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that any mezzanine loans in which we invest do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Liquidation of assets may jeopardize our REIT status.

To maintain our status as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge our stockholders to consult with their own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions under the Operating Partnership’s private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions under the Operating Partnership’s private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain could constitute income from a prohibited transaction and might be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Foreign investors may be subject to FIRPTA on the sale of common shares if we are unable to qualify as a “domestically controlled qualified investment entity.”

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” (as defined in section 897(h)(4)(B) of the Code). A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure our stockholders that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. Regardless of our status as a domestically controlled qualified investment entity, capital gain distributions attributable to a disposition of a U.S. real property interest will be subject to tax under FIRPTA in the hands of non-U.S. investors. See “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Capital Gain Distributions.”

Investment Company Risks

Avoiding registration as an investment company imposes limits on our operations, and failure to avoid registration reduces the value of your investment.

We conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the “Investment Company Act.” To do so, we will have to continue to monitor the value of our securities in comparison with the value of our other assets and make sure that the value of our securities does not exceed 40% of the value of all of our assets on an unconsolidated basis. As a result, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Registration with the Commission as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business.

Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties, and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. Any such results would be likely to have a material adverse effect on us.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as Amended, or “ERISA,” or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value of our net assets per share annually to those fiduciaries (including IRA trustees and custodians) who request it. Although this estimate will be based upon determinations of the NAV of our shares in accordance with our valuation procedures, no assurance can be given that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may have to be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our shares.

If our assets are deemed to be, plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum primary offering amount of $2,250,000,000 and the maximum distribution reinvestment plan offering amount of $750,000,000. The table assumes that 1/3 of primary offering gross proceeds come from sales of Class W shares, 1/3 of primary offering gross proceeds come from sales of Class I shares and 1/3 of primary offering gross proceeds come from sales of Class R shares. Because no sales commissions are paid on shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of Class W, Class I or Class R shares sold in the distribution reinvestment plan. We are offering up to $2,250,000,000 in shares of our common stock in our primary offering, and up to $750,000,000 in shares of our common stock in our distribution reinvestment plan, in any combination of Class W, Class I and Class R shares. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

The estimated amount of selling commissions reflected in the table below was calculated based on our NAV on the last business day prior to the commencement of this offering. The actual amount of selling commissions, however, will vary from the estimated amounts shown because (1) the number of Class I and Class R shares, for which no selling commissions are paid, that we will sell is uncertain, (2) our Class W, Class I and Class R shares will each be sold at a price that varies day by day based on our daily NAV per share for that class of shares and actual selling commissions per Class W share will be a percentage of the total price per Class W share in our primary offering and (3) the selling commission may be reduced or eliminated in connection with certain categories of sales of Class W shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class W per share purchase price, but will not affect the net proceeds available to us. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to our operations: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness; (3) to fund redemptions under our redemption program and (4) for other general corporate purposes. Our long-term strategy is to fund the payment of distributions to our stockholders entirely from our operations over time. However, our board of directors has the authority under our organizational documents to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Maximum Offering of $3,000,000,000
	Amounts	Percent
Gross Offering Proceeds	$3,000,000,000	100%
Less:
Selling Commissions(1)	$21,844,660	0.73%
Organization and Offering Expenses(2)	$16,824,600	0.56%

Net Offering Proceeds(3)	$2,961,330,740	98.71%

(1)

The table assumes that 1/3 of primary offering gross proceeds come from sales of Class W shares, 1/3 of primary offering gross proceeds come from sales of Class I shares and 1/3 of primary offering gross proceeds come from sales of Class R shares. Because no sales commissions are paid on shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of Class W, Class I or Class R shares sold in the distribution reinvestment plan. The actual selling commissions that will be paid on Class W shares may be higher or lower due to rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission percentage to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share. Selling commissions presented in the table reflect that no selling commissions are paid with respect to Class I shares, Class R shares or on distribution reinvestment plan shares. This table excludes the dealer manager fees and distribution fees, which will be paid over time and will not be paid from offering proceeds. We will pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class W shares and Class I shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class R shares for each day, and (3) for Class W shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class W shares for each day. We will continue paying such dealer manager fees and distribution fee with respect to shares sold in this offering until the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding. See “Plan of Distribution—Underwriting Compensation.”

(2)

We will pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, distribution fees and non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee and distribution fees) that we incur exceed 15% of our gross proceeds from the applicable offering. If we fund organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), and assuming that 1/3 of primary offering gross proceeds come from sales of Class W shares, 1/3 of primary offering gross proceeds come from sales of Class I shares and 1/3 of primary offering gross proceeds come from sales of Class R shares, then net proceeds from this primary offering in an amount equal to $2,228,155,340, or approximately 99.0% of the gross proceeds from this primary offering, would be available to us. The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions, the dealer manager fee and the distribution fee). Such expenses include legal, accounting, printing, mailing and filing fees and expenses, and costs in connection with preparing sales materials, any of which may be incurred by the Advisor on our behalf. Additional expenses incurred in connection with the offering, which may be incurred by or on behalf of the Dealer Manager, may include reimbursements for the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, legal fees of the Dealer

Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers, and promotional items. The Advisor may also reimburse the Dealer Manager for non-transaction based compensation allocated to sales-related activities of certain employees of the Dealer Manager in connection with this offering, which will not be reimbursed by us. All of the expenses of the Dealer Manager described above, other than bona fide due diligence expenses, together with any reimbursements by the Advisor of non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering, are considered underwriting compensation under the rules of FINRA in connection with this offering. See “Plan of Distribution – Underwriting Compensation.”
(3)

Generally, the net offering proceeds will be available (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness; (3) to fund redemptions under our redemption program and (4) for other general corporate purposes.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of real properties and other real estate-related investments. Our Advisor has primary responsibility for implementing our investment strategy and for actively monitoring and managing our overall portfolio to achieve diversification across multiple dimensions including:

•	real properties and real estate-related investments;

•	various equity and debt capital structures (including common stock, preferred stock and various forms of debt and other securities);

•	various real property sectors (such as office, industrial, retail, multifamily, hospitality and others);

•	various geographic markets; and

•	diversified tenant profiles and lease terms.

GENERAL PORTFOLIO DIVERSIFICATION OBJECTIVES

We believe that a diversified investment portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. We also believe that most real estate markets are cyclical in nature, and therefore, we believe that a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. In addition, we believe that a diversified tenant base, achieved by investing in multiple real property sectors, may mitigate the economic impacts associated with a single tenant or type of tenant potentially defaulting under its lease, particularly since such leases are the primary source of revenue from our real property investments. Furthermore, we believe that an investment strategy that combines real property investments with other real estate-related investments may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

We generally intend to utilize a long-term buy and hold strategy for investments within our portfolio of real estate assets, which will primarily consist of “core” or “core-plus” properties that have significant operating histories and existing leases whereby the majority of the total investment return is expected to be derived from current income. In addition, we may invest in a relatively smaller proportion of “value added” opportunities that arise in circumstances where a real property may be situationally undervalued or where product re-positioning, capital expenditures and/or improved property management may increase cash flows, and where the total investment return is generally expected to have a relatively larger component derived from capital appreciation. Furthermore, we may also pursue a generally smaller number of “opportunistic” real property investments in various stages of development or which may have a significant portion of the total investment return derived from capital appreciation.

Investment Objectives

Our primary investment objectives are:

•	providing current income to our stockholders in the form of quarterly cash distributions;

•	preserving and protecting our stockholders’ capital investments;

•	achieving appreciation of our NAV; and

•	enabling stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.

Over the long term, we intend to invest a significant majority of our total assets in real properties and the remainder of our total assets in other real estate-related investments. Real property investments have and will generally focus on real properties in multiple sectors and geographies primarily in the United States, consisting primarily of office, industrial, and retail, although we may also invest in multifamily, hospitality and other real property types. To provide diversification to our portfolio, we have and may continue to invest in real estate-related debt, which will generally include originating and participating in mortgage loans secured by real estate, mezzanine debt and other related investments. Any investments in real estate-related securities will generally focus on debt and equity issued by public and private real estate companies and certain other securities, with the primary goal of such investments being the preservation of liquidity in support of our share redemption program.

We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

As of December 31, 2011, we had total gross investments of approximately $2.8 billion (before accumulated depreciation of approximately $361.4 million), comprised of:

(1)	96 operating properties located in 30 geographic markets in the United States, aggregating approximately 18.2 million net rentable square feet. As of December 31, 2011, our real property portfolio was approximately 95% leased. Our operating real property portfolio includes an aggregate gross investment amount of approximately $2.7 billion and consists of:

•	35 office properties located in 16 geographic markets, aggregating approximately 6.8 million net rentable square feet, with an aggregate gross investment amount of approximately $1.5 billion;

•	32 retail properties located in seven geographic markets, aggregating approximately 3.1 million net rentable square feet, with an aggregate gross investment amount of approximately $724.4 million; and

•	29 industrial properties located in 16 geographic markets, aggregating approximately 8.3 million net rentable square feet, with an aggregate gross investment amount of approximately $452.9 million.

(2)	Approximately $92.2 million in net debt related investments, including (i) investments in mortgage notes of approximately $78.5 million and (ii) investments in B-notes of approximately $13.7 million.

Real Estate Portfolio

We make direct investments, via equity interests and/or joint ventures, in real properties in multiple sectors, consisting primarily of office, industrial and retail. Other real property types may include, but are not limited to, multifamily, hospitality, medical offices, student housing, senior housing, bank branches, convenience stores, parking facilities, storage facilities, and unimproved land. We anticipate that the majority of our real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

We expect that a majority of our real property investments will continue to consist of “core” and “core-plus” properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures and/or improved real property management may increase cash flows. We may also invest in “opportunistic” real properties and/or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of closing.

The Advisor has substantial discretion with respect to identifying and evaluating prospective real property investments. In determining the specific types of real property investments to potentially recommend to our board of directors, the Advisor will utilize the following criteria:

•	positioning the overall portfolio to achieve a desired mix of real property and other real estate-related investments;

•	diversification benefits relative to the rest of the real property and other assets within our portfolio;

•	broad assessment of macro and microeconomic, employment and demographic data and trends;

•	regional, market and property specific supply/demand dynamics;

•	credit quality of in-place tenants and the potential for future rent increases;

•	physical condition and location of the asset;

•	market rents and opportunity for revenue and net operating income growth;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	liquidity and income tax considerations; and

•	additional factors considered important to meeting our investment objectives.

The board of directors has delegated to the Investment Committee the authority to approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $25,000,000, including the financing of such acquisitions and developments.

With respect to real estate-related debt and securities, the board of directors has delegated to the Investment Committee the authority to approve securities investment thresholds as well as certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved securities and debt related investment strategy and asset allocation framework.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property or real property type. However, we may not invest in excess of 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties that are not expected to produce income within two years of their acquisition. The specific number and mix of real properties we acquire will depend upon real estate market conditions, other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Real Estate-Related Debt and Securities Portfolio

Our primary targeted real estate-related debt investments include, but are not limited to, originations of and participations in commercial mortgage loans secured by real estate, mezzanine loans, other types of preferred equity and certain other types of debt related investments that may help us reach our diversification, liquidity and other investment objectives. With respect to investments in real estate-related securities, our primary goal in making such investments is to preserve liquidity in support of our share redemption program, although in the future we may change our objectives with respect to investments in real estate-related securities. Targeted securities investments may include, but are not limited to, the following: (1) equity securities such as preferred stocks, common stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies), (2) debt securities issued by other real estate companies, (3) U.S. government and agency securities and (4) certain other types of securities and debt related investments that may help us reach our diversification, liquidity and other investment objectives.

The Advisor and certain of its product specialists have substantial discretion with respect to identifying and evaluating specific real estate-related debt and securities. Our charter provides that we may not invest in securities unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable and that, generally, we may not make debt related investments (other than an investment in mortgage programs or residential mortgage backed securities) unless an appraisal is obtained concerning the underlying property and the aggregate amount of all mortgage loans outstanding on the property do not exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria. See “Investment Limitations” below. Consistent with such requirements, in determining the types of real estate-related debt and securities investments to make, the Advisor and its product specialists are required to adhere to a board-approved asset allocation framework consisting primarily of components such as: (1) target mix of investments across a range of risk/reward characteristics, (2) exposure limits to individual investments and (3) exposure limits to real estate-related debt and securities subclasses (such as preferred equities, common equities, mortgage debt and foreign securities). Within this framework, the Advisor and certain of its product specialists evaluate specific criteria for each prospective real estate-related debt and securities investment including:

•	positioning the overall portfolio to achieve a desired mix of real property and other real estate-related investments;

•	diversification benefits relative to the rest of the real estate-related debt and securities within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro-economic data and regional property level supply and demand dynamics;

•	potential for delivering current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our real estate-related debt or securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate-related debt or security investment or pool of investments. The specific number and mix of real estate-related debt and securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are making investments and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Development and Construction of Properties

We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from the Advisor, its Affiliates and Other Related Entities

We are not precluded from acquiring real properties, directly or through joint ventures, from the Advisor, its affiliates or entities sponsored or advised by affiliates of the Advisor. Any such acquisitions are subject to approval by our board of directors consistent with the conflict of interest procedures described in this prospectus. See “Conflicts of Interest—Conflict Resolution Procedures.”

Joint Ventures

A component of our investment strategy includes entering into joint venture agreements with partners in connection with certain property acquisitions and debt related investments. With respect to these agreements, we may make varying levels of contributions in such ventures, including, without limitation, contributions of existing assets, and may take varying levels of management, control and decision rights. These agreements may allow our joint venture partners to be entitled to profit participation upon the sale of a property. With respect to any joint venture, we may enter into an advisory or sub-advisory agreement with an affiliate of the Advisor. We may also enter into arrangements with the Advisor in which the Advisor receives fees (directly or indirectly, including through a subsidiary of ours) from the joint venture entity or from the joint venture partner.

In certain circumstances, where we may enter into a joint venture with a partner who may also be a product specialist of our Advisor, as described below, a joint venture partner or an affiliate thereof may also be responsible for certain acquisition, asset management or other services, for which our Advisor may reallow a portion of the fees that it receives from us. Where we may enter into a joint venture, partnership or similar arrangement with the Advisor’s product specialists for the purpose of acquiring portfolio assets, the product specialists may or may not make an equity capital contribution to any such arrangement and may or may not participate in any potential profits of the relevant portfolio assets.

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Advisor, entities sponsored or advised by affiliates of the Advisor, and/or the Advisor’s product specialists, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

In certain circumstances, we may enter into a joint venture with a partner who is a product specialist with whom our Advisor has entered into a strategic alliance. Typically, such product partners are affiliated or third-party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate-related debt or securities and assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and other investment opportunities.

In selecting product specialists to assist with the selection, acquisition and/or operation of our real property and real estate-related debt and securities, the Advisor uses various criteria, including, but not limited to, a combination of the following:

•	a disciplined approach to real estate investing;

•	access to a steady flow of potential acquisitions that meet our investment criteria;

•	significant investment research capabilities;

•	depth of relationships across the commercial real estate industry;

•	financial resources and stability;

•	a significant investment and/or operating history regarding the specific securities type(s), real estate property type(s) and/or geographic market(s) being considered;

•	a track record of success in preserving capital and growing property level net operating income and/or securities investment yields; and

•	other potential factors deemed important to the selection, acquisition and/or operation of real property and real estate-related debt and securities.

The use of product specialists or other service providers does not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Advisory Agreement with the Advisor, we pay the Advisor certain fees. Agreement(s) between the Advisor and its product specialists are structured in a manner designed to align the product specialists’ incentives with our stockholders’ interests and our investment objectives. To the extent that agreements are entered into with affiliates of the Advisor, such agreements are subject to approval by our independent directors and include provisions to avoid duplication of fees paid by investors.

Our board of directors or the appropriate committee of our board normally approves a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property or leases with one or more major tenants for occupancy at a particular real property and prior to the satisfaction of all major contingencies contained in such purchase agreement. However, the board’s approval of a joint venture may occur before or after any such time, depending upon the particular circumstances surrounding each potential joint venture agreement. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the sponsor or the Advisor or entities sponsored or advised by affiliates of the Advisor for the acquisition of real properties, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture. In the event that any joint venture with an entity affiliated with our Advisor or sponsored or advised by an affiliate of our Advisor holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

As of December 31, 2011, we had entered into joint venture agreements with the following joint venture partners and/or their affiliates:

Joint Venture Partner	Investment Type	Number of Investments	% of Gross Investment Amount (1)
DCT Industrial Trust (2)	Industrial properties	23	11.1%
Westcore Properties AC, LLC (2)	Office properties	5	5.3%
ProLogis	Office properties	1	1.6%
Alliance Commercial Properties LLC (2)	Office properties	2	1.5%
Amerimar Enterprises LLC (2)	Office properties	1	1.4%

		32	20.9%

(1)

Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities of approximately $120.3 million as of December 31, 2011 and (ii) excludes accumulated depreciation and amortization on assets of approximately $361.4 million as of December 31, 2011. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss of approximately $38.0 million as of December 31, 2011.

(2)	Joint venture partner additionally acts as a product specialist with regards to certain properties held in the joint venture.

Real Property Ownership

Our investments in real properties generally take the form of holding fee title or a long-term leasehold estate. We generally acquire such interests either (a) directly through DCTRT Real Estate Holdco LLC, a wholly owned subsidiary of the Operating Partnership, or wholly owned subsidiaries thereof, or (b) indirectly through limited liability interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, entities sponsored or advised by affiliates of the Advisor or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See “Federal Income Tax Considerations—Sale-Leaseback Transactions.”

In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

•

audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the Commission and delivered to stockholders; and

•	title and liability insurance policies.

Our policy is to not close a transaction involving the purchase of a real property asset unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each real property purchased and until we are generally satisfied with the environmental status of the real property.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of real property. Although we are authorized to enter into leases with any type of tenant, we anticipate that major corporations, smaller corporations and other organizations will be our tenants under many of our office, retail and industrial property leases. These types of tenants, as well as individuals who may be tenants under multifamily property leases, will generally be subjected to a credit review and are generally required to meet certain creditworthiness standards as applied by the Advisor prior to entering into new leases with us or upon renewal of existing leases.

We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties will be funded from proceeds from this offering. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our industrial, retail or office buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

In this regard, we anticipate that most of our leases for office, industrial and retail properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for industrial, office or multifamily properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Disposition Policies—Real Estate Portfolio

We generally acquire real property assets with an expectation of holding each asset for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. A real property asset may be sold before the end of the expected holding period if:

•	there are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	an opportunity has arisen to pursue a more attractive real property or real estate-related debt or securities investment;

•	in the judgment of the Advisor, the value of the asset might decline;

•	a major tenant has involuntarily liquidated or is in default under its lease;

•	the asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	there exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

•	in the judgment of the Advisor, the sale of the real property is in our best interests.

The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the asset. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions.

The board of directors has delegated to the Investment Committee the authority to approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price of up to $25,000,000. The Board, including a majority of the independent directors, must approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price greater than $25,000,000.

Disposition Policies—Real Estate-Related Debt and Securities

The Advisor and certain of its product specialists have substantial discretion in connection with the disposition of real estate-related debt and securities. In general, the holding period for real estate-related debt and securities is expected to be shorter than the holding period for real property assets. The determination of whether a particular real estate-related debt or security investment should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors that are considered by the Advisor and its product specialists when disposing of a security or debt related investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which an asset has realized its expected total return;

•	portfolio rebalancing and optimization within the board approved asset allocation framework;

•	diversification benefits;

•	opportunities to pursue a more attractive real property or real estate-related debt or securities investment;

•	liquidity benefits with respect to sufficient funds for the share redemption program; and

•	other factors that, in the judgment of the Advisor and its product specialists, determine that the sale of the security or debt related asset is in our best interests.

All real estate-related debt and securities dispositions will be made pursuant to the board approved asset allocation framework and within the discretionary limits and authority as granted by the board of directors to the Advisor and its product specialists.

Borrowing Policies

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property and real estate-related debt and securities. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. See “Risk Factors—Risks Related to Adverse Changes in General Economic Conditions.” When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We intend to use financial leverage to provide additional funds to support our investment activities. As of December 31, 2011, our leverage ratio is approximately 49% of the gross book value of our assets (before accumulated depreciation and amortization), inclusive of property and entity-level debt. Our current leverage target is between 50-60%, however if we sell all of the shares offered in this offering, we may lower our targeted leverage ratio to be approximately 35-45% of the gross book value of our assets (before accumulated depreciation and amortization), inclusive of property and entity-level debt, by paying down existing debt and/or purchasing unlevered assets with the net proceeds raised in this offering. However, only a portion of the proceeds from this offering will be used to pay down existing debt and/or to purchase unlevered assets. If we fail to raise sufficient proceeds from this offering, such leverage ratio may not be achieved, and even if we sell all of the shares offered in this offering, we may not reduce our leverage to our targeted range. Although we will work to achieve the targeted leverage ratio over time, we may change our targeted leverage ratio from time to time. Even if we reach a targeted leverage ratio, we may vary from it from time to time, and there are no assurances that we will achieve the targeted range disclosed above or any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

There is no limitation on the amount we may invest in any single improved real property, security or debt related investment. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our real estate-related debt and securities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our board of directors has delegated to our President and our Chief Financial Officer the authority to approve financing obligations with respect to any secured and unsecured debt of the company, the Operating Partnership or any direct or indirect subsidiary of ours or the Operating Partnership, provided that the financing obligation complies with our borrowing policy and that the amount of any single proposed borrowing does not exceed 25% of our total gross assets on the date of such borrowing. Such debt may be fixed or floating rate.

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

The Advisor will seek to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of their affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock:

•

We will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate-related debt and securities.

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•

We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS, or residential MBS) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, the sponsor, the Advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

•	We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates.

•

We will not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See “General Portfolio Diversification Objectives—Real Estate-Related Debt and Securities Portfolio.”

•

We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, the Advisor, or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant.

•

We will not make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

•

We will not make or invest in mortgage loans, including construction loans but excluding any investment in CMBS, or residential MBS, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

•

We will not borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities).

•	We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets.

•	We will not issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Considerations

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an entity may be an “investment company”:

•

If it is engaged primarily, or holds itself out as being engaged primarily or proposing to engage primarily, in the business of investing, reinvesting or trading in securities (the “Primarily Engaged Test”).

•

Or, if it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of our total assets (other than government securities or cash items) on an unconsolidated basis (the “40% Test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

To continue to avoid registration under the Investment Company Act, we may have to retain assets we would otherwise want to sell and may have to sell assets we would otherwise wish to retain. In addition, we may have to acquire assets that we might not otherwise have acquired and may have to forego opportunities to acquire assets that we would otherwise want to acquire. See “Risk Factors—Investment Company Risks.”

Private Placements By The Operating Partnership

Prior to December 31, 2009, the Operating Partnership, through DCTRT Leasing Corp., a wholly owned subsidiary, offered undivided tenancy-in-common interests in real properties and beneficial interests in specific Delaware statutory trusts (collectively referred to as “fractional interests”), to accredited investors in private placements exempt from registration under the Securities Act. These fractional interests may have served as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. All of the fractional interests sold to investors pursuant to such private placements are or were 100% master leased by the Operating Partnership or a wholly owned subsidiary thereof, as applicable. Additionally, the Operating Partnership was given a purchase option giving it the right, but not the obligation, to acquire these fractional interests from the investors at a later time in exchange for OP Units (under a prior program administered by the Operating Partnership, such options were granted in the lease itself, and the Operating Partnership continues to hold these options as well).

The Operating Partnership agreed to pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through the private placements. The Advisor was obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership agreed to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership agreed to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership also agreed to pay a transaction facilitation fee to the Exchange Facilitator.

For the years ended December 31, 2011, 2010, and 2009, we incurred rent obligations of approximately $2.4 million, $4.9 million, and $5.8 million, respectively, under our lease agreements with the investors who have participated in our Operating Partnership’s private placements. The lease agreement in place as of December 31, 2011 expires in June 2019. During the year ended December 31, 2011, we exercised our option to acquire, at fair value, approximately $31.9 million of previously sold fractional interests in two properties for approximately 3.6 million OP Units issued at a weighted-average price of $8.86 per OP Unit in accordance with the purchase option agreement.

The Operating Partnership may, in the future, offer additional factional interests in private placement transactions, but there is no present intention to do so.

INVESTMENTS IN REAL PROPERTIES AND REAL ESTATE-RELATED DEBT AND SECURITIES

Our long-term investment strategy includes diversification across multiple dimensions, including investment type (i.e. real properties and real estate-related debt and securities), property type (e.g. office, industrial, retail, etc.) and geography. We believe that a diversified investment portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated invested portfolio. However, we cannot assure you that we will attain our long-term investment objectives. Over time, we expect our portfolio allocations to become more consistent with long-term diversification strategy. The following series of charts illustrates our investment portfolio allocations as of December 31, 2011.

The chart below describes the diversification of our investment portfolio across real estate investment type. Percentages in the chart correspond to Gross Investment Amounts as reported on our balance sheet as of December 31, 2011.

The chart below describes the diversification of our investment portfolio across real property type. Percentages in the chart correspond to Gross Investment Amounts as reported on our balance sheet as of December 31, 2011.

Through our investments in real property and real estate-related investments, we also seek diversification across multiple geographic regions located in the United States. The chart below shows the current allocations of our investments across geographic regions within the continental United States, as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”), for our operating real property and debt related investments. Percentages in the chart correspond to investments as reported on our balance sheet as of December 31, 2011. As of December 31, 2011, our real property investments were geographically diversified across 30 markets throughout eight regions. Our real estate-related investments are located in three additional markets resulting in a combined portfolio allocation across 33 markets and eight regions.

Real Properties

As of December 31, 2011 we held the majority ownership in 96 real properties, all of which were operating properties. The properties are located in 30 distinct geographical markets throughout the United States and comprise approximately 18.2 million net rentable square feet. The following table describes our 96 operating properties, by market (dollar amounts and square footage amounts in thousands).

Market	Number of Properties	Gross Investment Amount (1)	Net Rentable Square Feet	Secured Indebtedness (2)	% of Gross Investment Amount	% of Total Net Rentable Square Feet	% Leased (3)
Office Properties:
Washington, DC	3	$281,200	878	$140,583	10.3%	4.8%	99.6%
Northern New Jersey	2	248,212	807	140,112	9.1%	4.4%	100.0%
Dallas, TX	6	161,458	1,237	94,053	5.9%	6.8%	94.9%
Los Angeles, CA	4	153,781	557	57,454	5.6%	3.1%	100.0%
East Bay, CA	2	151,254	465	73,762	5.6%	2.6%	100.0%
Denver, CO	3	115,236	528	62,800	4.2%	2.9%	100.0%
Silicon Valley, CA	4	114,696	800	92,365	4.2%	4.4%	52.5%
Chicago, IL	3	56,940	402	38,996	2.1%	2.2%	84.6%
Princeton, NJ	1	51,131	167	35,000	1.9%	0.9%	100.0%
Miami, FL	1	48,182	240	22,860	1.8%	1.3%	100.0%
Austin, TX	1	44,978	156	21,102	1.7%	0.9%	100.0%
Philadelphia, PA	1	38,345	173	24,000	1.4%	1.0%	84.2%
Minneapolis/St Paul, MN	1	29,403	107	14,621	1.1%	0.6%	100.0%
Little Rock, AR	1	21,813	102	13,650	0.8%	0.6%	100.0%
New England	1	19,114	132	10,451	0.7%	0.7%	100.0%
Fayetteville, AR	1	11,695	63	—	0.4%	0.3%	100.0%

Total Office: 35 properties, 16 markets with average annualized base rent of in-place leases of $21.26 per sq. ft.	35	1,547,438	6,814	841,809	56.8%	37.5%	92.1%
Industrial Properties:
Central PA	3	70,594	1,110	40,724	2.6%	6.1%	96.4%
Houston, TX	1	41,338	465	21,843	1.5%	2.6%	100.0%
Dallas, TX	2	37,515	646	23,000	1.4%	3.6%	87.3%
Minneapolis/St Paul, MN	3	34,864	472	15,777	1.3%	2.6%	100.0%
Chicago, IL	2	33,058	765	19,695	1.2%	4.2%	100.0%
Louisville, KY	5	31,631	900	11,892	1.2%	4.9%	100.0%
Atlanta, GA	2	29,986	616	5,280	1.1%	3.4%	100.0%
Central Kentucky	1	25,820	727	13,644	0.9%	4.0%	100.0%
Silicon Valley, CA	1	25,326	396	19,150	0.9%	2.2%	100.0%
Cleveland, OH	1	23,805	230	10,266	0.9%	1.3%	100.0%
Indianapolis, IN	1	22,045	475	12,000	0.8%	2.6%	100.0%
Columbus, OH	2	21,566	451	11,886	0.8%	2.5%	100.0%
Charlotte, NC	1	21,125	472	14,800	0.8%	2.6%	100.0%
Cincinnati, OH	2	19,854	349	9,048	0.7%	1.9%	81.1%
Philadelphia, PA	1	8,110	129	6,050	0.3%	0.7%	93.8%
Denver, CO	1	6,231	85	3,293	0.2%	0.5%	100.0%

Total Industrial: 29 properties, 16 markets with average annualized base rent of in-place leases of $4.05 per sq. ft.	29	452,868	8,288	238,348	16.6%	45.7%	97.6%
Retail Properties:
New England	26	438,379	1,950	175,515	16.0%	10.6%	94.1%
Philadelphia, PA	1	103,876	423	67,800	3.8%	2.2%	99.2%
Washington, DC	1	62,423	233	40,399	2.3%	1.3%	100.0%
Raleigh, NC	1	45,035	142	26,200	1.7%	0.8%	98.7%
San Antonio, TX	1	31,922	161	21,500	1.2%	0.9%	98.3%
Pittsburgh, PA	1	23,282	103	16,000	0.9%	0.6%	29.9%
Jacksonville, FL	1	19,461	73	—	0.7%	0.4%	54.4%

Total Retail: 32 properties, seven markets with average annualized base rent of in-place leases of $15.22 per sq. ft.	32	724,378	3,085	347,414	26.6%	16.8%	92.6%

Grand Total/Weighted Average	96	2,724,684	18,187	1,427,571	100.0%	100.0%	94.7%

(1)

Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities of approximately $120.3 million as of December 31, 2011 and (ii) excludes accumulated depreciation and amortization on assets of approximately $361.4 million as of December 31, 2011. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss of approximately $38.0 million as of December 31, 2011.

(2)	Includes mezzanine financing of approximately $26.5 million as of December 31, 2011.
(3)	Percentage leased is based on commenced leases as of December 31, 2011.

Net Operating Income

The following table illustrates the historic net operating income derived from our investments in real properties by property type for the years ended December 31, 2011 and 2010 (amounts in thousands).

	For the Year Ended December 31, 2011				For the Year Ended December 31, 2010
	Office	Industrial	Retail	Total	Office	Industrial	Retail	Total
Rental Revenue (1)	$158,722	$36,698	$57,334	$252,754	$114,642	$32,295	$55,189	$202,126
Rental Expenses (2)	(33,052)	(6,156)	(13,122)	(52,330)	(28,047)	(6,430)	(12,293)	(46,770)

Net Operating Income	$125,670	$30,542	$44,212	$200,424	$86,595	$25,865	$42,896	$155,356

(1)

Rental revenues include adjustments as defined by GAAP such as straight-line rent adjustments and above and below market rent amortization. In addition, rental revenues include percentage rents, operating expense reimbursements and other miscellaneous items.

(2)

Rental expenses include real estate taxes, insurance, property management fees and other operating expenses directly related to the operation of the property. However, rental expenses exclude depreciation, amortization, general and administrative expenses, interest expense, asset management fees and acquisition related expenses.

We consider net operating income, or NOI, to be an appropriate supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as gains on the disposition of securities, other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition related expenses, losses on financing commitments, interest income, depreciation and amortization, general and administrative expenses, asset management fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

The following table is a reconciliation of our NOI to our reported net loss and our net loss attributable to common stockholders for the years ended December 31, 2011 and 2010 (amounts in thousands):

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
Net operating income	$200,424	$155,356
Debt related income	11,107	15,902
Interest and other income	2,616	4,125
Real estate depreciation and amortization expense	(120,751)	(91,901)
General and administrative expenses	(7,334)	(5,619)
Asset management fees, related party	(20,854)	(18,945)
Acquisition-related expenses net of other gains (losses)	(610)	(18,185)
Impairment of real estate property	(23,500)	—
Provision for loss on debt related investments	(23,037)	(1,278)
Other-than-temporary impairment on securities	(3,369)	(5,387)
Interest expense	(90,188)	(76,348)
Gain (loss) on derivatives	(85)	(245)
Loss on financing commitments	—	(5,101)
Gain on disposition of real estate securities	—	39,870
Income (loss) from discontinued operations, net of taxes	11,015	(14,651)
Net loss attributable to noncontrolling interests	6,886	1,705

Net loss attributable to common stockholders	$(57,680)	$(20,702)

Our primary source of funding for our property-level operating expenses and debt service payments is rent collected pursuant to our tenant leases. Our properties are generally leased to tenants for terms ranging from three to ten years. As of December 31, 2011, the weighted average remaining term of our leases was approximately 8.1 years, based on contractual remaining base rent, and 5.0 years, based on square footage. The following is a schedule of expiring leases for our consolidated operating properties by annualized base rent and square footage as of December 31, 2011 and assuming no exercise of lease renewal options (dollar amounts in thousands).

	Lease Expirations
Year	Number of Leases Expiring	Annualized Base Rent (1)%		Square Feet	%
2012 (2)	89	$9,056	4.4%	860	5.1%
2013	75	18,332	8.9%	1,671	10.0%
2014	92	20,614	10.0%	2,711	16.2%
2015	85	18,356	8.9%	2,179	13.0%
2016	43	23,759	11.5%	1,591	9.6%
2017	29	49,020	23.8%	2,918	17.5%
2018	23	5,898	2.9%	1,296	7.8%
2019	24	13,584	6.6%	682	4.1%
2020	21	6,969	3.4%	375	2.2%
2021	9	10,029	4.9%	656	3.9%
Thereafter	30	30,170	14.8%	1,765	10.7%

Total	520	$205,787	100.0%	16,704	100.0%

(1)	Annualized base rent represents the annualized monthly base rent of leases in place as of December 31, 2011, based on their respective non-cancellable terms.
(2)	Includes leases that are on a month-to-month basis at annualized amounts.

Debt Related Investments

As of December 31, 2011 and 2010, we had invested in eight and 11 debt investments, respectively, with net investment amounts of approximately $92.2 million and $217.5 million, respectively. The following table describes our debt-related investments in more detail as of December 31, 2011 (dollar amounts in thousands).

	Number of Investments as of December 31, 2011	Property Type	Market	Net Investment as of December 31, 2011 (1)	Weighted Average
Investment Type					Yield (2)	Maturity in Years (3)
Mortgage notes	4	Office/Hospitality/Industrial/Retail	Various (4)	$78,522	6.6%	2.1
B-notes	3	Office	Various (5)	13,725	1.5%	0.8
Mezzanine debt	1	Office	Dallas, TX	—	0.0%	2.1

Total	8			$92,247	4.4%	1.9

(1)

Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss of approximately $38.0 million as of December 31, 2011.

(2)

Weighted average yield is calculated on an unlevered basis using the amount invested, current interest rates and accretion of premiums or discounts realized upon the initial investment for each investment type as of December 31, 2011. Yields for LIBOR-based, floating-rate investments have been calculated using the one-month LIBOR rate as of December 31, 2011 for purposes of this table. We have assumed a yield of zero on the debt related investments for which we have recognized a full allowance for loss as of December 31, 2011.

(3)	Reflects the contractual loan term as of December 31, 2011. Certain of these debt related investments have extension options that may be exercised by the borrower.
(4)	As of December 31, 2011, we held mortgage note investments in the following markets: Los Angeles, CA; Washington D.C.; Honolulu, HI; and New York, NY.
(5)	We currently have B-note investments in the following markets: Denver, CO; Dallas, TX; and San Diego, CA.

Borrowings

As of December 31, 2011 and 2010, our borrowings comprised mortgage notes of approximately $1.4 billion and $1.5 billion, respectively and other secured borrowings of approximately $57.9 million and $126.8 million, respectively. The following table describes our borrowings in more detail as of December 31, 2011 and 2010 (dollar amounts in thousands).

	Weighted Average Stated Interest Rate as of		Outstanding Balance as of (1)		Gross Investment Amount Securing Borrowings as of
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Fixed rate mortgages	5.8%	5.8%	$1,053,740	$1,087,377	$1,964,328	$2,006,437
Floating rate mortgages (2)	4.0%	4.0%	343,349	378,578	665,306	783,157

Total mortgage notes	5.4%	5.3%	1,397,089	1,465,955	2,629,634	2,789,594
Repurchase facility	3.2%	3.5%	57,935	99,990	78,522	144,101
Mezzanine loan (3)	5.5%	5.5%	26,479	26,835	N/A	N/A

Total other secured borrowings	3.9%	4.0%	84,414	126,825	78,522	144,101

Total	5.3%	5.2%	$1,481,503	$1,592,780	$2,708,156	$2,933,695

(1)

Amounts presented are net of unamortized discounts to the face value of our outstanding fixed-rate mortgages of $4.0 million and $5.2 million as of December 31, 2011 and December 31, 2010, respectively.

(2)

As of December 31, 2011 and 2010, floating-rate mortgage notes were subject to interest rates at spreads ranging from 1.60% to 3.50% over one-month LIBOR, certain of which are subject to a 1.0% LIBOR floor.

(3)	As of December 31, 2011 and 2010, other secured borrowings consisted of mezzanine loan financing obtained from the seller of the NOIP Portfolio.

The following table reflects our contractual debt maturities as of December 31, 2011, specifically our obligations under mortgage note agreements and other secured borrowings (dollar amounts in thousands).

	As of December 31, 2011
Year Ending December 31,	Number of Borrowings Maturing (1)	Outstanding Balance (2) (3) (4)
2012	5	$353,017
2013	3	94,490
2014	2	91,623
2015	6	152,316
2016	13	306,684
2017	8	308,371
2018	0	4,999
2019	0	5,292
2020	1	157,944
2021	0	1,707
Thereafter	3	9,069

Total	41	$1,485,512

(1)

Borrowings presented include other secured borrowings of approximately $57.9 million related to our master repurchase facility account, which matures in June 2013 and is subject to two one year extensions and mezzanine borrowings of approximately $26.5 million, which mature in June, 2015.

(2)

Of the outstanding principal balances of borrowings maturing in 2012, approximately $276.0 million are subject to extensions options beyond December 31, 2012 and approximately $67.8 million of our borrowings have maturity dates that cannot be extended beyond December 31, 2012. Subsequent to December 31, 2011, we renegotiated the terms of $21.3 million of the amount without extension options that was due in February 2012, and therefore that amount is no longer due prior to December 31, 2012. Borrowings that are subject to extension options are also subject to certain lender covenants and restrictions that we must meet to extend the initial maturity date. We currently cannot assert with any degree of certainty that we will qualify for these extensions upon the initial maturity date of these mortgage notes.

(3)

Outstanding balance represents expected cash outflows for contractual amortization and scheduled balloon payment maturities, and does not include our mark-to-market adjustment on assumed debt of approximately $4.0 million.

(4)	As of December 31, 2011, our mortgage notes and secured borrowings are secured by real properties and debt investments totaling approximately $2.7 billion.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have a total of four directors on our board of directors, three of whom are independent of us, the Advisor and our respective affiliates. An “independent director” is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us, our sponsor or our Advisor. We refer to our one director who is not independent of us as our “interested director.”

Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than 5% of his annual gross income in the last two years from the sponsor, the Advisor or any affiliate of the sponsor or Advisor, or if more than 5% of his net worth, on a fair market value basis, has come from the sponsor, the Advisor or any affiliate of the sponsor or Advisor. The existence of other relationships or circumstances may also create a material business or professional relationship, thereby disqualifying a person as an independent director, even if he has not received more than 5% of his annual gross income in the last two years from the sponsor, the Advisor or any affiliate of the sponsor or Advisor, and has not acquired more than 5% of his net worth, on a fair market value basis, from the sponsor, the Advisor, or any affiliate of the sponsor or Advisor.

Our charter provides that the number of our directors may be established by a majority of the board but may not be fewer than three nor more than 15. Our charter also provides that a majority of the directors must be independent directors. Our charter provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Each director may be elected to an unlimited number of successive terms. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or interested directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

In general, when the board of directors acts on matters relating to any of the following, the approval of a majority of the independent directors is required: minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, fees to our Advisor or its affiliates, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, held January 9, 2006, our charter and each of the above matters were reviewed and ratified by a unanimous vote of the directors and of the independent directors.

The responsibilities of the board of directors:

•

It reviews and adopts valuation procedures to be used in connection with the calculation of our NAV, oversees the implementation of the valuation procedures, and approves the parties engaged in connection with determining our NAV.

•

It approves and oversees our overall investment strategy, which consists of elements such as (i) allocation percentages of capital to be invested in real properties and real estate-related debt and securities, (ii) diversification strategies, (iii) investment selection criteria for real property and real estate-related debt and securities, (iv) asset disposition strategies and (v) strategic alliances with product specialists.

•

It approves all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments. The board of directors has delegated to the Investment Committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of up to $25,000,000.

•

It approves an asset allocation framework for investing in real estate-related debt and securities consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and debt related investments and (iii) exposure limits to securities and debt related investment subclasses such as common equities and other securities, including foreign securities.

•

It approves specific discretionary limits and authority to be granted to the Advisor and to the Advisor’s product specialists in connection with the purchase and disposition of real estate-related debt and securities that fit within the asset allocation framework.

•	It approves and oversees our debt financing strategies.

•	It approves and monitors the relationship between the Operating Partnership and the Advisor.

•	It approves joint ventures, limited partnerships and other such relationships with third parties.

•	It determines our distribution policy and declares distributions from time to time.

•	It approves amounts available for redemptions of shares of our common stock and oversees the share redemption program.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out. The independent directors will review these policies at least annually to determine that the policies are in the best interests of our stockholders. Each such determination and the basis thereof will be included in the minutes of the board of directors. Any change in our investment objectives, as stated in our charter, must be approved by the stockholders.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve all transactions with any of our directors, the sponsor, the Advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. Each such determination shall be based on factors set forth below and all other factors the independent directors deem relevant and the findings of the independent directors will be recorded in the minutes of the board of directors. As part of their review of the Advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of the services and advice furnished by the Advisor;

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investment portfolio in relation to the investments generated by the Advisor for its own account.

Committees of the Board

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. We currently have four directors on our board of directors, three of whom are independent. Our board of directors has established an Investment Committee, an Audit Committee, and a TRT-IIT Conflicts Resolution Committee. Our board of directors may also establish a Compensation Committee and/or a Nominating Committee.

Investment Committee

Our board of directors has delegated to the Investment Committee (a) certain responsibilities with respect to specific real property and real estate-related debt and securities investments proposed by the Advisor and its product specialists and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is currently comprised of three directors, two of whom are independent directors. The members of the Investment Committee are John A. Blumberg, Charles B. Duke and Daniel J. Sullivan.

With respect to real property investments, the board of directors has delegated to the Investment Committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments.

With respect to real estate-related debt and securities, the board of directors has delegated to the Investment Committee the authority to approve real estate-related debt and securities investment thresholds as well as certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved real estate-related debt and securities investment strategy and asset allocation framework.

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others, reviewing our system of internal controls, which management has established, overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and overseeing certain areas of risk management. The Audit Committee is currently comprised of two directors, both of whom are independent directors. The members of the Audit Committee are Mr. Duke and Mr. Sullivan.

TRT-IIT Conflicts Resolution Committee

Our board of directors has delegated to the TRT-IIT Conflicts Resolution Committee the responsibility to consider and resolve all conflicts that may arise between us and IIT, including conflicts that may arise as a result of the investment allocation methodology that our Advisor utilizes for allocating investment opportunities that are suitable for both us and IIT. The members of the TRT-IIT Conflicts Resolution Committee are Mr. Sullivan and Mr.  Woodberry, each of whom is an independent director.

Compensation Committee

Our board of directors may establish a Compensation Committee to administer our equity incentive plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, will be comprised entirely of independent directors.

Nominating Committee

Our board of directors may establish a Nominating Committee. The primary function of the Nominating Committee would be to:

•	assist our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommend candidates to our board of directors to fill vacancies on the board;

•	recommend committee assignments for directors to the full board; and

•	periodically assess the performance of our board of directors.

The Nominating Committee, if formed, would be comprised entirely of independent directors.

Compensation of Directors

We pay each of our independent directors $8,750 per quarter plus $1,000 for each board or committee meeting attended. We also pay the chairman of the Audit Committee an annual retainer of $7,500 (prorated for a partial term). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending board meetings. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

On April 3, 2006, each of our then-serving independent directors, Messrs. Duke, Sullivan and Woodberry, was granted an option to purchase 10,000 shares of our common stock under our equity incentive plan with an exercise price equal to $11.00 per share. Our equity incentive plan provides for the automatic grant to each of our independent directors who is serving as of each of our annual stockholders meetings of an option to purchase 5,000 shares of our common stock having a term that is no longer than 10 years and an exercise price that is no less than the fair market value of our common stock on the date of grant. No options will be awarded under these automatic grant provisions of the equity incentive plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter. In connection with our 2007, 2008, 2009, and 2010 Annual Meetings of Stockholders, on August 27, 2007, August 21, 2008, June 29, 2009, and June 29, 2010, respectively, each of our three independent directors was granted an option to purchase 5,000 shares of our common stock under the equity incentive plan with an exercise price equal to $11.00 per share. Our board of directors has suspended the equity incentive plan for an indefinite period of time, effective as of June 17, 2011, and although no new awards will be made under the plan during the period of suspension, the suspension does not affect the option awards previously granted to our independent directors.

Equity Incentive Plan

We adopted an equity incentive plan, effective January 12, 2006, which we use to attract and retain qualified independent directors, employees of the Advisor, and other advisors and consultants providing services to us or the Advisor who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The equity incentive plan provides for the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock-based awards to our independent directors, employees of the Advisor and other advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the equity incentive plan. Any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock-based awards will provide for exercise prices, where applicable, that are not less than the fair market value of shares of our common stock on the date of the grant.

Our board of directors administers the equity incentive plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and all the terms and conditions of the awards, including whether the grant, vesting, or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by the plan administrator, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved for issuance under the equity incentive plan a total of 2.0 million shares of our common stock, and have also established an aggregate maximum of 5.0 million shares that may be issued upon grant, vesting or exercise of awards under the plan. In addition, no more than 200,000 shares may be made subject to stock options, stock appreciation rights, restricted stock, stock units, and/or other stock-based awards under the equity incentive plan to any individual in any single calendar year. In connection with the adoption of the equity incentive plan, our board of directors adopted an administrative rule to the effect that it will not approve the issuance of new awards under the equity incentive plan (other than the initial grant of options to our independent directors, described below) if, after giving pro forma effect to such issuance, the aggregate number of shares of our common stock subject to all outstanding awards exceeds 4% of the sum of (i) the number of shares of our then outstanding common stock and (ii) the number of then outstanding OP Units, other than those held by us. If any shares subject to an award under the equity incentive plan are forfeited, cancelled, exchanged or surrendered or an award terminates or expires without a distribution of shares or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, such number of shares will again be available for awards under the equity incentive plan. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, our board of directors will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Under the equity incentive plan, our board of directors will determine the treatment of awards in the event of a change in our control. The equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award that is outstanding at the time the equity incentive plan expires or is terminated without the consent of the holder of the outstanding award. Our board of directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan. Our board of directors has suspended the equity incentive plan for an indefinite period of time, effective as of June 17, 2011, and no new awards will be made under the plan during the period of suspension.

Compensation Committee Interlocks and Insider Participation

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter, subject to certain limitations, limits the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, our charter and, with respect to our directors only, indemnification agreements with each director, provide that, subject to certain limitations, we will generally indemnify our directors, our officers, the Advisor and its affiliates, and may indemnify our employees (if we have any in the future) and agents for losses they may incur by reason of their service in those capacities. We also have obtained directors and officers liability insurance. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter and, with respect to our directors only, indemnification agreements with each director, provide that our directors, the Advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met:

•	our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of interested directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding the foregoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, our officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

We may advance funds to directors, officers, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	the party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
John A. Blumberg	52	Chairman of the Board of Directors
Charles B. Duke	54	Director*
Daniel J. Sullivan	47	Director*
John P. Woodberry	49	Director*
Guy M. Arnold	44	President
Austin W. Lehr	50	Chief Operating Officer
M. Kirk Scott	33	Chief Financial Officer, Treasurer and Vice President and Controller
Joshua J. Widoff	41	Executive Vice President, General Counsel and Secretary

*	Denotes an Independent Director.

John A. Blumberg, age 52, has served as our Chairman of the Board of Directors since January 2006. Mr. Blumberg has also been a manager of our Advisor since April 2005. From October 2009 to March 2010, Mr. Blumberg served as the Chairman of the Board of Directors of IIT, and is currently a manager of Industrial Income Advisors LLC, the advisor to IIT. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver-based real estate investment firm, which he co-founded in 1993. He is also the founder of Mexico Retail Properties and has been serving as its Chief Executive Officer since 2002. Mexico Retail Properties is a fully integrated retail real estate company that acquires, develops, and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development, and redevelopment activities since 1993 and, as of December 31, 2011, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing, and sale of real properties having combined value of approximately $9.5 billion. Prior to co-founding Black Creek Group LLC, Mr. Blumberg served in various positions with Manufacturers Hanover Trust, Chemical Bank and as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturers Hanover Real Estate Inc. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

We believe that Mr. Blumberg’s qualifications to serve on our board of directors are demonstrated by his extensive experience in real estate investments, including his over 19 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, his leadership experience as an executive officer of, and an advisor to, non-traded REITs and other real estate investment companies, and his experience in real estate investment banking.

Charles B. Duke, age 54, has served as an independent director of our board of directors since January 2006. Mr. Duke has also served as an independent director on the board of directors of IIT since December 2009. Mr. Duke was founder and has been President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies, since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president, and owner of Careyes Corporation, a private bank, registered investment advisor and a member of FINRA based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems, a global technology leader in the environmental monitoring industry based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment-banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing, and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

We believe that Mr. Duke’s qualifications to serve on our board of directors include his considerable experience in financial matters, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization, and we believe his business management experience is valuable in terms of providing director leadership.

Daniel J. Sullivan, age 47, has served as an independent director of our board of directors since January 2006. Mr. Sullivan is assistant editor of Humanitas, an academic journal published by the National Humanities Institute, and a doctoral candidate at The Catholic University of America in Washington, D.C. since 2003. Prior to that, from 2002 to 2003, Mr. Sullivan was a private consultant and from 1998 to 2002, he was Director of Business Development at Jordan Industries Inc. Mr. Sullivan has eighteen years of international business, consulting, and private equity investment experience, including over four years, from 1987 through 1991, in the real estate industry as an appraiser, property analyst, and investment banker with Manufacturers Hanover Real Estate Investment Banking Group in New York. During that time, Mr. Sullivan participated in the structuring and private placement of over $1 billion in long term, fixed-rate, and multi-property mortgage financings for the bank’s corporate clients. Mr. Sullivan holds a Master of Arts in political theory from The Catholic University of America in Washington, D.C. and a Bachelor of Arts in history from Boston College in Chestnut Hill, Massachusetts.

We believe that Mr. Sullivan’s diverse background in education, journalism, international business, consulting, and private equity investment adds a unique perspective to our board of directors in fulfilling its duties. His qualifications to serve on our Board are also demonstrated by his experience in international business, finance and real estate investments.

John P. Woodberry, age 49, has served as an independent director of our board of directors since January 2006. Mr. Woodberry has been active in finance and investing activities since 1991. In 2007, Mr. Woodberry joined Passport Capital, LLC, a San Francisco based hedge fund, and serves as the Portfolio Manager for the India and Capital Markets Groups. From 2004 to 2007, Mr. Woodberry was the President and Portfolio Manager of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a Senior Research Analyst at Cobalt Capital, LLC, a New York City based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management, LLC and Trident Investment Management, LLC, each a New York City based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investment Council Ltd. Mr. Woodberry has an MBA from Harvard Business School and an AB Degree from Stanford University.

We believe that Mr. Woodberry’s qualifications to serve on our board of directors include his depth of experience in finance, capital markets and investment management. His managerial roles at various hedge funds, including his experience as President and Portfolio Manager of Independence Capital Asset Partners, LLC, provide him with leadership experience that we believe is valuable to our board of directors in fulfilling its duties.

Guy M. Arnold, age 44, has served as our President since January 2008. As President and along with the leadership of the organization, Mr. Arnold oversees multiple functions including acquisitions, dispositions, asset management, finance, reporting and investor relations. From March 1999 until November 2007, Mr. Arnold served as Partner and Managing Director of Cherokee Investment Partners, LLC (“Cherokee”). Cherokee is a multi-asset class private equity real estate fund that focuses on the acquisition, redevelopment, and asset management of urban infill properties throughout the U.S., Canada, and Western Europe. In this capacity, Mr. Arnold directed and structured numerous transactions with various sellers and buyers including Fortune 500 companies, development and investment companies, as well as local and federal governmental agencies. Prior to joining Cherokee, Mr. Arnold served as Vice President of Colorado & Santa Fe Real Estate (“Colorado & Santa Fe”), a Denver commercial real estate holding company, from September 1990 to February 1999. At Colorado & Santa Fe, he co-managed the acquisition, asset management, and leasing for the Company’s portfolio of value-added office, industrial and retail properties. Mr. Arnold recently served on the board of directors of the Colorado chapter of the National Association of Industrial and Office Properties, and is a member of other boards and charitable organizations. Mr. Arnold earned a Bachelor’s degree from the University of Virginia.

Austin W. Lehr, age 50, has served as our Chief Operating Officer since August 2010. Mr. Lehr has 25 years of experience in the investment, management, and development of institutional quality commercial real estate. From 2004 through 2009, Mr. Lehr served as Chief Investment Officer and Executive Vice President of Lauth Group Inc., one of the nation’s leading real estate development companies, focused on the development of office, industrial, healthcare and retail related properties. Mr. Lehr is a member of the Advisory Board of the University of Colorado’s Real Estate Council and is also a visiting professor at the University of Colorado’s Leeds School of Business. Mr. Lehr has served on the board of directors for the Denver and Portland chapters of the National Association of Industrial and Office Properties, as well as the Advisory Board to the Eller College of Management at the University of Arizona. Mr. Lehr holds a Master’s degree from Northwestern University’s Kellogg Graduate School of Management and a Bachelor’s degree from Williams College.

M. Kirk Scott, age 33, has served as our Chief Financial Officer, Treasurer and Vice President and Controller. Mr. Scott also serves as Controller of our Advisor. Since joining us in April 2008, Mr. Scott has overseen and developed investor and lender relations, finance, financial reporting, accounting, budgeting, forecasting, internal audit, securities and tax compliance, lender relations and other related areas of responsibilities. Prior to joining us in 2008, Mr. Scott was Controller of Denver-based NexCore Group, a fully-integrated real estate development and operating company primarily focused within the medical office sector that has developed or acquired over 4.7 million square feet of facilities. Within his capacity as Controller, Mr. Scott directed and oversaw the accounting, financial reporting and compliance, budgeting, forecasting and investor relation functions for the NexCore Group. From 2002 until 2006, Mr. Scott was Assistant Controller at Dividend Capital Group and DCT Industrial during that company’s growth from inception to more than $2 billion in assets under management where he was responsible for establishing the organization’s accounting and financial reporting function including compliance with the rules and regulations of the Commission, FINRA, the Internal Revenue Service and various state blue sky laws. Prior thereto, Mr. Scott was an auditor with KPMG focused on various commercial real estate assignments. Mr. Scott holds a Bachelor’s Degree in Accounting, cum laude, from the University of Wyoming and maintains an active CPA license in the State of Colorado.

Joshua J. Widoff, age 41, has served as Executive Vice President, Secretary, and General Counsel since October 2010, and has served as Senior Vice President, Secretary, and General Counsel from September 2007 to October 2010. Mr. Widoff has served as the Senior Vice President, General Counsel, and Secretary of IIT since May 2009. He has also served as a Managing Director of Black Creek Group LLC, a Denver-based private equity real estate firm, since September 2007, and as Executive Vice President of Dividend Capital Group since October 2010. Prior to joining us and Black Creek Group LLC in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are currently party to the Seventh Amended and Restated Advisory Agreement, effective as of June 23, 2009. The Advisory Agreement will be amended upon the effective date of this offering and we describe the agreement below as it will be amended.

The Advisor

The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders. Under the terms of the Advisory Agreement, subject to the oversight, review and approval of the board of directors, the Advisor undertakes to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	assist our board of directors in developing, overseeing, implementing and coordinating our NAV procedures;

•	provide information about our properties and other assets and liabilities to the Independent Valuation Firm and other parties involved in determining our daily NAV;

•

research, identify, review and recommend to our board of directors for approval real property and real estate-related related acquisitions and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties and real estate-related investments will be made;

•	actively oversee and manage our real property and real estate-related investment portfolios for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners and product specialists, structure corresponding agreements and oversee and monitor these relationships; and

•	arrange for financing and refinancing of our assets.

The above summary is provided to illustrate the material functions that the Advisor will perform for us as our advisor and it is not intended to include all of the services that may be provided to us by the Advisor or third parties, including the Advisor’s product specialists. Any investment advisory services provided with respect to securities will be provided by a registered investment adviser.

The Advisor expects to engage in other business activities. As a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may not make any real property acquisitions, developments or dispositions including real property portfolio acquisitions, developments and dispositions without the prior approval of the majority of our Investment Committee, or our board of directors, as the case may be. The Advisor and its product specialists may only make investments in or dispositions of real estate-related debt or securities within the board approved asset allocation framework and under the specific discretionary limits and authority granted by the board of directors and the Investment Committee. The actual terms and conditions of transactions involving investments in real properties and real estate-related debt and securities shall be determined in the sole discretion of the Advisor and its product specialists, subject, as applicable, to board and Investment Committee approval.

The Advisor is currently managed by the following individuals:

Guy M. Arnold	Gregory M. Moran
James R. Mulvihill	John A. Blumberg
Gary M. Reiff	M. Kirk Scott
Andrea L. Karp	Austin W. Lehr
Joshua J. Widoff	Lainie P. Minnick
Evan H. Zucker

For biographical information regarding Messrs. Arnold, Blumberg, Lehr, Scott and Widoff, see “Management—Directors and Executive Officers.”

Andrea L. Karp, age 39, has responsibilities for due diligence and acquisitions at the Advisor. Ms. Karp has served as our Senior Vice President of Real Estate since May 2007. Ms. Karp has also served as the Senior Vice President of Real Estate of IIT since August 2010. From 2006 to 2007, Ms. Karp was Vice President of Fremont Investment & Loan, a California-based bank where she was responsible for originating commercial loans. From 1997 through 2006, Ms. Karp served as First Vice President of ProLogis. In this capacity, Ms. Karp was responsible for overseeing the Asset Services team, which handled all due diligence and underwriting activities of corporate mergers, joint ventures, financings, acquisitions and dispositions with activity levels in excess of $6 billion per year. Ms. Karp holds a Bachelor’s Degree in Economics from the University of Colorado.

Lainie P. Minnick, age 37, has responsibilities for financings at the Advisor. As our Senior Vice President of Finance, Ms. Minnick is responsible for executing financing initiatives and managing lending relationships. Ms. Minnick has also served as the Senior Vice President of Finance of IIT since August 2010. Prior to joining Total Realty Trust in 2007, Ms. Minnick was a Project Executive for Urban Villages, Inc., a Denver based real estate development firm. In 1996 Ms. Minnick joined the Archon Group, a subsidiary of Goldman Sachs, where she was responsible for portfolio management and loan asset management efforts. She subsequently worked directly for Goldman Sachs from 1998 through 2004 as a Vice President working exclusively with the Whitehall Funds, a series of global real estate opportunity funds. Based in both New York and London, Ms. Minnick was responsible for executing over $3 billion of real estate-related portfolio financings for Whitehall throughout the U.S. and Europe. Ms. Minnick holds a Bachelors of Business Administration degree from Southern Methodist University and a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

Gregory M. Moran, age 38, is a Senior Vice President of Total Realty Trust, and has served as a Vice President of Investments of Dividend Capital Group and the Advisor since August 2005. Mr. Moran has been an active participant in the institutional real estate community since 1998. From December 2001 through July 2005, Mr. Moran was a Portfolio Manager in the Real Estate Investment Group for the Public Employees’ Retirement Association of Colorado where he was directly involved in the ongoing management of a global real estate investment portfolio with over $2 billion of invested equity. Mr. Moran was responsible for sourcing and underwriting new investment opportunities, ongoing asset management of existing portfolio investments, and relationship management for over a dozen joint venture partners and advisors of the fund. From September 1998 through December 2001, Mr. Moran worked in the Capital Markets Group at Sonnenblick Goldman Company, most recently as a Vice President. During this time, Mr. Moran was responsible for raising and structuring debt and equity investments in commercial real estate projects on behalf of public and private real estate investment companies. Mr. Moran received his Bachelor’s Degree in Business Administration and Master’s Degree in Professional Accounting from the University of Texas at Austin—McCombs School of Business. He is also a CFA Charterholder, member of the CFA Institute, Denver Society of Security Analysts, Urban Land Institute, and Pension Real Estate Association.

James R. Mulvihill, age 46, is a manager of both the Advisor and the Property Manager. Mr. Mulvihill is also a manager of Industrial Income Advisors LLC, the advisor to IIT. Mr. Mulvihill also serves as a member of the investment committee for the advisor to Fundcore Institutional Income Trust. From its inception until October 2006, Mr. Mulvihill was the Chief Financial Officer of DCT Industrial. He was also a director of DCT Industrial from its inception until July 2009. Mr. Mulvihill is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. He was also a co-founder and served through September 2005 as Chairman of the Board of Corporate Properties of the Americas. Corporate Properties of the Americas, a joint venture between an affiliate of Black Creek Group LLC, and Equity International Properties, is a fully integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and, as of December 31, 2011, with affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $9.5 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as the Chairman and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 2001. Prior to co-founding Black Creek Group LLC, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Gary M. Reiff, age 52, is Executive Vice President and General Counsel of the Advisor. Mr. Reiff has also served, since March 2008, as the Chief Operating Officer and Chief Legal Officer of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as General Counsel, Chief Legal Officer, Executive Vice President and Chief Operating Officer of various of those affiliates. From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until 2007. Mr. Reiff also served as a member of that firm’s Executive Committee and co-chair of the firm’s Corporate and Securities Department. During Mr. Reiff’s more than 20 years of practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves as Vice Chairman of the Colorado Transportation Commission. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University, and his law degree, magna cum laude, from Harvard Law School.

Evan H. Zucker, age 46, is a manager of both the Advisor and the Property Manager. Mr. Zucker is also a manager of Industrial Income Advisors LLC, the advisor to IIT, and has served as the Chairman of the board of directors of IIT since March 2010. Mr. Zucker served as the President of IIT from October 2009 until his election to the IIT board of directors and as Chairman in March 2010. Mr. Zucker also serves as a member of the investment committee for the advisor to Fundcore Institutional Income Trust. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2011, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $9.5 billion. In 1993, Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s Degree in Economics.

The Advisory Agreement

Term and Termination Rights

The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The directors will evaluate the performance of the Advisor before renewing the Advisory Agreement, and the criteria used in such evaluation will be included in the minutes of the board of directors. The Advisory Agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of the Advisor, or upon an uncured material breach of the Advisory Agreement by the Advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by the Advisor upon 60 days’ written notice.

“Good reason” is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any uncured material breach of the Advisory Agreement of any nature whatsoever by us. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or an uncured material breach of the Advisory Agreement by the Advisor.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The Advisor and its affiliates are paid fees and reimbursed certain expenses in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement.

Advisory Fee and Expense Reimbursements

As compensation for asset management services the Advisor provides to us pursuant to the Advisory Agreement, we will pay the Advisor an advisory fee comprised of two separate components:

(1)	a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of our NAV for each class of our common stock for such day, payable quarterly in arrears; and

(2)	a performance component calculated for each class based on the total return of such class in any calendar year (defined for each class of our common stock as the change in NAV per share for such class plus distributions per share for such class), payable annually in arrears.

We will accrue both components of the advisory fee on a daily basis. The performance component will be calculated such that for any calendar year in which the total return per share for a particular share class exceeds 6% per annum, which we refer to as the 6% return, the Advisor will receive 25% of the excess total return above the 6% return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. However, the performance component will not be earned with respect to such class on any increase in NAV up to the higher of (a) the NAV of such class as of the end of the business day on which this offering commences or (b) the highest NAV of such class on the last business day of any prior calendar year following the commencement of this offering. The foregoing per share NAV thresholds for each class are subject to adjustment by our board of directors, provided that they are adjusted in the same manner for each class. For the partial calendar year in which this offering commences, the performance fee will be calculated based on the total return achieved with respect to our per share NAVs at the end of the business day on which this offering commences, and the 6% return requirement will be reduced pro rata by the number of days in the calendar year that precedes the commencement of this offering. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6%, and (4) is payable to the Advisor if our total return exceeds the 6% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum. The performance component does not take into account any selling commissions paid by Class W stockholders or any short-term trading discounts, if applicable. The Advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year. As a result, the Advisor may be entitled to receive the performance component with respect to one class of shares but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the Advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock remains above the threshold levels discussed in the paragraph above, the Advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years.

We will also pay our Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any real property assets.

In addition, we will pay the Advisor a fee of 1.0% of the sales price of individual real property assets upon disposition of such assets. Further, for a substantial amount of services in connection with the sale of a property, as determined by a majority of our independent directors, we will pay the Advisor up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Subject to certain limitations, we will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

organizational and offering expenses, which include, legal, accounting and printing fees and expenses attributable to preparation of the registration statement, registration and qualification of our common stock for sale with the Commission and in the various states and filing fees (and not including selling commissions, the dealer manager fee and distribution fees), in the event that the Advisor incurs any such expenses on our behalf;

•	expenses incurred by the Advisor in connection with the selection and acquisition of properties, real estate-related assets and other investments of ours, whether or not such investments are acquired;

•	expenses incurred by the Advisor in connection with financing transactions, including the financing or refinancing of our properties;

•	expenses it incurs in connection with providing other services to us, such as compliance with reporting requirements under securities laws; and

•

our allocable share of the Advisor’s overhead, which includes but is not limited to the Advisor’s rent, utilities and personnel costs; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause our total operating expenses over such period to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses, the advisory fee, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “Statement of Policy”); and (f) acquisition fees, acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future quarters for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any four consecutive fiscal quarters. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Assignment

With the permission of our board of directors, including a majority of our independent directors, our Advisor may assign the Advisory Agreement to an affiliate of the Advisor. The Advisor is considering such an assignment in connection with the commencement of this offering. The assignment would not be expected to materially affect the identity of the persons on whom we rely for advisory services, and hence we would expect that such assignment would be approved by our board if requested.

Holdings of Shares of Common Stock, OP Units and Special Units

We are the sole general partner of the Operating Partnership. We initially contributed $2,000 into the Operating Partnership in exchange for 200 OP Units, representing the sole general partner interest in the Operating Partnership. Subsequently, we have contributed 100% of the proceeds received from our public offerings of our common stock to the Operating Partnership in exchange for OP Units and as of December 31, 2011, we owned approximately 91.8% of the Operating Partnership. The Advisor invested $200,000 in the Operating Partnership in exchange for 20,000 OP Units, which were subsequently exchanged for 20,000 shares of our common stock. The Advisor may not sell these 20,000 shares while it remains as our advisor, but it may transfer the shares to one of its affiliates. Dividend Capital Total Advisors Group LLC, the parent of the Advisor, also invested $1,000 in the Operating Partnership and was issued the Special Units. Effective upon the commencement of this offering, the Special Units will be cancelled. Additionally, as of December 31, 2011, our Operating Partnership had outstanding OP Units held by third-party investors representing approximately a 8.2% limited partnership interest. These units were issued by the Operating Partnership in connection with its exercise of options to acquire certain tenancy-in-common interests sold to such investors pursuant to private placements previously conducted by the Operating Partnership. An affiliate of the Advisor also owns 200 shares of our common stock, which it acquired upon our initial formation. The resale of any shares by our Advisor and its affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Companies Affiliated with the Advisor

Property Manager

Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by entities sponsored or advised by Dividend Capital affiliated entities or other third parties.

We will pay the Property Manager a property management fee equal to a market-based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as office, industrial, retail, multifamily, hospitality and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area. Historically, we have primarily relied on third-party property managers, and we have not paid any significant amount of a property management fee to the Property Manager.

In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause a material amount of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager’s general overhead costs.

Dealer Manager

The Dealer Manager is a member firm of the FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of entities sponsored or advised by Dividend Capital affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We will pay the Dealer Manager selling commissions on Class W shares sold in the primary offering of up to 3.0% of the NAV per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers. We will not pay selling commissions on Class I shares, Class R shares or on shares sold under our distribution reinvestment plan. We will pay the Dealer Manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class W shares and Class I shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class R shares, and (3) for Class W shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class W shares for each day. See “Plan of Distribution – Underwriting Compensation.”

Management Decisions of the Advisor

Messrs. Arnold, Blumberg, Lehr, Moran, Mulvihill, Reiff, Scott, Widoff, Zucker and Mmes. Karp and Minnick have primary responsibility for management decisions of the Advisor, including the selection of real property and real estate-related investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

Management Compensation

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Charles Murray and Evan H. Zucker. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the Advisor, the Property Manager and the Dealer Manager, as applicable, are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. Each such determination will be reflected in the minutes of the board of directors. The independent directors will also supervise the performance of the Advisor and review the compensation we pay the Advisor to determine that the provisions of the Advisory Agreement are carried out.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager and the Dealer Manager. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and distribution reinvestment plan.

Summary of Fees, Commissions and Reimbursements

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Selling Commission—the Dealer Manager(1)

We will pay the Dealer Manager selling commissions of up to 3.0% of the NAV per Class W share. The actual selling commission expressed as a percentage of the total price per Class W share may be higher or lower than 3.0% due to rounding. Selling commissions may be waived at the direction of the Dealer Manager and may be reduced for volume purchases. Substantially all of the sales commissions are expected to be reallowed to third-party broker-dealers participating in the offering.

We will not pay selling commissions with respect to purchases of Class I shares, Class R shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class W shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $65,533,981 if we sell the maximum offering, assuming that all shares sold are Class W shares, the maximum selling commission is paid for each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee—the Dealer Manager	We will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class W and Class I shares and an amount equal to 1/365th of 0.10% of our NAV per share for our Class R shares for such day on a continuous basis from year to year. We will cease paying the dealer manager fee with respect to shares sold in this offering on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding. The Dealer Manager may reallow a portion of the

Actual amounts depend upon our daily NAV and when shares are purchased, and, therefore, cannot be determined at this time. The dealer manager fee will equal $18,000,000 per annum if we sell the maximum offering, assuming that all shares sold are Class I shares and that the NAV

	dealer manager fee to participating broker dealers that meet certain thresholds of our shares under management and certain other metrics and to servicing broker-dealers. The dealer manager fee will be payable monthly in arrears. The dealer manager fee is payable with respect to all Class W, Class I and Class R shares, including Class W, Class I and Class R shares issued under our distribution reinvestment plan. We will not pay a dealer manager fee with respect to Class A shares.	per Class I share remains the same as the NAV per Class I share at the commencement of this offering.

Distribution Fee—the Dealer Manager

We will pay the Dealer Manager a distribution fee with respect to our Class W shares only that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for the Class W shares for such day on a continuous basis from year to year. We will cease paying the distribution fee with respect to shares sold in this offering on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding. The Dealer Manager may reallow the distribution fee to participating broker-dealers and to servicing broker-dealers. The distribution fee will be payable monthly in arrears. The distribution fee is payable with respect to all Class W shares, including Class W shares issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class A shares, Class I shares or Class R shares.

Actual amounts depend upon our daily NAV, the number of Class W shares purchased and when shares are purchased, and, therefore, cannot be determined at this time. The distribution fee will equal $14,672,330 per annum if we sell the maximum offering, assuming all shares sold are Class W shares, that the NAV per Class W share remains the same as the NAV per Class W share at the commencement of this offering and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Advisory Fees—the Advisor(2)

In consideration for asset management services it provides on our behalf, we will pay the Advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of our NAV for each share class (Class A, Class W, Class I and Class R) for such day, which will be payable monthly in arrears and (2) a performance component calculated for each class (Class A, Class W, Class I and Class R) on the basis of the total return of that class in any calendar year, such that the Advisor will receive 25% of the total return in excess of 6% allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. However, the performance component will not be earned with respect to such class on any increase in NAV up to the higher of (a) the NAV of such class as of the end of the business day on which this offering commences or (b) the highest NAV of such class on the last business day of any prior calendar year following the commencement of this offering. The foregoing per share NAV thresholds for each class are subject to adjustment by our board of directors, provided that they are adjusted in the same manner for each class. For the partial calendar year in which this offering commences, the performance fee will be calculated based on the total return achieved with respect to our per share NAVs at the end of the business day on which this offering commences, and the 6% return requirement will be reduced pro rata by the number of days in the calendar year that precedes the commencement of this offering.

We will also pay our Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any real property assets.

Actual amounts depend upon our NAV, the distributions we pay, the changes in NAV of each class and future sales of assets and, therefore, cannot be calculated at this time.

In addition, we will pay the Advisor a fee of 1.0% of the sales price of individual real property assets upon disposition of such assets.

Further, for a substantial amount of services in connection with the sale of a property, as determined by a majority of our independent directors, we will pay the Advisor up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager(3)	We will pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, distribution fees and non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee and distribution fees) that we incur exceed 15% of our gross proceeds from the applicable offering.	We estimate our organization and offering expenses to be approximately $16,824,600 if we sell the maximum offering amount.

Expense Reimbursement—the Advisor(4)	Subject to certain limitations, we will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, without limitation, our allocable share of the Advisor’s overhead, which includes but is not limited to the Advisor’s rent, utilities and personnel costs; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, which services and fees are described in this table.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Property Management and Leasing Fees—the Property Manager

An amount equal to a market-based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property.

Actual amounts are dependent upon actual gross revenues of each real property owned by us and managed by the Property Manager and, therefore, cannot be determined at this time.

(1)

Selling commissions for sales of Class W shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions—Class W Shares.”

(2)

The fixed and performance components of the advisory fee, as well as the fee of 1.0% of the sales price of individual real property assets upon disposition of such assets, that are payable under the Advisory Agreement will count against the limit on total operating expenses described in note 4 below. The fee equal to 4.0% of the cost to develop, construct or improve any real property asset that is payable under the Advisory Agreement will be included in the calculation of acquisition fees and expenses for purposes of our charter limitation that, without the approval of a majority of our board of directors, including a majority of the independent directors, the total of all acquisition fees and expenses relating to a real property acquisition may not exceed 6.0% of the contract purchase price.

(3)

Expenses incurred in connection with the offering may include legal, accounting, printing, mailing and filing fees and expenses, and costs in connection with preparing sales materials, any of which may be incurred by the Advisor on our behalf. Additional expenses incurred in connection with the offering, which may be incurred by or on behalf of the Dealer Manager, may include reimbursements for the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, legal fees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers, and promotional items. The Advisor may also reimburse the Dealer Manager for non-transaction based compensation allocated to sales-related activities of certain employees of the Dealer Manager in connection with this offering, which will not be reimbursed by us. All of the expenses of the Dealer Manager described above, other than bona fide due diligence expenses, together with any reimbursements by the Advisor of non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering, are considered underwriting compensation under the rules of FINRA in connection with this offering. Although we expect to pay such expenses directly, we will reimburse the Advisor or the Dealer Manager, as applicable, for any organizational and offering expenses that it incurs on our behalf (other than selling commissions, the dealer manager fee, distribution fees and non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering). As required by FINRA rules and the NASAA REIT Guidelines, under no circumstances may our total cumulative organization and offering expenses (including selling commissions, dealer manager and distribution fees, bona fide due diligence expenses and underwriting compensation) exceed 15% of the gross proceeds from the primary offering.
(4)

The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause our total operating expenses over such period to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “The Advisor and the Advisory Agreement—The Advisory Agreement.”

In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in Class A, Class W, Class I or Class R shares of our common stock. Any such shares will be valued at the NAV per share applicable to such shares on the issue date and will not be eligible for redemption for six months.

The table below provides information regarding fees and expense reimbursements paid to the Advisor or its affiliates for the years ended December 31, 2011 and 2010, as well as amounts payable as of December 31, 2011 and 2010 (dollar amounts in thousands).

	For the Year Ended December 31, 2011	Incurred and Payable as of December 31, 2011	Incurred for the Year Ended December 31, 2010	Incurred and Payable as of December 31, 2010
Asset Management Fees - the Advisor (1)	$20,854	$47	$18,945	$—
Asset Management Fees related to disposed properties - the Advisor (1)	1,599	—	2,085	—
Acquisition Fees - the Advisor (1)	218	—	16,141	—
Other Reimbursements - the Advisor (2)	1,380	—	1,355	3

Total	$24,051	$47	$38,526	$3

(1)

These are fees payable to the Advisor pursuant to the Advisory Agreement in effect prior to the commencement of this offering. Upon the commencement of this offering, these fees will be replaced by the advisory fees described in this prospectus.

(2)	Includes reimbursement for certain expenses incurred on our behalf in connection with the services provided to us under the Advisory Agreement.

THE OPERATING PARTNERSHIP AGREEMENT

General

The Operating Partnership was formed in April 2005 to own real property and real estate-related debt and securities that have been and will continue to be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to continue to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest, and we intend to continue to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership. The Advisor invested $200,000 in the Operating Partnership in exchange for 20,000 OP Units, which were subsequently exchanged for 20,000 shares of our common stock. The Advisor may not sell these 20,000 shares while it remains as our advisor, but it may transfer the shares to one of its affiliates. Dividend Capital Total Advisors Group LLC, the parent of the Advisor, also invested $1,000 in the Operating Partnership and was issued the Special Units, which will be cancelled upon the effectiveness of this offering. As of December 31, 2011, the Operating Partnership had issued OP Units to third-party investors, representing approximately a 8.2% limited partnership interest, pursuant to the Operating Partnership’s option to acquire certain tenancy-in-common interests previously sold to such investors pursuant to the Operating Partnership’s private placements. As a result, as of December 31, 2011, we owned approximately 91.8% of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units. Such OP Units will have economic terms that vary based upon the class of shares issued. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership.”

The Operating Partnership Agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner.

Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and income of the Operating Partnership from disposition of assets normally will be allocated to the holders of OP Units in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing real estate-related debt and securities, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights

The holders of OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, Class A shares of our common stock, cash, or a combination of both. The right of the holders of OP Units to cause us to redeem their OP Units is not subject to an annual percentage limitation on the number or dollar value of OP Units redeemed for cash or Class A shares of our common stock. If we elect to redeem OP Units outstanding as of the commencement of this offering for Class A shares of our common stock, we will generally deliver one share of our Class A common stock for each such OP Unit redeemed, and such Class A shares may, subsequently, only be redeemed for cash in accordance with the terms of our share redemption program. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for Class A shares of common stock and then such shares were subsequently redeemed pursuant to our share redemption program (without application of any redemption limitation), which amount may be at a discount to the purchase price paid by the limited partner for a tenancy-in-common interest. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

Subject to the foregoing, holders of OP Units (other than us) may exercise their redemption rights at any time after one year; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units. As of December 31, 2011, our Operating Partnership had outstanding OP Units held by third-party investors representing approximately a 8.2% limited partnership interest. These units were issued by the Operating Partnership in connection with its exercise of options to acquire certain tenancy-in-common interests previously sold to such investors pursuant to private placements previously conducted by the Operating Partnership.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain of its affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, certain members of the Advisor’s management team including John A. Blumberg, James R. Mulvihill and Evan H. Zucker are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities. Present activities of these affiliates of the Advisor include:

•	making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico;

•

making investments in the acquisition, ownership, development and management of multifamily, golf and residential community properties primarily located in Denver, Colorado and the New York City metropolitan area;

•	making investments in the acquisition, ownership, development and management of other real estate assets primarily located in Denver, Colorado;

•

acting as advisor to IIT in the acquisition, ownership, management and disposition of real property, debt and other investments consisting primarily of high-quality distribution warehouses and other industrial properties; and

•	acting as advisor to the FundCore Funds in Fundcore Institutional Income Trust Inc.’s offering and in the origination and investment in commercial real estate loans and other debt investments.

The Advisor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate securities. None of the Dividend Capital affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The Advisor and certain of its affiliates, including its principals and some of its potential product specialists, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, the Advisor, its employees, its product specialists and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor, its employees and its product specialists will devote only as much of its time to our business as the Advisor and the product specialists, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor, its employees and its product specialists may experience conflicts of interest in allocating management time, services, and functions among us and other programs sponsored or advised by Dividend Capital affiliated entities, including but not limited to IIT, and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved.

This could result in actions that are more favorable to other Dividend Capital affiliated entities or other programs sponsored or advised by Dividend Capital affiliated entities than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Dividend Capital activities in which they are involved.

Competition

We may compete with Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities, including but not limited to IIT, the FundCore Funds, for opportunities to acquire, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. For example, in the event that an investment is equally suitable for IIT and us, IIT will have priority to acquire or invest in (a) industrial properties located in the United States or Mexico, or (b) debt investments related to industrial properties located in the United States or Mexico, if such debt is intended to provide IIT with the opportunity to acquire the equity ownership in the underlying industrial asset, and we will have priority for all other real estate or debt investment opportunities. One of our independent directors, Mr. Charles Duke, is also an independent director for IIT. If there are any transactions or policies affecting us and IIT, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflicts of Interest—Conflict Resolution Procedures” for a further description of how potential investment opportunities will be allocated between us and Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities.

Affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate and real estate-related investments for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform services for us and other real estate programs that they sponsor or have involvement with.

Certain of the Advisor’s affiliates or other related entities currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Dividend Capital affiliated entities or programs sponsored or advised by Dividend Capital affiliated entities, including but not limited to IIT, or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Dividend Capital affiliated entity or program sponsored or advised by a Dividend Capital affiliated entity, including but not limited to IIT, or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Dividend Capital affiliated entity or program sponsored or advised by a Dividend Capital affiliated entity, including but not limited to IIT, or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our Advisor’s affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Dealer Manager

Our Advisor is related to the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unrelated, independent underwriter in connection with the offering of securities. The Dealer Manager is currently involved in offerings for other programs sponsored or advised by Dividend Capital affiliated entities, including but not limited to IIT. Accordingly, you do not have the benefit of such independent review and investigation.

Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Dividend Capital affiliated entities that may have some or all investment objectives similar to ours.

Property Manager

We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager also serves as the property manager for IIT. The Property Manager is affiliated with the Advisor and in the future there is potential for a number of the members of the Advisor’s management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. In addition, given that the Property Manager is affiliated with the Advisor, any agreements with the Property Manager will not be at arm’s length. As a result, with respect to any such agreement we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The term of our agreement with the Property Manager is for one year and expires in January of each calendar year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors evaluate the performance of the Property Manager prior to any renewal of the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days’ written notice without cause or penalty. Our Property Manager may be deemed to be a fiduciary of the Company.

Joint Ventures with Affiliates of the Advisor or other Entities Advised by the Affiliates of the Advisor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor or entities sponsored or advised by affiliates of the Advisor to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Joint venture partners affiliated with our Advisor or sponsored or advised by affiliates of the Advisor may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor and its affiliates may face a conflict in structuring the terms of the relationship between our interests and the interest of the joint venture partner and in managing the joint venture. Since the Advisor will make investment decisions on our behalf, agreements and transactions between us and the Advisor’s affiliates or entities sponsored or advised by affiliates of the Advisor as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Advisor or entities sponsored or advised by affiliates of the Advisor for the acquisition of properties, but only if (i) a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

The Advisor may, with respect to any investment in which we are a participant, also render advice and service to others in that investment, and earn fees for rendering such advice and service. Specifically, it is contemplated that we may enter into joint ventures or other similar co-investment arrangements with certain individuals, corporations, partnerships, trusts, joint ventures, limited liability companies or other entities, and pursuant to the agreements governing such joint ventures or arrangements, our Advisor may be engaged to provide advice and service to such individuals, corporations, partnerships, trusts, joint ventures, limited liability companies or other entities, in which case the Advisor will earn fees for rendering such advice and service.

Fees and Other Compensation to the Advisor and its Affiliates

None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. Specifically, the Advisor is responsible for assisting our board of directors in developing, overseeing, implementing and coordinating our NAV procedures, and the advisory fee we pay the Advisor and the fees we pay the Dealer Manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our Advisor’s personnel with respect to:

•

the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement, the Property Management Agreement and the agreement with the dealer manager;

•

recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, or the decision to adjust the value of certain of our assets or liabilities if the Advisor is responsible for valuing them;

•	public offerings of equity by us, which may result in increased advisory fees for the Advisor;

•	competition for tenants from entities sponsored or advised by affiliates of the Advisor that own properties in the same geographic area as us;

•	asset sales, which may allow the Advisor to earn disposition fees and commissions;

•	investments in assets subject to product specialist agreements with the Advisor’s affiliates; and

•	investments through a joint venture or other co-ownership arrangements, which may result in increased fees for the Advisor.

We will pay advisory fees to our advisor regardless of the quality of the services it provides during the term of the Advisory Agreement.

Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate of the Advisor in the event of a default by or disagreement with an affiliate of the Advisor or in invoking powers, rights or options pursuant to any agreement between us and any affiliate of the Advisor. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Valuation Conflicts

The Advisor will assist our board of directors in developing, overseeing, implementing and coordinating our NAV procedures. In addition, the Advisor may have some discretion with respect to valuations of certain assets and liabilities, which could affect our NAV. Because the Advisor will be paid fees for its services based on our NAV, the Advisor could be motivated to influence our NAV and NAV procedures such that they result in an NAV exceeding realizable value, due to the impact of higher valuations on the compensation to be received by the Advisor. Our Advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that would result from a distribution of the proceeds.

We will also compensate our Independent Valuation Firm, independent appraisers, and other parties involved in the determination of our daily NAV, as described in “Net Asset Value Calculation and Valuation Procedures—Valuation of Properties—Interim Valuations.” The compensation we pay to these parties will be approved by a majority of our independent directors and based on standard market terms, which we do not expect will be based on the valuations of our assets and liabilities, except with respect to the NAV Accountant, which may be based on a percentage of NAV. However, our NAV Accountant will not have any discretion with respect to the values of our assets and liabilities used to calculate our NAV.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	transactions with affiliates, including our directors and officers; and

•	awards under the equity incentive plan.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving the Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of the services and advice furnished by the Advisor; and

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investment portfolio in relation to the investments generated by the Advisor for its own accounts.

Acquisitions

We will not purchase or lease real properties in which the sponsor, the Advisor, any of their affiliates or any of our directors or officers has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the sponsor, the Advisor or any of their affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the sponsor, the Advisor, any of their affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors not otherwise interested in the transaction) determine the transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority our directors, or the approval of a majority of a committee of the board of directors. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from the sponsor, the Advisor or our directors or officers or any of their affiliates, the fair market value shall be determined by an independent appraiser selected by our independent directors.

Mortgage Loans

Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the sponsor, the Advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the sponsor, the Advisor, our directors, our officers or any of their affiliates.

Issuance of Options and Warrants

Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or officers or any of their affiliates (i) except on the same terms as such options or warrants are sold to the general public or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Advisor or our directors or officers or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements

Except with respect to certain mortgage loans as described above, we will not make any loans to the sponsor, the Advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these parties unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

In addition, our directors and officers, the sponsor, the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock

Under our charter, the Advisor, each director and any of their affiliates may not vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Allocation of Investment Opportunities

Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, involved with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. Our Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, may be suitable for us, the Advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and another program sponsored or advised by a Dividend Capital affiliated entity. In determining whether or not an investment opportunity is suitable for us or another such program, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•	the investment objectives and criteria of each program;

•	the general real property sector or real estate-related sector investment allocation targets of each program and any targeted geographic concentrations;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another such program and the opportunity is equally suitable for us and the other program, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. Our board of directors, including the independent directors, has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more programs sponsored or advised by Dividend Capital affiliated entities seeking to acquire similar types of investments shall be reasonable. Our Advisor is required to obtain and provide to our board of directors the necessary information to make this determination.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program sponsored or advised by a Dividend Capital affiliated entity may make the investment.

Notwithstanding the foregoing, subject to changes approved by the TRT-IIT Conflicts Resolution Committee, in the future, that as between IIT and us, if an investment is equally suitable for both IIT and us, IIT will have priority to acquire or invest in (i) industrial properties located in the U.S. or Mexico or (ii) debt investments related to industrial properties located in the U.S. or Mexico if such debt is intended to provide IIT with the opportunity to acquire the equity ownership in the underlying industrial asset, and we will have priority for all other real estate or debt investment opportunities. One of our independent directors, Mr. Charles Duke, is also an independent director for IIT. If there are any transactions or policies affecting us and IIT, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

While this is the current allocation process for allocating our sponsor’s investment opportunities as between us and IIT, our sponsor may revise this allocation procedure, subject to the approval of the TRT-IIT Conflicts Resolution Committee. In addition, Dividend Capital affiliated entities may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by our Advisor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets. For example, if an affiliate of our Advisor sponsors an additional real estate fund that is exclusively or primarily focused on the acquisition of a particular asset class, we may agree, with the approval of a majority of the board of directors, including a majority of the independent directors, that such fund will have priority with respect to the acquisition of such asset class.

To the extent that a product specialist affiliated with our Advisor or another of Advisor’s affiliates or related entities becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of the board of directors, including a majority of the independent directors.

The Advisor has entered into and may continue to enter into product specialist agreements or other arrangements with its affiliates and other related entities that have specialized expertise in specific areas of real property or real estate-related debt and securities to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis.

Any affiliate of the Advisor that serves as a product specialist in connection with securities investment management services will be required to have adopted trade aggregation and allocation policies designed to promote fairness and equity amongst all of its clients and to minimize risk that any of its clients would be or could be systematically advantaged or disadvantaged through aggregation of trade orders.

Any of our Advisor’s product specialist and joint venture agreements with its affiliate(s) may also require that such affiliate(s) provide the Advisor, on a quarterly basis and/or upon reasonable request, such reasonable information required by our board of directors, including our independent directors, to determine whether our conflicts resolution procedures are being fairly applied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 31, 2011, the amount of our Class A common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5 percent of our outstanding common shares, (ii) our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group . No Class W, Class I or Class R shares or options were issued as of December 31, 2011.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Dividend Capital Total Advisors LLC(2)	20,000		*
John A. Blumberg (Chairman and Director)(2)	20,000		*
Charles B. Duke (Independent Director)	20,000	(3)	*
Daniel J. Sullivan (Independent Director)	20,000	(3)	*
John P. Woodberry (Independent Director)	20,000	(3)	*
Guy M. Arnold (President)	—		—
Austin W. Lehr (Chief Operating Officer)	—		—
M. Kirk Scott (Chief Financial Officer and Treasurer, Vice President and Controller)	—		—
Joshua J. Widoff (Executive Vice President, General Counsel and Secretary)	—		—
Beneficial ownership of Common Stock by all directors and executive officers as a group (8 persons)(2)	80,000	(4)	*

*	Less than 1%.
(1)

Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, is treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but is not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, James R. Mulvihill, and Evan H. Zucker. With respect to Mr. Blumberg, the number of shares listed consists solely of 20,000 shares held by our Advisor. This disclosure shall not be construed as an admission that Mr. Blumberg is, for any purpose, the beneficial owner of such shares.

(3)

On April 3, 2006, pursuant to the terms of our equity incentive plan, each of our independent directors was automatically granted a non-qualified option to purchase 10,000 shares of Class A common stock. Each such option has a maximum term of ten years and will vest according to the following schedule: 20% of the covered shares on the date of grant, and an additional 20% of such shares on each of the first four anniversaries of the date of grant, subject in each case to the director continuing to serve on our board of directors as of such vesting date. On August 27, 2007, August 21, 2008, June 29, 2009, and June 29, 2010, respectively, each of our independent directors was granted an option to purchase 5,000 shares of Class A common stock. These options fully vest two years after the grant date.

(4)	Includes 20,000 Class A shares held by the Advisor and vested options to purchase 60,000 shares of Class A common stock held by our Independent Directors.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our net asset value (“NAV”). The overarching principle of these procedures is to produce a NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from our financial statements. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc., an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation firm with respect to the daily valuation of our real property portfolio. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 60 offices in 14 countries worldwide, including Canada, the U.K., Australia, the United States and the Middle East. Altus Group is engaged in the business of valuing of commercial real estate properties and is not affiliated with us or the Advisor. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real property portfolio. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the Commission.

The Independent Valuation Firm will discharge its responsibilities in accordance with our real property valuation procedures described below and under the oversight of our board of directors. Our board of directors will not be involved in the day to day valuation of the real property portfolio, but will periodically receive and review such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuations, our Independent Valuation Firm will not be responsible for or prepare our daily NAV.

At this time, the Independent Valuation Firm is engaged solely to provide our daily real property portfolio valuation and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise), in the future. Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our Advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation

Daily Valuation Process

The real property portfolio valuation, which is the largest, but not sole, component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. The foundation for this valuation will be periodic appraisals, as discussed further below. However, on a daily basis, the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the value of a property to change materially. Using information derived from a property’s most recent appraisal, the Independent Valuation Firm will determine the appropriate adjustment to be made to the estimated value of the property based on the material event and changes to underlying property fundamentals. The Independent Valuation Firm will collect all reasonably available material information that it deems relevant in valuing our real estate portfolio. The Independent Valuation Firm will rely in part on property level information provided by the Advisor, including (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property. Upon becoming aware of the occurrence of a material event impacting property level information, the Advisor will promptly notify the Independent Valuation Firm. Any adjustment to the valuation of a property will be performed as soon as possible after a determination that a material change with respect to such property has occurred and the financial effects of such change are quantifiable by the Independent Valuation Firm. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated. Any such daily adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information readily available at that time. As part of the oversight by our board of directors, on a periodic basis the Independent Valuation Firm will provide our board of directors with reports on its valuation activity.

We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable value or future appraised value. Because the valuations performed by the Independent Valuation Firm involve subjective judgments and do not reflect transaction costs associated with property dispositions, our daily real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties.

Each individual appraisal report for our assets (discussed further below) will be addressed solely to our company to assist the Independent Valuation Firm in providing our daily real property portfolio valuation. Our Independent Valuation Firm’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm will not, and will not be requested to, solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our Independent Valuation Firm will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our Advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our Advisor for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and will rely upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm will assume that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis and conclusions. Our Independent Valuation Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

The analyses to be performed by our Independent Valuation Firm will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses. Among its other responsibilities, our board of directors has adopted our valuation procedures for establishing our NAV on each business day. Consequently, the analyses contained in our Independent Valuation Firm’s individual valuation reports should not be viewed as being determinative of the value of our common stock.

Property Appraisals

Periodic real property appraisals will serve as the foundation of the Independent Valuation Firm’s daily real property portfolio valuation. Our consolidated real properties will be appraised approximately once every 12 calendar months, and in no event will more than 12 full calendar months pass between appraisals of our consolidated real properties. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. Newly acquired properties will initially be valued at our acquisition cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be part of the appraisal cycle described above such that they are appraised no more than 12 full calendar months after acquisition. Acquisition costs and expenses incurred in connection with the acquisition of multiple properties that are not directly related to any single property generally will be allocated among the applicable properties pro rata based on relative values.

Appraisals will be performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The Independent Valuation Firm will be involved with the appraisal process, but we currently expect to engage other independent valuation firms (“Appraisal Firms”) to provide appraisals for our properties. Appraisal Firms will be chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. The Independent Valuation Firm will confirm the reasonableness of the appraisal before reflecting any valuation change in its daily valuation of our real property portfolio. Real estate appraisals will be reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place.

Portfolio Assets, Joint Ventures and Developments

Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different value than if they were valued as individual assets. Investments in joint ventures that hold properties will be valued by the Independent Valuation Firm in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 24 months from substantial completion.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as mortgage loans, participations in mortgage loans (i.e., A-Notes and B-Notes), mezzanine loans and publicly traded common and preferred stock of real estate companies. In general, the value of real estate-related assets will be determined upon acquisition or issuance and then be adjusted upon the occurrence of a material event, or in the case of liquid securities, daily, as applicable, thereafter, according to the procedures specified below. Pursuant to our valuation policies, our board of directors, including a majority of our independent directors, will approve the pricing sources of our real estate-related assets. In general, these sources will be third parties other than our Advisor. However, we may utilize the Advisor as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our Advisor and any subsequent significant adjustments made by our Advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm, subject to their acceptance of the additional engagement.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans will be valued at our acquisition cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs), unless an adjustment is necessary to reflect an impairment recorded on our financial statements.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be revalued at fair value as determined in good faith by the pricing source. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT bonds) that are not restricted as to salability or transferability will be valued daily on the basis of publicly available information. Generally, to the extent the information is available, such securities will be valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued daily on the basis of publicly available information.

Valuation of Real Estate-Related Liabilities

Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities will be valued at cost (loan proceeds less all related costs and expenses, such as legal fees and closing costs) less any principal pay down. Related costs and expenses will be amortized over the life of the loan. We will allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

NAV and NAV per Share Calculation

We are offering to the public three classes of shares of our common stock, Class W shares, Class I shares and Class R shares. Our NAV will be calculated for each of these classes and our Class A shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading by a third-party firm (the “NAV Accountant”) approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace the NAV Accountant with another party, including our Advisor, if it is deemed appropriate to do so.

At the end of each such trading day, before taking into consideration additional issuances of shares of common stock, redemptions, accrued dividends or class-specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’ relative percentage of the previous aggregate NAV. Changes in our daily aggregate NAV will reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio and real estate related assets, and accruals for income and liabilities. Our most significant source of net income is property income. The property income will be calculated and accrued on the basis of (1) property level budgets which in turn are based on expected and actual realized income and expenses and (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, broker leasing fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when such events are recognized and the relevant information is available. We will accrue estimated income and expenses on a daily basis based on annual budgets. For the first month following a property acquisition, we will calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. On a periodic basis, the accruals will be adjusted based on information derived from actual operating results. For the purpose of calculating our NAV, all organization and offering costs will be recognized as expenses when incurred.

The NAV Accountant will include the value of our liabilities as part of our NAV calculation. We expect that our liabilities will include, without limitation, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities.

Following the calculation and allocation of changes in aggregate NAV as described above, NAV for each class will be adjusted for additional issuances of shares of common stock, redemptions, accrued dividends and class-specific expense accruals, such as the distribution fee, dealer manager fee and all fees and expenses related to the management of our assets, to determine the current day’s NAV. Selling commissions, which are paid by purchasers of Class W shares in the primary offering at the time of purchase in addition to the NAV per Class W share, will have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’ NAV at the end of each trading day by the number of shares outstanding for that class on such day.

A hypothetical calculation illustrating the various components that are likely to impact our NAV calculation on any given day is below. For purposes of this illustration, we assume that distributions accrue daily and that the calculation occurs on a hypothetical day on which there are no distribution reinvestments. This table does not reflect that we effectively have four classes of common stock. As described above and in the footnote to the table below, each class of shares may have a different NAV because certain fees differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

Beginning NAV on Hypothetical Trading Day	$2,000,000,000
Daily Activity:
Unrealized/Realized Gains (Losses) on Net Assets	350,000
Accrual of Income and Expenses	170,000
Accrual of Dealer Manager Fee, Distribution Fee and Performance Based Fee	(50,000)
Accrual of Distributions	(225,000)
Accrual of Other Expenses (1)	(70,000)
NAV Before Share Sales and Redemptions	2,000,175,000
Shares Sold	2,000,000
Shares Redeemed	(350,000)
Ending NAV on Hypothetical Trading Day	$2,001,825,000

(1)

Our share classes may have different expense accruals associated with certain fees and expenses tied to NAV for each share class, which may vary over time primarily due to different class-specific expenses. For example, the distribution fee will be accrued and paid with respect to the Class W shares only.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including the Advisor, will be subject to the oversight of our board of directors. As part of this process, our Advisor will review the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our Advisor to their individual valuations, the final estimated values of our real property portfolio and real estate-related assets will be determined by the Independent Valuation Firm or other pricing source.

Our Independent Valuation Firm will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors will have the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The overarching principle of our NAV calculation procedures is to produce a NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. However, the largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation will be based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. While the methodologies contained in the valuation procedures will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. We may suspend the offering and the redemption program if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Our Initial NAV Calculation

As of the time of filing this preliminary prospectus, we have not performed our initial NAV calculation pursuant to the procedures described above. We intend to perform and disclose our initial NAV calculation in connection with the commencement of this offering. Prior to the commencement of this offering, we will obtain appraisals on 100% of our consolidated properties for use in our initial NAV calculation pursuant to the foregoing procedures. Each appraisal will have been obtained not more than one year prior to the commencement of this offering. We will disclose the calculation of our NAV per share and the principal valuation components of our NAV in the following format:

As of         , the business day prior to the date of this prospectus, our NAV per share is as follows (at the commencement of this offering, each of our share classes will have the same NAV per share):

Share Class	NAV per Share
Class A	$
Class W	$
Class R	$
Class I	$

The following sets forth the components of NAV for the company as of         , 2012, the last business day of the last calendar month:

Company NAV as of :
Real Properties
Debt Related Investments
Cash and Other Assets, net of Other Liabilities
Debt Obligations		(	)
Outside Investor’s Interests		(	)
Company NAV (per share) (1)	$	($	)

(1)	As of , we had Class A shares outstanding, and no shares of Class W, Class I or Class R shares common stock outstanding.

Below is the NAV per share for each day subsequent to         , the last business day of the last calendar month, through the business day prior to the date of this prospectus:

Date	NAV per Share
	Class A		Class W		Class R		Class I
, 2012	$	XX	$	XX	$	XX	$	XX
, 2012	$	XX	$	XX	$	XX	$	XX
, 2012	$	XX	$	XX	$	XX	$	XX
, 2012	$	XX	$	XX	$	XX	$	XX
, 2012	$	XX	$	XX	$	XX	$	XX
, 2012	$	XX	$	XX	$	XX	$	XX

On each business day, our NAV per share for each class will be (1) posted on our website, www.totalrealtytrust.com, and (2) made available on our toll-free, automated telephone line,                     . In addition, on at least a monthly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Financial Data

The following table presents selected historical consolidated financial information for the years ended December 31, 2011, 2010, 2009, 2008, and 2007; and balance sheet information as of December 31, 2011, 2010, 2009, 2008, and 2007. The selected historical consolidated financial information presented below has been derived from our consolidated financial statements. Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus. The amounts in the table are in thousands except per share data.

	For the Year Ended December 31,
	2011	2010	2009	2008	2007
Statement of Operations Data:
Total revenue	$263,861	$217,087	$144,741	$118,790	$76,582
Total operating expenses, excluding acquisition-related expenses and gains and losses on real property, debt related investments, and real estate securities	(201,269)	(163,235)	(108,606)	(93,798)	(60,668)
Acquisition-related expenses net of other gains	(610)	(18,185)	(4,936)	—	—
Impairments and provisions for loss on real property, real estate-related debt investments and real estate securities	(49,906)	(6,665)	(30,480)	(192,724)	—
Interest expense	(90,188)	(76,348)	(53,468)	(42,878)	(32,550)
(Loss) income from continuing operations	(75,581)	(7,756)	(47,570)	(184,143)	10,422
Discontinued operations, net of tax	11,015	(14,651)	489	411	(225)
Net (loss) income	(64,566)	(22,407)	(47,081)	(183,732)	10,197
Net loss (income) attributable to noncontrolling interests	6,886	1,705	2,296	7,346	868
Net (loss) income attributable to common stockholders	$(57,680)	$(20,702)	$(44,785)	$(176,386)	$11,065
Comprehensive (loss) income data:
Net (loss) income	(64,566)	(22,407)	(47,081)	(183,732)	10,197
Net unrealized change from available-for-sale securities	1,260	(28,864)	36,153	63,411	(67,132)
Net unrealized change from cash flow hedging derivatives	2,837	2,499	16,380	(11,822)	(27,668)
Total other comprehensive income	4,097	(26,365)	52,533	51,589	(94,800)
Comprehensive (loss) income	(60,469)	(48,772)	5,452	(132,143)	(84,603)
Per Share Data:
Net (loss) income per basic and diluted common share:
Continuing operations	$(0.37)	$(0.03)	$(0.26)	$(1.26)	$0.13
Discontinued Operations	$0.06	$(0.08)	$0.00	$0.00	$(0.00)
Common Stock Distributions
Common stock distributions declared	$105,704	$110,430	$104,366	$84,023	$51,175
Common stock distributions declared per share	$0.575	$0.60	$0.60	$0.60	$0.60
Other Information:
Weighted average number of common shares outstanding:
Basic	183,813	184,215	174,006	140,106	85,473
Diluted	197,377	193,773	181,109	144,533	85,493
Number of common shares outstanding at end of period	182,331	182,717	182,839	159,029	115,295
Number of diluted shares outstanding at end of period	198,529	195,529	189,842	165,530	20
Balance Sheet Data:
Real estate, before accumulated depreciation	$2,724,684	$2,858,307	$1,685,572	$1,449,109	$1,215,291
Total assets	$2,670,419	$2,999,207	$2,362,991	$2,123,578	$1,811,784
Total debt obligations	$1,481,503	$1,592,780	$840,966	$734,880	$698,983
Total liabilities	$1,671,150	$1,842,233	$1,090,405	$963,712	$891,969
Cash Flow Data:
Net cash provided by operating activities	$94,342	$50,200	$51,221	$60,266	$31,772
Net cash provided by (used in) investing activities	$89,457	$(1,297,007)	$(245,114)	$(127,254)	$(1,165,338)
Net cash (used in) provided by financing activities	$(138,911)	$815,580	$168,466	$315,567	$1,357,883
Supplemental Information
FFO attributable to common stockholders	65,237	83,728	7,944	(128,584)	39,962
Company-defined FFO attributable to common stockholders	90,680	76,686	52,819	56,728	39,962

Share Redemptions

Under our current share redemption program (which will be amended prior to the commencement of this offering), we presently limit the number of shares to be redeemed during any calendar quarter to the lesser of (i) one-quarter of five percent of the number of shares of common stock outstanding as of the date that is twelve-months prior to the end of the current quarter, and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding quarter, which amount may be less than the Aggregate Redemption Cap (as defined below). Our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive twelve month period more than five percent of the number of shares of common stock outstanding at the beginning of such twelve-month period (referred to herein as the “Aggregate Redemption Cap”), unless permitted to do so by applicable regulatory authorities. In addition, exceptions to these limitations may be made in connection with redemptions requested following the death or disability of a stockholder.

During the first, second, third and fourth quarters of 2011, we received requests to redeem approximately 11.7 million, 10.0 million, 11.2 million and 11.4 million shares of Class A common stock, respectively, which exceeded our first, second, third and fourth quarter 2011 redemption caps of approximately 0.8, 0.9, 1.0 and 0.8 million shares of Class A common stock, respectively. Based on application of the redemption caps, we redeemed, on a pro rata basis, approximately 6%, 9%, 9% and 7%, respectively, of the shares each stockholder requested to be redeemed for the first, second, third, and fourth quarters of 2011, respectively (including redemptions of 100% of qualified accounts for death or disability, which are included in calculating the following quarter’s redemption limitations). In the aggregate, during the year ended December 31, 2011, pursuant to our share redemption program, we redeemed approximately 5.3 million shares of Class A common stock for approximately $45.3 million (average price per share of $8.58). We funded these share redemptions with proceeds from our distribution reinvestment plan.

Distribution Information

In the past four quarters, our board of directors authorized quarterly distributions for our stockholders equal to $0.15 per share for each of the first, second and third quarters of 2011, and a quarterly distribution equal to $0.125 per share for the fourth quarter of 2011. We paid the distributions for the first, second, third and fourth quarters of 2011 on April 15, 2011, July 15, 2011, October 17, 2011 and January 17, 2012, respectively.

The following table sets forth relationships between the amounts of distributions declared for such period and the amount reported as cash flow from operations in accordance with GAAP for the years ended December 31, 2011, 2010, 2009, 2008, 2007 and 2006 (dollar amounts in thousands) and for the past four quarters. Distributions funded with borrowings are reflected in the calculation of our NAV, which takes into account our liabilities.

	Distributions					Source of Distributions
	Paid in Cash	% Paid in Cash	Reinvested in Shares	% Reinvested in Shares	Total	Cash Flow from Operations (1)	% Funded with Cash Flow from Operations (1)	Borrowings (2)	% Funded with Borrowings (2)	Total
For the Year Ended:
December 31, 2006	$1,757	43.0%	$2,333	57.0%	$4,090	$2,694	65.9%	$1,396	34.1%	$4,090
December 31, 2007	20,683	40.4%	30,492	59.6%	51,175	31,772	62.1%	19,403	37.9%	51,175
December 31, 2008	36,031	42.9%	47,992	57.1%	84,023	60,266	71.7%	23,757	28.3%	84,023
December 31, 2009	50,274	48.2%	54,092	51.8%	104,366	51,221	49.1%	53,145	50.9%	104,366
December 31, 2010	59,782	54.1%	50,648	45.9%	110,430	50,200	45.5%	60,230	54.5%	110,430
December 31, 2011	62,575	59.2%	43,129	40.8%	105,704	94,342	89.3%	11,362	10.7%	105,704

Total	$231,102	50.3%	$228,686	49.7%	$459,788	$290,495	63.2%	$169,293	36.8%	$459,788

For the Three Months Ended:
March 31, 2011	$15,940	57.9%	$11,606	42.1%	$27,546	$26,633	96.7%	$913	3.3%	$27,546
June 30, 2011	16,252	58.9%	11,340	41.1%	27,592	23,402	84.8%	4,190	15.2%	27,592
September 30, 2011	16,474	59.7%	11,137	40.3%	27,611	21,490	77.8%	6,121	22.2%	27,611
December 31, 2011	13,909	60.6%	9,046	39.4%	22,955	22,817	99.4%	138	0.6%	22,955

Total	$62,575	59.2%	$43,129	40.8%	$105,704	$94,342	89.3%	$11,362	10.7%	$105,704

(1)

Commencing on January 1, 2009, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings and as a deduction to our cash from operations. We incurred such acquisition-related expenses, net of other gains, of approximately $610,000, $18.2 million, and $4.9 million, respectively, during the years ended December 31, 2011, 2010 and 2009. In addition, we incurred such acquisition-related expenses, net of other gains, of approximately $455,000, $27,000, $125,000 and $2,000, respectively, during the three months ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. See “Selected Information Regarding Our Operations—How We Measure Our Performance” for a discussion of acquisition-related expenses, net of other gains, and its impact on our cash flow from operations.

(2)

For purposes of this table, we presented the amounts funded from borrowings by subtracting the amount reported for cash flow from operations in accordance with GAAP from the total amount of distributions declared for such period.

NAREIT-Defined FFO and Company-Defined FFO are operating metrics and should not be used as liquidity measures. However, management believes the relationship between NAREIT-Defined FFO and Company-Defined FFO and distributions may be meaningful for investors to better understand the sustainability of our operating performance compared to distributions made. During the years ended December 31, 2011, 2010, 2009, 2008, 2007 and 2006, NAREIT-Defined FFO was approximately 62%, 76%, 8%, 0%, 78% and 54%, respectively, of our total distributions. During the year ended December 31, 2008, we reported a negative amount for NAREIT-Defined FFO. For a discussion of NAREIT-Defined FFO and Company-Defined FFO and their inherent limitations, see “—How We Measure Our Performance” below.

How We Measure Our Performance

Funds From Operations

FFO Definition (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

The following unaudited tables presents a reconciliation of FFO to net income (loss) for the years ended December 31, 2011 and 2010 (amounts in thousands, except per share information).

	For the Year Ended, December 31,
	2011	2010
Reconciliation of net earnings to FFO:
Net loss attributable to common stockholders	$(57,680)	$(20,702)
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	120,751	91,901
Depreciation attributable to discontinued operations	6,139	6,734
(Gain) loss on real estate property dispositions	(13,588)	10,627
Impairment of real property	23,500	3,900
Noncontrolling interests’ share of net loss	(6,886)	(1,705)
Noncontrolling interests’ share of FFO	(6,999)	(7,027)

FFO attributable to common shares-basic	65,237	83,728
FFO attributable to dilutive OP units	4,810	4,660

FFO attributable to common shares-diluted	$70,047	$88,388

FFO per share-basic and diluted	$0.35	$0.46

Weighted Average Number of Shares Outstanding
Basic	183,813	184,215

Diluted	197,377	193,773

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: gains and losses on real estate securities, gains and losses associated with provisions for loss on debt related investments, acquisition-related expenses, gains and losses on derivatives, and gains and losses associated with financing commitments. Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Gains and losses on real estate securities and provision for loss on debt related investments — Our investment strategy does not include purchasing and selling real properties, real estate securities or debt related investments for purposes of generating short-term gains. Rather, our strategy is focused on longer term investments while generating current income. As such, management believes any gains or losses generated from the sale or impairment of any of our real estate securities or debt related investments are not related to our ongoing operations. Management believes that providing a performance metric based primarily on income generated from the portfolio, absent the effects of gains and losses and impairments, to be a useful metric providing for a better indication of the sustainability of our operating performance for management and investors.

Acquisition-related expenses — For GAAP purposes, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives — Gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

Gains and losses on financing commitments — Gains and losses on financing commitments represent gains or losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to rate lock agreements with prospective lenders. Such gains and losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such gains or losses are not related to our ongoing operations. Further, adjustments to gains and losses on interest rate hedges are adjustments made to net income in calculating cash flows provided by (used in) operating activities. The Advisor manages its interest rate and hedging risk on a day-to-day basis with oversight by the Issuer’s board of directors, including its independent directors. We believe by excluding gains and losses on financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a historical performance measure and may exclude items that have a material effect on the value of our common stock.

The following unaudited tables presents a reconciliation of FFO to Company-Defined FFO for the years ended December 31, 2011 and 2010 (amounts in thousands, except per share information).

	For the Year Ended, December 31,
	2011	2010
Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	65,237	83,728
Add (deduct) our adjustments:
Gain on disposition of securities	—	(39,870)
Other-than-temporary impairment and related amortization on securities	3,495	7,351
Provision for loss on debt related investments	23,037	1,278
Acquisition-related expenses (gains)	610	18,185
(Gain) loss on derivatives	85	245
Loss on financing commitments	95	5,094
Noncontrolling interests’ share of NAREIT-defined FFO	6,999	7,027
Noncontrolling interest share of Company-Defined FFO	(8,878)	(6,352)

Company-Defined FFO attributable to common shares-basic	90,680	76,686
Company-Defined FFO attributable to dilutive OP units	6,689	3,979

Company-Defined FFO attributable to common shares-diluted
	$97,369	$80,665

Company-Defined FFO per share-basic and diluted	$0.49	$0.42

Weighted Average Number of Shares Outstanding
Basic	183,813	184,215

Diluted	197,377	193,773

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of our liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat impairment charges, acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. We believe Company-Defined FFO may facilitate a comparison to other REITs that are not engaged in acquisition activity and have similar operating characteristics as us.

FFO and Company-defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we anticipate becoming a perpetual-life vehicle with the commencement of this offering and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional-acquisition related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure.

Further, FFO or Company-defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard.

Neither the Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

CAPITALIZATION

The following table sets forth our actual capitalization as of December 31, 2011. The information set forth in the following table should be read in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2011 which is incorporated by reference into this prospectus. The amounts in the table are in thousands except share data.

As of December 31, 2011
FINANCING:
Mortgage notes	$1,397,089
Other secured borrowings	84,414
Financing obligations	18,310

Total Financing	1,499,813
EQUITY:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none outstanding	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 182,331,424 shares issued and outstanding, as of December 31, 2011	1,823
Additional paid-in capital	1,640,336
Distributions in excess of earnings	(744,365)
Accumulated other comprehensive income (loss)	(18,536)

Total stockholders’ equity	879,258
Noncontrolling interests	120,011

Total Equity	999,269

TOTAL CAPITALIZATION	$2,499,082

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, 400,000,000 of which are unclassified (however, we refer to them herein as Class A shares to more easily distinguish them from the shares offered hereby), 200,000,000 of which are classified as Class W shares, 200,000,000 of which are classified as Class I shares and 200,000,000 of which are classified as Class R shares, and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of December 31, 2011, 182,331,424 Class A shares of our common stock were issued and outstanding, and no Class W shares, Class I shares, Class R shares, or shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board of directors. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding restriction on ownership and transfer of our common stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, and generally will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Class A Shares

Each share issued and outstanding prior to the commencement of this offering is referred to herein as a Class A share. No Class A shares will be issued in this offering.

Class W Shares

Each Class W share issued in the primary offering will be subject to a selling commission of up to 3.0% of the NAV for such Class W share. In addition, we will pay the Dealer Manager (i) a distribution fee that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for the Class W shares for such day, and (ii) a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for the Class W shares for such day, in each case, on a continuous basis from year to year, subject to certain limitations.

Class I Shares

No selling commissions will be paid for sales of any Class I shares, and we will not pay the Dealer Manager distribution fees with respect to the Class I shares. We will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for the Class I shares for such day on a continuous basis from year to year, subject to certain limitations. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by endowments, foundations, pension funds and other institutional investors.

Class R Shares

No selling commissions will be paid for sales of any Class R shares, and we will not pay the Dealer Manager distribution fees with respect to the Class R shares. We will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.10% of our NAV per share for the Class R shares for such day on a continuous basis from year to year, subject to certain limitations. Class R shares are available for purchase in this offering only (1) through bank-sponsored collective trusts and bank-sponsored common trusts, regardless of how much they invest, (2) by investors eligible to purchase Class I shares that purchase or have a bona fide intention to purchase at least $10,000,000 in shares, (3) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers or (4) any other categories of purchasers that we name in an amendment or supplement to this prospectus.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any distribution of our assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class A shares, Class W shares, Class I shares and Class R shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then holders of our Class A, Class W, Class I and Class R shares will be treated the same, with each such holder receiving the same per share distribution of any such excess.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders is held in the month of June of each year on a specific date not less than 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares of our common stock. The presence of 50% of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) our merger into another entity, our consolidation or the sale or other disposition of all or substantially all of our assets, and (4) the election or removal of our directors.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose (such as to acquire our shares in a tender offer for investment purposes) not related to the requesting stockholder’s interest in the affairs of the Company.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2006. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, prohibit the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code, that would cause us to own, actually or constructively, more than 9.9% of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or that would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would result in a violation of the 9.8% ownership limit, would result in us being “closely held” within the meaning of Section 856(h) of the Code, would cause us to own more than 9.9% of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or would otherwise cause us to fail to qualify as a REIT will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee)

that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who (1) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to continue to accrue distributions daily and make distributions on a quarterly basis following the end of each calendar quarter and we began making such distributions following the first calendar quarter after the quarter in which the minimum offering requirements were met for our initial public offering. However, we reserve the right to adjust the periods during which distributions accrue and are paid. To date, all of our distributions have been funded through a combination of both our operations and from financing activities, which include borrowings (including borrowings secured by our assets), and we expect that over the near-term our distributions will be funded in the same manner. Our long-term strategy is to fund the payment of quarterly distributions entirely from our operations. However, we may be required to continue to fund our quarterly distributions from a combination of our operations and financing activities, which include net proceeds of this offering, borrowings (including borrowings secured by our assets) and sales of assets. We have not established a cap on the amount of our distributions that may be paid from any of these sources. In connection with a distribution to our stockholders, our board of directors has historically authorized, and intends to continue to authorize, a quarterly distribution of a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates and your distributions will begin to accrue on the date and time that you become a record owner of our common stock, subject to our board of directors declaring a distribution for record owners as of such date and time. We will accrue the amount of declared distributions as our liability on a daily basis, and such liability will be accounted for in determining the NAV.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A, Class W, Class I and Class R shares will likely differ because of different allocations of class-specific expenses. We expect to use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of shares of our common stock outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. For information regarding our historical distributions, see “Selected Information Regarding Our Operation—Distribution Information.”

We are prohibited from making distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the company and the liquidation of assets in accordance with the terms of our charter, or distributions in which (i) the board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) the board of directors offers each stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those stockholders that accept such offer. We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to elect to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix B to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on our NAV, it will reduce the NAV with respect to Class W, Class I and Class R shares, including shares issued under the distribution reinvestment plan with respect to such share classes. Similarly, the distribution fee will reduce the Class W NAV because it is calculated based on Class W NAV. The distribution fee is not payable with respect to Class I or Class R shares. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in Class A shares of our common stock.

If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders.” However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax information with respect to income earned on shares under the plan for the calendar year, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at any time after receiving this information.

Share Redemption Program

While you should view your investment as long term with limited liquidity, we have adopted a limited share redemption program, whereby stockholders may request that we redeem all or any portion of their shares in accordance with the procedures and subject to certain conditions and limitations described below. Only those stockholders who received their shares directly from us (including through our distribution reinvestment plan, except as set forth below) or received their shares through one or more transactions that were not for cash or other consideration are eligible to participate in our share redemption program. Once our shares are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by management of the Company in its sole discretion, to participate in the share redemption program with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment program.

Although we expect that shares of our common stock will be eligible for redemption on a daily basis, our board of directors has the ability to change the periods during which redemptions may be made for each class of shares. In addition, because the Class W, Class I and Class R volume limitations described below are generally based entirely on the NAV of each class as of the last day of the quarter preceding the redemption request, we expect that no redemptions of Class W, Class I or Class R shares will be available during the first quarter of this offering, and the availability of redemptions in subsequent quarters will be dependent upon, among other things, the success of this offering.

Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See “—Redemption Limitations” below. Further, our board of directors has the right to modify, suspend or terminate the share redemption program if it deems such action to be in the best interest of our stockholders.

A stockholder’s request for redemption in accordance with any of the special treatment described below in the event of the death or disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder’s disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.

You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redeeming of shares of our common stock:

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Under our share redemption program, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we redeem all or any portion of their shares. Redemption requests received in good order and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day.

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Redemption requests received in good order and processed by our transfer agent on a business day, but after the close of business on that day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share for the class of shares being redeemed, after giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading discounts. As a result of this process, you will not know the redemption price at the time you submit your redemption request. The price at which your redemption is executed could be higher or lower than our NAV per share at the time you submit your redemption request. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line,             . The line is open on each business day between the hours of      a.m. and      p.m. (Eastern time). Redemption requests received in good order before 4:00 p.m. (Eastern time) on a business day must be cancelled before 4:00 p.m. (Eastern time) on the same day. Redemption requests received in good order after 4:00 p.m. (Eastern time) on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. (Eastern time) on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

•	Redemption requests must be made in writing by submitting a completed redemption form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:	By Facsimile:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

With respect to retirement accounts or other investment accounts registered through custodians, trustees or fiduciaries, redemption requests can only be made by the authorized custodian, trustee or fiduciary, as applicable.

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For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

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Processed redemptions of more than $100,000 will be paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via wire transfer, provided the payment amount is at least $5,000. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Because we intend to accrue distributions with daily record dates, we expect that your redemption price will reflect an impact or adjustment in NAV from the distribution accrued since the most recent quarter-end, to which you will be entitled. However, we reserve the right to adjust the periods during which distributions accrue and are paid.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts unless waived. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to short-term trading discount discussed below to the extent the redeemed shares were purchased within 365 days of redemption.

Available Liquidity

We may, in the Advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “—Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock, and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt related or other investments, or redemption of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances. In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to liquid assets: (1) 10% of the aggregate NAV of our outstanding Class W, Class I and Class R shares up to $1 billion of collective Class W, Class I and Class R share NAV and (2) 5% of the aggregate NAV of our outstanding Class W, Class I and Class R shares in excess of $1 billion of collective Class W, Class I and Class R share NAV.

Payment of Redemption Proceeds

Under normal market conditions, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a redemption request in good order. However, when you request to redeem shares for which the purchase money for the shares being redeemed has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid.

Redemption Limitations

Currently, our share redemption program imposes a quarterly cap on the “net redemptions” of each share class equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter (the “Quarterly Cap”). We use the term “net redemptions” to mean, for any class and any quarter, the excess of our share redemptions (capital outflows) of such class over the share purchases (capital inflows) of such class in this offering (or, with respect to Class A share purchases, our separate Class A distribution reinvestment plan offering). As a result, the Quarterly Cap will be relevant during a calendar quarter only to the extent the aggregate value of share redemptions of such class during the quarter exceeds the aggregate value of share purchases of such class in the same quarter. Measuring redemptions on a net basis will allow us to provide our stockholders with more liquidity during quarters when we are experiencing inflows of capital. On any business day during a calendar quarter, the maximum amount available for redemptions of any class will be equal to (1) 5% of the NAV of such class of shares, calculated as of the last day of the previous calendar quarter, plus (2) proceeds from sales of new shares of such class in this offering (including reinvestment of distributions and, with respect to Class A shares, our separate Class A distribution reinvestment plan offering) since the beginning of the current calendar quarter, less (3) proceeds paid to redeem shares of such class since the beginning of the current calendar quarter. The Quarterly Cap will be monitored each business day by us based on reports from our transfer agent, which will provide daily updated information on the proceeds from sales of new shares and the redemption proceeds paid by us. If the Quarterly Cap is reached during a given day for any class of shares, redemptions of that share class will be satisfied pro rata on that day and we will no longer accept redemptions for such class for the remainder of the quarter, regardless of additional share purchases of such class by investors for the remainder of such quarter.

However, for each future quarter, our board of directors reserves the right to choose whether the Quarterly Cap test will be applied to “gross redemptions,” meaning, for any class and any quarter, amounts paid to redeem shares of such class since the beginning of such calendar quarter, or “net redemptions.” In order for the board of directors to change the application of the Quarterly Cap from net redemptions to gross redemptions or vice versa, we will notify stockholders through a prospectus supplement and/or a special or periodic report filed with the Commission, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply.

In addition, except for Class A redemption requests following the death or qualifying disability of a stockholder, or in the event that a Class A stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance, our share redemption program limits redemptions of Class A shares in any quarter to an amount equal to (i) funds received from the sale of Class A shares under our distribution reinvestment plan during the most recently completed calendar quarter, less (ii) funds used for redemptions of Class A shares following the death or qualifying disability of a stockholder during the most recently completed calendar quarter, plus (iii) 50% of the proceeds (net of sales commissions) received by us from the sale of Class W, Class I and Class R shares in this primary offering and under our distribution reinvestment plan during the quarter immediately preceding the most recently completed calendar quarter, less the dollar amount used to redeem Class W, Class I and Class R shares during the most recently completed calendar quarter. However, subject to the Quarterly Cap described above that applies to all classes of our common stock, our board of directors may from time to time authorize funds for redemptions of Class A shares in excess of the additional Class A specific limit described above, in its sole discretion. The additional Class A redemption limitation described in this paragraph is referred to as the “Additional Class A Limitation.” The Quarterly Cap limitation for each class and the Additional Class A Limitation are collectively referred to as the “Volume Limitations.”

On the first business day during any quarter in which we have reached that quarter’s redemption Volume Limitation with respect to any class of our common stock, we will publicly disclose such fact through a filing with the Commission and a posting to our website in order to notify stockholders of such class that the Volume Limitation has been reached and when redemptions will resume. Unless our board of directors determines to modify, suspend or terminate our share redemption program, our share redemption program with respect to such class of shares will automatically and without stockholder notification resume normal operation on the first day of the calendar quarter following the quarter in which the quarterly Volume Limitation was reached. After the Volume Limitation has been reached in a quarter with respect to any class of our common stock, any unsatisfied portion of a redemption request must be resubmitted at the start of the next quarter or upon recommencement of the share redemption program, as applicable, unless the stockholder has elected on the redemption form for us to consider any unsatisfied potion of the request automatically resubmitted at the start of the next quarter or upon recommencement of the share redemption program, as applicable.

Even when redemption requests do not exceed the quarterly Volume Limitation with respect to any class, we may not have a sufficient amount of liquid assets to satisfy redemption requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated.

Our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. Events that may cause our board of directors to decide to modify, suspend or terminate the share redemption program include, but are not limited to, unavailability of sufficient liquidity to fund redemption requests, adverse developments in financial markets, regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any suspension or termination of, or material modification to, the share redemption program will be disclosed to stockholders. If the share redemption program is suspended by our board of directors other than as a result of reaching the quarterly Volume Limitation of a particular class of shares, our board of directors must affirmatively authorize the recommencement of the program before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the share redemption program. We will provide notice to stockholders of any recommencement of the share redemption program following such a suspension due to action of our board of directors. Any modification, suspension or termination of the share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement.

If the full amount of shares of any class of our common stock requested to be redeemed as of any given date cannot be redeemed due to the Volume Limitation for such class or lack of readily available funds, available funds will be allocated pro rata taking into consideration the total number of shares requested to be redeemed and the NAV of our classes of common stock on that date, subject to the Volume Limitation. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, with any remaining available funds allocated pro rata among all other redemption requests. Such determinations regarding our share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

All unsatisfied redemption requests (including the unsatisfied portion of any request not satisfied in full) due to any of the limitations described above must be resubmitted at the start of the next quarter or upon recommencement of the share redemption program, as applicable, unless the stockholder has elected on the redemption form for us to consider any unsatisfied portion of the request automatically resubmitted at the start of the next quarter or upon recommencement of the share redemption program, as applicable At the start of the next quarter, or when normal operation of the program otherwise recommences, available funds will be allocated pro rata based on the total number of shares of such class subject to pending redemption requests, subject to the Volume Limitation (with priority given to redemption requests following the death or qualifying disability of a stockholder, as described in the paragraph above). Redemption requests that are considered resubmitted pursuant to this paragraph and satisfied on a date other than the date of the original redemption request will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on the date the redemption is actually made, not the date the request was originally submitted.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock.”

Short-Term Trading Discounts

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share for the class of shares being redeemed less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. This short-term trading discount will also generally apply to minimum account redemptions that occur during the 365 day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the short-term trading discount in the following circumstances:

•	redemptions resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance.

Shares of our common stock may be sold to certain 401(k) plans, 403(b) plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations.

Other

When you make a request to have shares redeemed, you should note the following:

•

any short-term trading discount will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative; for this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last;

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks; and

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by calling our customer service number at             , we will utilize the first-in-first-out method. The tax treatment of stockholders whose shares of our common stock are redeemed by us under the share redemption program will depend on the specific circumstances of the stockholder, and each stockholder should consult his or her own tax adviser regarding the tax consequences of redemptions.

As previously described, our share redemption program, including redemption upon the death or disability of a stockholder, is not intended to provide liquidity to any stockholder (and any subsequent transferee of such stockholder) who acquired, directly or indirectly, his or her shares by purchase or other taxable transaction from another stockholder, unless shares acquired in such transactions are approved for redemption by our management in its sole discretion. In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from us, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, including transactions for the benefit of a member of the original stockholder’s immediate or extended family (including the original stockholder’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) through a transfer to a custodian, trustee or other fiduciary for the account of the original stockholder or members of the original stockholder’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Moreover, all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

As set forth above, we will redeem shares upon the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we will redeem shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (which we define as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders acquires a Qualifying Disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Liquidity Events

The purchase of Class W, Class I and Class R shares is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares promptly or at all, and any such sales may be made at a loss. On a limited basis, you may be able to have your shares redeemed through our share redemption program. In addition, we do not intend to pursue a “Liquidity Event” with respect to our Class W, Class I or Class R shares within any period of time. A “Liquidity Event” includes, but is not limited to, (a) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (b) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; or (c) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Although we will not be precluded from pursuing a Liquidity Event (or series thereof) if our board of directors determines that is in the best interest of our stockholders, we intend to operate as a perpetual-life REIT.

We may, however, in the future consider various forms of additional liquidity for our Class A shares. It is not anticipated that any such additional liquidity would be available to the holders of Class W, Class I or Class R shares. Any form of additional liquidity for the Class A shares would be subject to the approval of our board of directors after taking into account the best interests of all stockholders. There can be no assurance that we will provide any form of additional liquidity for our Class A shares within a certain time frame or at all.

Subsequent Offerings

Apart from this offering and our ongoing distribution reinvestment plan offering of Class A shares, we may in the future conduct offerings of common stock (whether existing or new classes), preferred stock or debt securities, or of interests in our Operating Partnership. We may structure such offerings to attract institutional investors or other sources of capital in connection with a potential Class A liquidity event or otherwise.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third-party fees, such as advisory fees, are paid by the REIT. We may consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing some or all of the management functions performed by the Advisor is in our best interests and in the best interests of our stockholders.

If our board should make this determination in the future, we have agreed to pay one-half, and the Advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the principals of the Advisor on the value of the Advisor. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board will form a special committee comprised entirely of independent directors to consider a possible business combination with the Advisor. The board will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Advisor regarding a possible business combination. In any event, before we can complete any business combination with the Advisor, the following two conditions must be satisfied:

•

the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and the Advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire the Advisor is fair to our stockholders from a financial point of view; and

•	our board determines that such business combination is advisable and in our best interests and in the best interests of our stockholders.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.

Control Share Acquisitions

The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or other assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, the appraisal will be filed with the Commission and the states in which the securities are being registered as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•

that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements which are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of United States material federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

DLA Piper LLP (US) has acted as our special U.S. federal income tax counsel, has reviewed this summary and will be of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of DLA Piper LLP (US) will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of DLA Piper LLP (US) will be based on various assumptions, will be subject to limitations and will not be binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We are organized and operate in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2006. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, DLA Piper LLP (US) will deliver an opinion to us that, commencing with our taxable year ended on December 31, 2006, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation, and will be conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will so qualify for any particular year. DLA Piper LLP (US) will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions. Other than as specifically described herein, we have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Dividend Capital Total Realty Trust

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. See “—Taxation of Taxable U.S. Stockholders” below.

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Taxable U.S. Stockholders” below.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax”.

•

If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax. The Internal Revenue Service could recharacterize transactions under the Operating Partnership’s intended private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax.

•

Pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset tests other than certain de minimis violations or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us.

•

We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•

If we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test. See “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.”

•

If we acquire appreciated assets from a C corporation that is not a REIT (i.e., a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Operational Requirements—Recordkeeping” and “—Failure to Qualify as a REIT.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms-length terms.

•	The earnings of our subsidiaries, including any Taxable REIT Subsidiary (“TRS”), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

1.	be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code and that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

2.	be managed by one or more trustees or directors;

3.	have our beneficial ownership evidenced by transferable shares;

4.	not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

5.	use a calendar year for federal income tax purposes;

6.	have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

7.	not be closely held as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 6 and 7 above do not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 7 above for a taxable year, we will be treated as having met Item 7 for that year.

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2006, and we intend to satisfy the other requirements described in Items 1-5 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 6 and 7 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “—Operational Requirements—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95% Income Test.

•	For purposes of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•

In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified).

•

Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•

We normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•

charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•

rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•

derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•

perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

We may, from time to time, enter into transactions to hedge against interest rate risks or value fluctuations on one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, futures and forward contracts and other financial instruments. To the extent that we or a pass-through subsidiary enter into a hedging transaction (i) in the normal course of our business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuation with respect to items of income or gain qualifying under the 75% or 95% income tests, income and certain gain from the hedging transaction will be excluded from gross income solely for purposes of 75% and 95% income tests, provided, in each case, that we clearly and timely identify such hedging transaction in the manner required under the Code and the Treasury Regulations promulgated thereunder. A different set of rules applies to hedge transactions occurring on or before July 30, 2008. In all cases, we intend that any hedging transactions were or will be structured in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease.

We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Further, we and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. After July 30, 2008, for purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. A different set of rules applies to foreign currency transactions occurring on or before July 30, 2008. In all cases, we intend that any foreign currency transactions were or will be structured in a manner that does not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or though pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “—REIT Qualification—Taxation of Dividend Capital Total Realty Trust,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2006, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•

Fourth, no more than 25% (20% prior to July 30, 2008) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Operational Requirements—Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. For tax years beginning after July 30, 2008, if we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Assets Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values (including changes resulting solely by the change in the foreign currency exchange rate used to value a foreign asset). For all periods, if our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

To the extent that we fail one or more of the asset tests, and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT’s total assets, and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Operational Requirements—Gross Income Tests.” In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

In order for dividends to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. We have received a private letter ruling from the IRS that differences in the dividends distributed to holders of Class A shares, holders of Class W shares and holders of Class I shares will not cause such dividends to be preferential dividends. We have also issued class R shares in reliance on the rationale and tax authorities described in the ruling. We may change the way our fees and expenses are incurred and allocated to different classes of stockholders if the tax rules applicable to REITs change such that we could do so without adverse tax consequences.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•

taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•

the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

We are required to file an annual U.S. federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code.

Taxable Income for Which Cash Has Not Been Received Created by Investments in Debt Obligations

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instruments are not made.

We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “taxable income for which cash has not been received” is recognized.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all dividends to our domestic stockholders that are individuals, trusts or estates will generally be taxable at capital gains rates (through 2012), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. Stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the U.S. federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

Under the recently enacted Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. The law extends for two years, through 2012, the 2001 and 2003 tax rate cuts for individuals (and entities taxed at individual rates), including the maximum ordinary income rate of 35% and the 15% maximum rate for long-term capital gains and qualified dividends. REIT dividends generally are not treated as such qualified dividends.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2012) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Redemptions of Our Common Stock

A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though the stockholder did not actually receive cash or other property as a result of the redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Operational Requirements—Annual Distribution Requirements”) we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or dividends and is subject to backup withholding; or

•

Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a distribution reinvestment plan). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally may require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT. Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution from a publicly traded REIT will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions”), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock will satisfy the “regularly traded” requirement, and therefore expect that our capital gain distributions that are attributable to the disposition of a U.S. real property interest will be taxable under FIRTPA. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax

If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Dispositions and Redemptions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled qualified investment entity. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (a) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of The Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of OP Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the OP Unit holder’s “entire interest” in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Requirements for Qualification as a REIT—Organizational Requirements” and “—Requirements for Qualification as a REIT—Operational Requirements—Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. The Operating Partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 10-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

Prohibited Transaction Rules. A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which we refer to as a “prohibited transaction.” Under a safe harbor provision in the Code, a REIT may sell certain real property without being subject to the prohibited transaction tax if, among other things, the REIT held the real property for the production of rental income for at least four years prior to the disposition. That four year period is shortened to two years for transactions occurring after July 30, 2008. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. Under proposed legislation, certain foreign currency gains would be qualifying income for purposes of the REIT income tests. This legislation is merely proposed and has not been enacted, and no assurances can be provided that it will be enacted as currently proposed or at all.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA or by an entity that includes such assets. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, or any entity that includes such assets, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT, will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet these registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met with respect to Class W shares, Class I shares and Class R shares of our common stock. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of our common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable.

Assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the redemption of our common stock may be limited as to timing and as to the amount of shares of common stock that can be redeemed, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable annual valuation requirements under ERISA or the Code.

The foregoing requirements of ERISA and the Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

PLAN OF DISTRIBUTION

General

We are offering up to $3,000,000,000 in shares of our common stock in this offering through Dividend Capital Securities LLC, our Dealer Manager, a registered broker dealer related to the Advisor, including $2,250,000,000 in shares of our common stock initially allocated to be offered in the primary share offering and $750,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan.

We are offering to the public three classes of shares of our common stock, Class W shares, Class I shares and Class R shares. We are offering a maximum of $2,250,000,000 in any combination of purchases of Class W shares, Class I shares and Class R shares in our primary offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions and ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.

Class W shares are available to the general public. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by endowments, foundations, pension funds and other institutional investors. Class R shares are available for purchase in this offering only (1) through bank-sponsored collective trusts and bank-sponsored common trusts, regardless of how much they invest, (2) by investors eligible to purchase Class I shares that purchase or have a bona fide intention to purchase at least $10,000,000 in shares, (3) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers or (4) any other categories of purchasers that we name in an amendment or supplement to this prospectus. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Total Realty Trust Inc.

The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker dealers described below will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days’ written notice. This offering will commence on                 , the initial effective date of the registration statement of which this prospectus forms a part.

The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold.

Purchase of Shares

Shares will be sold at NAV per share of the class of share being purchased, plus, for Class W shares sold in the primary offering only, applicable selling commissions. Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Procedures—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

In order to purchase shares, you must (1) complete a subscription eligibility form to be mailed to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your purchase order is settled. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. We will generally adhere to the following procedures relating to purchases of shares of our common stock in this offering:

•

As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” on each business day, the Advisor will determine our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, we will (i) post our NAV per share for such day for each share class on our website, www.totalrealtytrust.com, and (ii) make our NAV per share for each share class available on our toll-free, automated telephone line,                 . In addition, on at least a monthly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV.

•

On each business day, our transfer agent will collect and process purchase orders. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, you may not submit an initial purchase order until at least five business days after you receive a final prospectus. Notwithstanding, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in proper form and processed, plus, for Class W shares sold in the primary offering only, any applicable selling commissions. For example, if a purchase order is received in proper form and processed after the close of business on a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class W shares sold in the primary offering only, any applicable selling commissions. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your purchase order.

•

You will receive a confirmation statement of each new transaction in your account promptly after your purchase order is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the Commission and made publicly available on our website at www.totalrealtytrust.com and our toll-free, automated telephone line at                         , including our daily NAV per share.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. The NAV per share at which your purchase price is based could be higher or lower than our NAV per share at the time you submit your purchase order. However, you will have available through our latest prospectus, information regarding the methodology pursuant to which our NAV is determined, and accordingly, the method upon which the price of shares of our common stock is determined on the business day that your purchase order is processed. In addition, on at least a monthly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we will disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV. You will also have information available through our website and our toll-free telephone line about the NAV per share for each share class upon which the price for our common stock was based on the business day immediately preceding the day that you submit your purchase order. Although under normal circumstances we would not anticipate that our NAV will vary significantly from one day to the next, there can be no assurance that will be the case.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once daily using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption on that day. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class W shares sold in the primary offering only, applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason or for no reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently. If your subscription is rejected, your purchase payment will be returned to you without interest.

Because we intend to accrue distributions with daily record dates, we expect that your purchase price will reflect a reduction in NAV from the distribution accrued since the most recent quarter-end, to which you will not be entitled. However, we reserve the right to adjust the periods during which distributions accrue and are paid.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable Commission rules, we may be able to extend this offering one additional year pursuant to a filing under Rule 415 of the Securities Act if all of the shares we have registered are not yet sold within two years. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Frequent Trading Policies

We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock.

For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Among other things, the following activities may be considered by us to be frequent trading:

•	any stockholder who redeems their shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and redemptions), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

Underwriting Compensation

Prior to the commencement of this offering, we will enter into a dealer manager agreement with our Dealer Manager which will set forth the following compensation arrangements in connection with this offering. We will not pay referral or similar fees to any accountant, attorneys or other persons in connection with the distribution of shares of our common stock.

Summary

The following table shows the selling commissions payable at the time you subscribe for shares in the primary offering, which selling commissions are subject to the provisions for a reduction in certain circumstances as described below:

Maximum up-front sales charge as a % of the NAV for such class(1)
Class W shares	3.0%
Class I shares	None
Class R shares	None

(1)

This presents the commission before rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission percentage to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share.

The following table shows the fees we will pay the Dealer Manager with respect to each class of shares on an annualized basis as a percentage of our NAV per share for such class.

	Class W	Class I	Class R
Dealer Manager Fee(1)	0.60%	0.60%	0.10%
Distribution Fee(2)	0.50%	None	None

(1)

The dealer manager fee accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class W and Class I shares and an amount equal to 1/365th of 0.10% of our NAV per share for our Class R shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

(2)

The distribution fee accrues daily in an amount equal to 1/365th of 0.50% of the portion of our NAV per share for Class W shares only for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

Selling Commissions – Class W Shares

Subject to the provisions for a reduction of the selling commission described below, we will pay the Dealer Manager selling commissions on Class W shares sold in the primary offering of up to 3.0% of the NAV per Class W share sold in the primary offering. The selling commission expressed as a percentage of the NAV per share may be higher or lower than 3.0% due to rounding. Substantially all of the selling commissions are expected to be reallowed to participating broker-dealers. Further, selling commissions may be reduced or waived at the direction of the Dealer Manager, in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. The Dealer Manager is not required to sell any specific number or dollar amount of shares of our common stock but will use its best efforts to sell the shares offered hereby in the primary offering.

We are offering volume discounts to Qualifying Purchasers (as defined below) who purchase $500,000 or more in Class W shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. The Dealer Manager and any participating broker-dealers and their registered representatives will be responsible for the proper implementation of any applicable volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

The following table illustrates the various discount levels that may be offered to Qualifying Purchasers for Class W shares purchased in the primary offering:

Your Investment	Commission as a % of NAV Per Class W Share(1)
Up to $499,999.99	3.00%
$500,000 to $999,999.99	2.50%
$1,000,000 to $1,499,999.99	2.00%
$1,500,000 to $1,999,999.99	1.50%
$2,000,000 to $2,499,999.99	1.00%
$2,500,000 to $2,999,999.99	0.50%
$3,000,000 and up	0.00%

(1)

This presents the commission before rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission percentage to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share.

For an example of how the volume discount is calculated, assuming Class W NAV per share of $8.45 and no volume discount per share, if an investor purchases $950,000 of Class W shares, she would pay $8.70 per share and purchase 109,195 shares. With the volume discount, the investor would pay $8.66 per share and purchase 109,700 Class W shares.

If you qualify for a volume discount as the result of multiple purchases of our Class W shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class W shares issued and sold in this offering you will receive the benefit of such Class W share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

Subscriptions for Class W shares of several investors may be combined as one Qualifying Purchaser for the purpose of qualifying for a volume discount and for determining commissions payable to the Dealer Manager and participating broker dealers, provided all such shares are purchased through the same broker dealer. Any such reduction in the selling commission would be prorated among the separate investors. Requests to combine subscriptions as a Qualifying Purchaser must be made in writing to the Dealer Manager, and any such request is subject to verification and approval by the Dealer Manager. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

The term Qualifying Purchaser includes:

•	an individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

•

any account under the discretion of a professional advisor may be considered a Qualifying Purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all commingled trust funds maintained by a given bank; and

•	non-professional individuals with power of attorney and acting as a fiduciary over multiple accounts (this excludes lawyers, certified public accountants, etc.).

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker dealer, whereby such broker dealer may aggregate subscriptions, including future subscriptions for which a bona fide letter of intent is provided, as part of a combined order for the purposes of offering investors reduced sales commissions, provided that any such aggregate group of subscriptions must be received from such broker dealer. Any reduction in sales commissions would be prorated among the separate subscribers.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class W shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class W shares.

Selling Commissions – Class I and Class R shares

We will not pay selling commissions on Class I and Class R shares.

Selling Commissions – Distribution Reinvestment Plan Shares

We will not pay selling commissions on shares sold pursuant to our distribution reinvestment plan.

Dealer Manager Fee – Class W, Class I and Class R Shares

We will pay the Dealer Manager a dealer manager fee for coordinating our marketing and distribution efforts. The dealer manager fee will accrue daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class W and Class I shares and in an amount equal to 1/365th of 0.10% of our NAV per share for our Class R shares for such day on a continuous basis from year to year. The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and servicing broker-dealers. The dealer manager fee will be payable monthly in arrears. The dealer manager fee is payable with respect to all Class W, Class I and Class R shares, including Class W, Class I and Class R shares issued under our distribution reinvestment plan.

Distribution Fee – Class W Shares Only

We will pay the Dealer Manager a distribution fee with respect to our Class W shares that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for our Class W shares for such day on a continuous basis from year to year as additional compensation for selling shares in the offering and for ongoing stockholder services. The Dealer Manager may reallow the distribution fee to participating broker-dealers and servicing broker-dealers. The distribution fee will be payable monthly in arrears. The distribution fee is payable with respect to all Class W shares, including Class W shares issued under our distribution reinvestment plan. We will not pay the distribution fee on Class I and Class R shares.

Other Compensation

We will pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, distribution fees and non-transaction based compensation allocated to sales-related activities of employees of the Dealer Manager in connection with this offering) as and when incurred. The Advisor may also reimburse the Dealer Manager for non-transaction based compensation allocated to sales-related activities of certain employees of the Dealer Manager in connection with this offering, which will not be reimbursed by us.

Limitations on Underwriting Compensation

The Dealer Manager will monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules described above. We will cease paying selling commissions, dealer manager fees and distribution fees with respect to shares sold in this offering on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding, for example (without limitation) upon their redemption or other repurchase by us, upon our dissolution, or upon a merger or other extraordinary transaction in which we are a party and in which the shares are exchanged for cash or other securities. FINRA rules also limit our total cumulative organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that we sell all of the shares offered by this prospectus, that all shares sold are Class W shares, that no shares are reallocated between the primary offering and the distribution reinvestment plan and that all Class W shares are sold with the highest possible selling commissions.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $2,250,000,000

Selling commissions(1)	$66,651,471	2.96%
Dealer manager fee(2)	82,390,106	3.66%
Distribution fee(3)	68,658,423	3.05%
Wholesaling compensation allocations(4)	2,373,084	0.11%
Reimbursements related to retail seminars(5)	900,000	0.04%
Reimbursements related to bona fide training and education meetings(6)	1,274,563	0.06%
Reimbursements for wholesaling activities(7)	2,357,786	0.10%
Legal fees allocable to dealer manager	150,000	0.01%
Promotional items	244,567	0.01%

Total	$225,000,000	10.00%

(1)	Assumes the full selling commission of 3% of the NAV per share is paid for each Class W share sold in this offering.
(2)

The dealer manager fee shall accrue daily in an amount equal to 1/365th of 0.60% of our NAV per share for Class W and Class I shares and in an amount equal to 1/365th of 0.10% of our NAV per share for Class R shares for such day. The numbers presented reflect that dealer manager fees are paid over a number of years, and as a result, can cumulatively increase above 0.60% over time. The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics.

(3)

The distribution fee shall accrue daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for our Class W shares for each day. The Dealer Manager may reallow the distribution fee to participating broker-dealers. The distribution fee is not payable on Class I or Class R shares.

(4)

Represents the estimated amount of non-transaction based compensation of the Dealer Manager’s employees engaged in the distribution of this offering that will be allocated to this offering under applicable FINRA rules. The Advisor may reimburse the Dealer Manager for the portion of these expenses which relate to sales-related activities of certain employees of the Dealer Manager in connection with this offering. Such amounts will not be reimbursed by us.

(5)

Consists primarily of (a) fees paid to participating broker-dealers to attend retail seminars sponsored by such participating broker-dealers and (b) amounts used to reimburse wholesaling employees of the Dealer Manager for actual costs incurred by such employees for travel, meals and lodging in connection with attending retail seminars sponsored by participating broker-dealers.

(6)

Consists primarily of amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings sponsored by us or the Dealer Manager.

(7)

Consists primarily of expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, including entertainment expenses. We will reimburse the Dealer Manager for these expenses to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement

The dealer manager agreement with Dividend Capital Securities LLC shall continue until the termination of this offering, provided that our obligations under the dealer manager agreement to pay the dealer manager fees and distribution fees as described therein shall survive until the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary portion of this offering, or (iii) such shares no longer being outstanding, for example (without limitation), upon their redemption or other repurchase by us, upon our dissolution, or upon a merger or other extraordinary transaction in which we are a party and in which the shares are exchanged for cash or other securities.

Subject to certain limitations in our agreements, we have agreed to indemnify the Dealer Manager and participating broker dealers, and the Dealer Manager and participating broker dealers have agreed to severally indemnify us, our officers and directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, the Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the adverse effect on the value of assets and liabilities that results from a change in the applicable market resulting from a variety of factors such as perceived risk, interest rate changes, inflation and overall general economic changes. Accordingly, we manage our market risk by matching projected cash inflows from operating, investing and financing activities with projected cash outflows for debt service, acquisitions, capital expenditures, distributions to stockholders and unit holders, and other cash requirements. Our investments in real estate-related debt and securities related investments are our financial instruments that are most significantly and directly impacted by changes in their respective market conditions. In addition, our outstanding borrowings are also directly impacted by changes in market conditions. This impact is largely mitigated by the fact that the majority of our outstanding borrowings have fixed interest rates, which minimize our exposure to the risk that fluctuating interest rates may pose to our operating results and liquidity.

As of December 31, 2011, we had approximately $401.3 million of variable rate borrowings outstanding indexed to LIBOR rates. If the LIBOR rates relevant to our remaining variable rate borrowings were to increase 10%, we estimate that our annual interest expense would increase by approximately $37,000 based on our outstanding floating-rate debt as of December 31, 2011.

We may seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs by selectively utilizing derivative instruments to hedge exposures to changes in interest rates on loans secured by our assets. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy is designed to minimize the impact on our net income (loss) and funds from operations from changes in interest rates, the overall returns on our investments may be reduced. Our board of directors has established policies and procedures regarding our use of derivative instruments for hedging or other purposes.

In addition to the above described risks, we are subject to additional credit risk. Credit risk refers to the ability of each individual borrower under our debt related investments or issuer of our real estate securities to make required interest and principal payments on the scheduled due dates. We seek to reduce credit risk by actively monitoring our real estate-related debt and securities portfolio and the underlying credit quality of our holdings. In the event of a significant rising interest rate environment and/or economic downturn, loan and collateral defaults may continue to increase and result in further credit losses that would continue to, or more severely, adversely affect our liquidity and operating results.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby will be passed upon for us by DLA Piper LLP (US). The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes and the partnership status of the Operating Partnership for federal income tax purposes will be passed upon by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements and related financial statement schedule of Dividend Capital Total Realty Trust Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses for the year ended December 31, 2009 for the National Office and Industrial Portfolio has been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statements included in this prospectus under the captions “Net Asset Value Calculation and Valuation Procedures—Independent Valuation Firm” and “Net Asset Value Calculation and Valuation Procedures—Real Property Portfolio Valuation,” relating to the role of Altus Group U.S., Inc. as the Independent Valuation Firm, have been reviewed by Altus Group U.S., Inc., an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information we filed with the Commission, which means that we may disclose important information to you by referring you to other documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 21, 2012;

•	our Current Report on Form 8-K, filed on March 23, 2012;

•	our Current Report on Form 8-K/A, filed on September 9, 2010; and

•	our Definitive Proxy Statement on Schedule 14A filed on April 23, 2012.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or the from the Commission through the Commission’s website at the address www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number or at our website at www.totalrealtytrust.com:

Dividend Capital Total Realty Trust Inc.

Investor Relations

518 17th Street, Suite 1700

Denver, Colorado 80202

Telephone: (303) 228-2200

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the Commission. You may read and copy any document that we have filed with the Commission at the public reference facilities of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the Commission’s Internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Dividend Capital Total Realty Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.totalrealtytrust.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Appendix A

FORMS OF SUBSCRIPTION AGREEMENT

Please note: This Appendix A contains (1) a form of subscription agreement for Class W and Class I shares and (2) a form of subscription agreement for Class R shares

FORM OF SUBSCRIPTION AGREEMENT FOR CLASS W AND CLASS I SHARES

Subscription Agreement

1.	INVESTMENT – See payment instructions on next page.

	Total $ Invested	Please check the appropriate box:

		☐	Initial Investment—This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in NY, ND investors, and TN investors).

☐	Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Financial advisor listed in section 9 must agree to this election.)	☐	Additional Investment—This is an additional investment: $100 minimum.
		☐	State of Sale

2.	TYPE OF OWNERSHIP—See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

	Non-Custodial Ownership		Custodial Ownership
☐	Individual Ownership—One signature required.	☐	Traditional IRA—Custodian signature required in section 8.

☐	Transfer on Death—Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐	Roth IRA—Custodian signature required in section 8.

☐	Joint Tenants with Rights of Survivorship – All parties must sign.	☐	KEOGH Plan—Custodian signature required in section 8.

☐	Community Property—All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)

☐	Tenants in Common—All parties must sign.	☐	Pension or Profit-Sharing Plan—Custodian signature required in section 8.

☐	Corporate Ownership—Authorized signature required. Include copy of corporate resolution.	☐	Uniform Gift to Minors Act—Custodian signature required in section 8. State of Custodian for

☐	Partnership Ownership—Authorized signature required. Include copy of partnership agreement.	☐	Other (Specify)

☐	Estate—Personal representative signature required.

Name of Executor

	Include a copy of the court appointment dated within 90 days.		(Required for custodial ownership accounts.)

☐	Taxable Trust		Name of Custodian, Trustee or Other Administrator

	Include a copy of the first and last page of the trust.		Mailing Address

☐	Tax-Exempt Trust

	Include a copy of the first and last page of the trust.		City State ZIP

☐	Qualified Pension Plan and Profit Sharing Plan (Non-custodian)	Custodian Information – To be completed by Custodian listed above.

☐	Other (Specify)	Custodian Tax ID #

	Name of Trustee	Custodian Account #

	Include a copy of the first and last page of the plan, as well as Trustee information.	Custodian Telephone # Special Instructions:

_______________________________________

_______________________________________

_______________________________________

3.	ACCOUNT TYPE

This is Subscription Agreement is for Class W and Class I shares only. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The Prospectus contains additional information regarding the different share classes.

	Account Type 1: Share Class W	Account Type 2: Share Class I

	☐ Standard Account	☐ Available for fee-based/wrap accounts and other eligible investors as described in the Prospectus

4.	SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Advisor of Dividend Capital Total Realty Trust Inc.

Investor	Co-Investor

Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Home Telephone Business Telephone Email Address

Please Indicate Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Residence Address (no P.O. Box)
Street Address	City	State	ZIP

Mailing Address* (if different from above)
Street Address	City	State	ZIP

*	If the co-investor resides at another address, please attach that address to the Subscription Agreement.

5.	INVESTMENT METHOD

☐	By Mail—Attach a check made payable to Dividend Capital Total Realty Trust Inc.

☐	By Wire—The Bank of New York Mellon, New York, NY, ABA, 021000018, Dividend Capital Total Realty Trust #6302699249. Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Automatic Monthly Investment Plan—Attach a voided check or deposit slip and complete this section.

By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Dividend Capital Total Realty Trust Inc. in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 7. Invest the same amount directly from your bank account into your Dividend Capital Total Realty Trust Inc. account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16 th of each month, beginning the first month following receipt of this Subscription Agreement. Please note that investors from the following states are not eligible for participation in the Automatic Monthly Investment Plan: Alabama, Kansas, Maine, Nebraska, and Tennessee.

Account Type—
☐ Checking
☐ Savings

Monthly Investment Amount $

☐	Asset Transfer—
☐ Asset transfer form sent to transferring institution.
☐ Asset transfer form included with subscription.

6.	DISTRIBUTIONS

	Non-Custodial Ownership		Custodial Ownership
☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 4.	☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐	I prefer that my distribution be deposited directly into the account listed below.	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account listed in section 2.

☐	I prefer that my distribution be paid by check and sent to the address in section 4.

Name of Financial Institution			`
Street Address	City	State	ZIP
Name(s) on Account

ABA Number/Bank Account Number	Account Number

☐ Checking	☐ Savings	(Attach a voided check or deposit slip.)

7.	SUITABILITY (required)
Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

		Investor	Co-Investor
a)	I have received a copy of the final Prospectus at least five business days before signing this agreement.	(a) Initials	Initials

b)	I acknowledge that after the end of each business day I can access the Company’s NAV per share for each class of shares through the Company’s website at www.totalrealtytrust.com, the Company’s toll-free number at ____________________ and my financial advisor. I further acknowledge that I have received the Company’s NAV per share from one or more of these sources prior to completing this form.	(b) Initials	Initials

c)	I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my behalf.	(c) Initials	Initials

d)	If I am an Alabama investor, I have a liquid net worth of at least ten times my investment in the Company.	(d) Initials	Initials

e)	If I am a Maine investor, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.	(e) Initials	Initials

f)	If I am a Kansas investor, I acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.	(f) Initials	Initials

g)	If I am a Kentucky investor, I am not investing more than 10% of my liquid net worth in this offering.	(g) Initials	Initials

h)	If I am an Oregon investor, I have a net worth of at least 10 times my investment in this offering and other Dividend Capital real estate programs.	(h) Initials	Initials

i)	If I am a Pennsylvania investor, I am not investing more than 10% of my net worth (exclusive of home, furnishings, and automobiles) in the Company.	(i) Initials	Initials

j)	If I am a Tennessee investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $500,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $100,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $100,000 annual gross income.	(j) Initials	Initials

k)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	(k) Initials	Initials

l)	If an affiliate of the Company or its advisor, Dividend Capital Total Advisors LLC, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	(l) Initials	Initials

m)	I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the Registered Representative’s firm listed in Section 9 the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.	(m) Initials	Initials

8.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

9. BROKER/DEALER – To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in Section 7 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name		Telephone Number

Mailing Address	Home Office Mailing Address

City State ZIP	City	State	ZIP

Relationship to RR                    ☐        Registered Representative NAV            ☐        Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature—Registered Representative	Signature—Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. Investors participating in the Distribution Reinvestment Plan or making additional investments of shares, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations and warranties set forth in Section 7 above, they are required to promptly notify Dividend Capital Total Realty Trust Inc. and their Broker/Dealer in Writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Dividend Capital Total Realty Trust Inc.

Direct Overnight Mail:	P.O. Box:
Dividend Capital Total Realty Trust Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, MO 64105	Dividend Capital c/o DST Systems, Inc. P.O. Box 219079 Kansas City, MO 64121-9079

Dividend Capital Total Realty Trust Inc. Contact Information

Phone	Website	Email
866.DCG.REIT (324.7348)	dividendcapital.com	info@dividendcapital.com

Account Information

For account service, call Dividend Capital Total Realty Trust Inc. at 800.899.0851 or email dividendcapital@dividendcapital.com.

FORM OF SUBSCRIPTION AGREEMENT FOR CLASS R SHARES

Subscription Agreement
1.	INVESTMENT – See payment instructions on next page.

	Total $ Invested	Please check the appropriate box:

		☐	Initial Investment—This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in NY, ND investors, and TN investors).

☐	Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Financial advisor listed in section 9 must agree to this election.)	☐	Additional Investment—This is an additional investment: $100 minimum.
		☐	State of Sale

2.	TYPE OF OWNERSHIP—See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

	Non-Custodial Ownership		Custodial Ownership
☐	Individual Ownership—One signature required.	☐	Traditional IRA—Custodian signature required in section 8.

☐	Transfer on Death—Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐	Roth IRA—Custodian signature required in section 8.

☐	Joint Tenants with Rights of Survivorship – All parties must sign.	☐	KEOGH Plan—Custodian signature required in section 8.

☐	Community Property—All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)

☐	Tenants in Common—All parties must sign.	☐	Pension or Profit-Sharing Plan—Custodian signature required in section 8.

☐	Corporate Ownership—Authorized signature required. Include copy of corporate resolution.	☐	Uniform Gift to Minors Act—Custodian signature required in section 8. State of Custodian for

☐	Partnership Ownership—Authorized signature required. Include copy of partnership agreement.	☐	Other (Specify)

☐	Estate—Personal representative signature required.

Name of Executor

	Include a copy of the court appointment dated within 90 days.		(Required for custodial ownership accounts.)

☐	Taxable Trust		Name of Custodian, Trustee or Other Administrator

	Include a copy of the first and last page of the trust.		Mailing Address

☐	Tax-Exempt Trust

	Include a copy of the first and last page of the trust.		City State ZIP

☐	Qualified Pension Plan and Profit Sharing Plan (Non-custodian)		Custodian Information – To be completed by Custodian listed above.

☐	Other (Specify)	Custodian Tax ID #

	Name of Trustee	Custodian Account #

	Include a copy of the first and last page of the plan, as well as Trustee information.	Custodian Telephone # Special Instructions:

_______________________________________

_______________________________________

_______________________________________

3.	ACCOUNT TYPE

This is Subscription Agreement is for Class R shares only. Class R shares are for available for purchase only through bank-sponsored collective trusts and bank-sponsored common trusts and by other eligible investors as described in the Prospectus. Please consult with your financial advisor regarding the account type and commissions structure of your investment. The Prospectus contains additional information regarding the different share classes.

4.	SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Advisor of Dividend Capital Total Realty Trust Inc.

	Investor	Co-Investor

	Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #

	Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Home Telephone Business Telephone Email Address

Please Indicate Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Residence Address (no P.O. Box)
Street Address	City	State	ZIP

Mailing Address* (if different from above)
Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

5.	INVESTMENT METHOD

☐	By Mail—Attach a check made payable to Dividend Capital Total Realty Trust Inc.

☐	By Wire—The Bank of New York Mellon, New York, NY, ABA, 021000018, Dividend Capital Total Realty Trust #6302699249. Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Automatic Monthly Investment Plan—Attach a voided check or deposit slip and complete this section.

By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Dividend Capital Total Realty Trust Inc. in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 7. Invest the same amount directly from your bank account into your Dividend Capital Total Realty Trust Inc. account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16 th of each month, beginning the first month following receipt of this Subscription Agreement. Please note that investors from the following states are not eligible for participation in the Automatic Monthly Investment Plan: Alabama, Kansas, Maine, Nebraska, and Tennessee.

Account Type—
☐ Checking
☐ Savings

Monthly Investment Amount $

☐	Asset Transfer—

☐	Asset transfer form sent to transferring institution.

☐	Asset transfer form included with subscription.

6.	DISTRIBUTIONS

	Non-Custodial Ownership		Custodial Ownership
☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 4.	☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐	I prefer that my distribution be deposited directly into the account listed below.	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account listed in section 2.

☐	I prefer that my distribution be paid by check and sent to the address in section 4.

	Name of Financial Institution Street Address Name(s) on Account		City State ZIP

ABA Number/Bank Account Number		Account Number

	☐ Checking ☐ Savings	(Attach a voided check or deposit slip.)

7.	SUITABILITY (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor
a) I have received a copy of the final Prospectus at least five business days before signing this agreement.	(a) Initials	Initials

b)      I acknowledge that after the end of each business day I can access the Company’s NAV per share for each class of shares through the Company’s website at www.totalrealtytrust.com, the Company’s toll-free number at                                  and my financial advisor. I further acknowledge that I have received the Company’s NAV per share from one or more of these sources prior to completing this form.

	(b) Initials	Initials

c)      I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my behalf.

	(c) Initials	Initials

d) If I am an Alabama investor, I have a liquid net worth of at least ten times my investment in the Company.	(d) Initials	Initials

e)      If I am a Maine investor, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

	(e) Initials	Initials

f)      If I am a Kansas investor, I acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

	(f) Initials	Initials

g) If I am a Kentucky investor, I am not investing more than 10% of my liquid net worth in this offering.	(g) Initials	Initials

h) If I am an Oregon investor, I have a net worth of at least 10 times my investment in this offering and other Dividend Capital real estate programs.	(h) Initials	Initials

i) If I am a Pennsylvania investor, I am not investing more than 10% of my net worth (exclusive of home, furnishings, and automobiles) in the Company.	(i) Initials	Initials

j)       If I am a Tennessee investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $500,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $100,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $100,000 annual gross income.

	(j) Initials	Initials

k) I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	(k) Initials	Initials

l) If an affiliate of the Company or its advisor, Dividend Capital Total Advisors LLC, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	(l) Initials	Initials

m)    I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the Registered Representative’s firm listed in Section 9 the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

	(m) Initials	Initials

8.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

9.	BROKER/DEALER – To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in Section 7 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name		Telephone Number

Mailing Address	Home Office Mailing Address

City State ZIP	City	State	ZIP

Relationship to RR                 ☐        Registered Representative NAV             ☐         Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature—Registered Representative	Signature—Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. Investors participating in the Distribution Reinvestment Plan or making additional investments of shares, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations and warranties set forth in Section 7 above, they are required to promptly notify Dividend Capital Total Realty Trust Inc. and their Broker/Dealer in Writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Dividend Capital Total Realty Trust Inc.

Direct Overnight Mail:	P.O. Box:

Dividend Capital Total Realty Trust Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, MO 64105	Dividend Capital c/o DST Systems, Inc. P.O. Box 219079 Kansas City, MO 64121-9079

Dividend Capital Total Realty Trust Inc. Contact Information

Phone	Website	Email
866.DCG.REIT (324.7348)	dividendcapital.com	info@dividendcapital.com

Account Information

For account service, call Dividend Capital Total Realty Trust Inc. at 800.899.0851 or email dividendcapital@dividendcapital.com.

Appendix B

FORM OF FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”) pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the shares of the Company’s common stock (the “Shares”) held by each participating Stockholder attributable to the class of Shares owned by such Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Dividend Capital Total Realty Operating Partnership LP (the “Partnership”) who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares, that are of the class not classified as Class W, Class I or Class R, for such Participant.

2. Effective Date. The effective date of this Plan is [__], 20__.

3. Procedure for Participation. Any Stockholder or holder of OP Interests that has received a prospectus, as contained in a registration statement of the Company registering the class of Shares to be purchased by such Stockholder or holder of OP Interests under this Plan (the “Plan Shares”) and filed with the Securities Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares.

(a) Participants will acquire Plan Shares from the Company at a price equal to the net asset value per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date in accordance with the Company’s Valuation Procedures. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Plan will be supplied from: (a) Shares that are or will be registered with the SEC for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

(c) Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

(d) If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to register Shares to be used in the Plan in the future, the Company is in no way obligated to do either, but may do so in its sole discretion.

B-1

6. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a termination notice will be effective as of the last day of the quarter in which it is received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares which were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 9. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash.

10. Amendment or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days’ notice to the Participants. The Company may provide notice under this Section 10 by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

Until                      all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Class W, Class I and Class R Common Stock

Maximum Offering of $3,000,000,000

Minimum Purchase of $2,000

PROSPECTUS

                , 2012

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses, other than selling commissions, to be incurred by Dividend Capital Total Realty Trust Inc. (the “Company”) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “Commission”) registration fee and the FINRA filing fee.

Commission registration fee		$346,800
FINRA filing fee		75,500
Printing costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

Pursuant to the Limited Partnership Agreement of Dividend Capital Total Realty Trust Operating Partnership LP, the Company’s Operating Partnership, holders of partnership units in the Operating Partnership (“OP Units”) may request the Operating Partnership to redeem their OP Units, and the Company, as the general partner of the Operating Partnership, may elect to redeem any OP Units for cash or for shares of its common stock. The number of shares issuable by the Company in redemption of OP Units is currently equal to the number of OP Units redeemed, less an amount of shares to cover a redemption fee.

During the past three years, the Company issued an aggregate of 117,678 unclassified shares of its common stock to holders of OP Units in redemption of their OP Units. The issuances were made under the exemption from registration pursuant to Section 4(2) of the Securities Act. The following table describes these transactions in more detail:

Date	Title of Shares Sold	Total Number of Shares Sold	Consideration	Number of OP Units Redeemed
March 4, 2011	Unclassified Common Shares	27,528	OP Units	27,947
March 9, 2011	Unclassified Common Shares	70,150	OP Units	71,218
September 1, 2011	Unclassified Common Shares	20,000	OP Units	20,000

Total		117,678		119,165

Item 34.	Indemnification of Directors, Officers and Others.

Pursuant to Maryland corporate law and the Company’s charter, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Advisor’s affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitees”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Advisor’s affiliate, employee or agent and in such capacity, provided that the Indemnitee, if a director, the Advisor or an Advisor’s affiliate, has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. In addition, the Company will not indemnify the Indemnitee for any loss or liability suffered by the Indemnitee or hold the Indemnitee harmless for any loss or liability suffered by the Company if: (i) the loss or liability was the result of negligence or misconduct if the Indemnitee is an interested director, the Advisor, or an Advisor’s affiliate, (ii) the loss or liability was the result of gross negligence or willful misconduct if the Indemnitee is an independent director, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the Indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification to a director, the Advisor or an Advisor’s affiliate for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its charter, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Advisor’s affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, officer, Advisor, Advisor’s affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the charter, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification may be paid only out of Net Assets of the Company (as defined in its charter), and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s independent directors and executive officers. The Indemnification agreements require, among other things, that, subject to certain limitations, the Company indemnify its independent directors and executive officers and advance to the independent directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses incurred by its independent directors and executive officers seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the Company’s directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

The following financial statements are incorporated into the prospectus by reference:

The consolidated financial statements and financial statement schedules of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on March 21, 2012;

The financial statements of the National Office and Industrial Portfolio and the related pro forma financial statements of the Company contained in the Company’s current report on Form 8-K/A filed with the Commission on September 9, 2010;

Any financial statement schedules omitted have been so omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 25, 2012.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:	/s/ GUY M. ARNOLD
Guy M. Arnold, President

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on April 25, 2012.

Signature	Title

/s/ GUY M. ARNOLD Guy M. Arnold	President (principal executive officer)

* John A. Blumberg	Chairman of the Board and Director

* Charles B. Duke	Director

* Daniel J. Sullivan	Director

* John P. Woodberry	Director

/s/ M. KIRK SCOTT M. Kirk Scott	Chief Financial Officer, Controller and Treasurer (principal financial officer and principal accounting officer)

*By: /s/ M. KIRK SCOTT M. Kirk Scott	Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

1.1	Form of Dealer Manager Agreement, incorporated by reference to Exhibit 1.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed January 20, 2012+

1.2	Form of Selected Dealer Agreement, incorporated by reference to Exhibit 1.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed January 20, 2012+

2.1	Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 3, 2010, incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.2	First Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 11, 2010, incorporated by reference to Exhibit 2.1.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.3	Second Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 21, 2010, incorporated by reference to Exhibit 2.1.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.4	Third Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated June 24, 2010, incorporated by reference to Exhibit 2.1.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.5	Fourth Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.1.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.6	Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 3, 2010, incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.7	First Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 11, 2010, incorporated by reference to Exhibit 2.2.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.8	Second Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 21, 2010, incorporated by reference to Exhibit 2.2.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.9	Third Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated June 24, 2010, incorporated by reference to Exhibit 2.2.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.10	Fourth Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.2.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.11	Partnership Interests Purchase and Sale Agreement by and among iStar Financial Inc., iStar NG Inc., iStar NG GenPar Inc. and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

2.12	Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar CTL Holdco LLC and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

3.1	Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed March 21, 2012+

3.2	Form of Articles Supplementary, incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-175989, filed January 20, 2012+

3.3	Second Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 28, 2008+

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A and incorporated herein by reference)

4.2	Third Amended and Restated Distribution Reinvestment Plan incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed February 7, 2011+

4.3	Form of Fourth Amended and Restated Distribution Reinvestment Plan (included in the Prospectus as Appendix B and incorporated herein by reference)

4.4	Sixth Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed February 7, 2011+

4.5	Form of Seventh Amended and Restated Share Redemption Program**

4.6	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K, filed March 21, 2012+

5.1	Form of Opinion of DLA Piper LLP (US) as to legality of securities, incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-175989, filed August 3, 2011+

8.1	Form of Opinion of DLA Piper LLP (US) as to tax matters, incorporated by reference to Exhibit 8.1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-175989, filed August 3, 2011+

8.2	Private Letter Ruling**

10.1	Seventh Amended and Restated Advisory Agreement among Dividend Capital Total Realty Trust Inc., Dividend Capital Total Realty Operating Partnership L.P. and Dividend Capital Total Advisors LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed August 6, 2009+

10.2	Form of Eighth Amended and Restated Advisory Agreement among Dividend Capital Total Realty Trust Inc., Dividend Capital Total Realty Operating Partnership L.P. and Dividend Capital Total Advisors LLC, incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed January 20, 2012+

10.3	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC, incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006+

10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc., incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006+

10.5	Third Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP, incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed April 25, 2006+

10.6	Form of Fourth Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP**

10.7	Equity Incentive Plan, incorporated by reference to Exhibit 10.6 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006+

10.8	Form of Director Option Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 7, 2006+

10.9	First Amendment to Partnership Agreement between TRT Industrial Fund I LLC and DCT Industrial Fund II LLC, incorporated by reference to Exhibit 10.60 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed April 30, 2007+

10.10	Partnership Agreement between TRT Industrial Fund II LLC and DCT Industrial Fund III LLC, incorporated by reference to Exhibit 10.61 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed April 30, 2007+

10.11	Partnership Agreement of TRT DDR Venture I General Partnership between DDR TRT GP LLC and TRT-DDR Joint Venture I Owner LLC, incorporated by reference to Exhibit 10.19 to the Company’s Quarterly Report on Form 10-Q, filed August 14, 2007+

10.12	Promissory note secured by a deed of trust between a joint venture between an affiliate of Developers Diversified Realty Corporation and Dividend Capital Total Realty Trust Inc. and Wachovia Bank, National Association (DDR Portfolio), incorporated by reference to Exhibit 10.21 to the Company’s Quarterly Report on Form 10-Q, filed August 14, 2007+

10.13	Form of Management Agreement between various affiliates of Dividend Capital Total Realty Trust Inc. and KeyPoint Partners LLC, as property manager (New England Retail Portfolio), incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q, filed August 14, 2007+

10.14	TRT-DCT Joint Venture III Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 11, 2008+

10.15	Dividend Capital Floating Rate Office Portfolio Loan Agreement between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association, dated June 25, 2010, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.16	Dividend Capital Fixed Rate Office Portfolio Loan Agreement between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association, dated June 25, 2010, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.17	Loan Agreement for Floating Rate Portfolio by and among TRT NOIP Floating Mezz Holdco LLC, and TRS NOIP Mezz Holdco LLC and iStar Financial, Inc., dated June 25, 2010, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.18	Loan Agreement for Fixed Rate Portfolio by and among TRT NOIP Fixed Mezz Holdco LLC and iStar Financial, Inc., dated June 25, 2010, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.19	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and among Dividend Capital Total Realty Trust and New York Life Insurance Company, dated June 25, 2010, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.20	Side Letter Agreement Related to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and among Dividend Capital Total Realty Trust and New York Life Insurance Company, dated June 25, 2010, incorporated by reference to Exhibit 10.5.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.21	Master Repurchase and Securities Contract Agreement between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association, dated June 25, 2010, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010+

10.22	Credit Agreement, dated September 27, 2011, among Dividend Capital Total Realty Operating Partnership, L.P., as the borrower, PNC Bank, National Association, as administrative agent, swing line lender and L/C issuer, and the lender parties thereto, incorporated by reference to Exhibit (b)(1) to the Company’s Schedule TO, filed October 17, 2011+

21	Subsidiaries of the registrant, incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K, filed March 21, 2012+

23.1	Consent of KPMG LLP*

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC*

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)+

24.1	Power of Attorney, included on signature page of registration statement+

99.1	Consent of Altus Group U.S., Inc.*

*	Filed herewith.
**	To be filed by Amendment.
+	Previously filed.